AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON DECEMBER 22, 1997                                  REGISTRATION NO. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CITIZENS BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)

     OHIO                             6022                      34-1372535
 (State or other                (Primary Standard             (I.R.S. Employer
 jurisdiction of            Industrial Classification        Identification No.)
 incorporation or                 Code No.)
 organization)
                  10 EAST MAIN STREET, SALINEVILLE, OHIO 43945
                                 (330) 679-2328

     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                ------------------------------------------------
                                 MARTY E. ADAMS
                               10 EAST MAIN STREET
                             SALINEVILLE, OHIO 43945
                                 (330) 679-2328
                       (Name, address, including zip code
                          & telephone number, including
                         area code of agent for service)
                -------------------------------------------------
                                   Copies to:
                            M. PATRICIA OLIVER, ESQ.
                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                 4900 KEY TOWER
                                127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1304
                -------------------------------------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
Title of Each                          Proposed              Proposed
Class of                               Maximum               Maximum                Amount of
Securities To      Amount To Be        Offering              Aggregate              Registration
Be Registered      Registered(1)       Price Per Unit(2)     Offering Price(2)      Fee

--------------------------------------------------------------------------------------------------
Common Stock        945,056             $19.56              $18,485,295.36           $5,453.16
--------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares to be issued in connection with the acquisition of UniBank.

(2) Amount arrived at pursuant to Rule 457(f)(2) based on the book value of the acquired company of $246.41 on December 17, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                              CROSS-REFERENCE SHEET
                              ---------------------

     Items of Part I, Form S-4            Heading in Proxy Statement/Prospectus
     -------------------------            -------------------------------------

1.   Forepart of Registration             Forepart of Registration Statement and Outside Front
     Statement and Outside Front          Cover Page of Prospectus
     Cover Page of Prospectus

2.   Inside Front and Outside             Inside Front Cover and Outside Back Cover Pages of Pro-
     Back Cover Pages of                  spectus; "AVAILABLE INFORMATION"
     Prospectus

3.   Risk Factors, Ratio of               "SUMMARY"; "RISK FACTORS"; "INFORMATION WITH RESPECT TO BANCSHARES-- "Business",
     Earnings to Fixed Charges            "Security Ownership of Management" "Supplementary Financial
     and Other Information                Information", and "Information Incorporated by Reference"; "INFORMATION WITH RESPECT TO
                                          UNIBANK-- "Business" and "Security Ownership of Management and Certain Beneficial Owners";
                                          "PROPOSED MERGER"; "PRO FORMA SELECTED FINANCIAL INFORMATION"; "PRO FORMA FINANCIAL
                                          INFORMATION"; "COMPARATIVE PER SHARE DATA"; "COMPARATIVE MARKET VALUE DATA"; "INDEX TO
                                          FINANCIAL INFORMATION"

4.   Terms of the Transaction             "PROPOSED MERGER"; "DESCRIPTION OF BANCSHARES CAPITAL
                                          SHARES"; "COMPARATIVE RIGHTS OF UNIBANK SHAREHOLDERS"

5.   Pro Forma Financial                  "PRO FORMA SELECTED FINANCIAL INFORMATION";
     Information                          "PRO FORMA FINANCIAL INFORMATION"

6.   Material Contacts with the           Not Applicable
     Company Being Acquired

7.   Additional Information               Not Applicable
     Required for Reoffering by
     Persons and Parties Deemed
     to be Underwriters

8.   Interests of Named Experts           "EXPERTS"; "LEGAL OPINIONS"
     and Counsel

9.   Disclosure of Commission             "INDEMNIFICATION"
     Position on Indemnification
     for Securities Act Liabilities

10.  Information with Respect             Not Applicable
     to S-3 Registrants

11.  Incorporation of Certain             Not Applicable
     Information by Reference


12.  Information with Respect             "INFORMATION WITH RESPECT TO BANCSHARES"
     to S-2 or S-3 Registrants

13.  Incorporation of Certain             "INFORMATION WITH RESPECT TO BANCSHARES"
     Information by Reference

14.  Information with Respect             Not Applicable
     to Registrants other than S-2
     or S-3 Registrants

15.  Information with Respect             Not Applicable
     to S-3 Companies

16.  Information with Respect             Not Applicable
     to S-2 or S-3 Companies

17.  Information with Respect             "INFORMATION WITH RESPECT TO UNIBANK"; "INDEX
     to Companies other than              TO FINANCIAL INFORMATION"
     S-2 or S-3 Companies

18.  Information if Proxies,              "INFORMATION CONCERNING THE SPECIAL MEETING";
     Consents or Authorizations           "PROPOSED MERGER -- Rights of Dissenting
     Are to be Solicited                  Shareholders"; "PROPOSED MERGER -- Interest of
                                          Management in the Merger"; "INFORMATION WITH
                                          RESPECT TO BANCSHARES--Security Ownership of
                                          Management"; "INFORMATION WITH RESPECT TO
                                          UNIBANK--Security Ownership of Management and
                                          Certain Beneficial Owners"

19.  Information if Proxies,              Not Applicable
     Consents or Authorizations
     Are Not to be Solicited
     or in an Exchange Offer

                                     UNIBANK
                             100 NORTH FOURTH STREET
                            STEUBENVILLE, OHIO 43592


                              ______________, 1997




To Our Shareholders:

         A special meeting (the "Special Meeting") of shareholders of UniBank has been scheduled for ____________, 1998 at 2:00 p.m. in UniBank's main office located in the Sinclair Building (lower level) at 100 North Fourth Street, Steubenville, Ohio. The accompanying Notice of the Special Meeting, Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the Special Meeting. I encourage you to review these materials and to attend the Special Meeting.

         At the Special Meeting, holders of UniBank common shares, par value $10.00 per share, are being asked to consider and vote upon a proposal (the "Proposal") to adopt the Affiliation Agreement and Agreement of Merger (the "Affiliation Agreement"), dated as of September 12, 1997 by and among UniBank, Citizens Bancshares, Inc. ("Bancshares") and The Citizens Banking Company ("Citizens"), providing for the affiliation and merger (the "Merger") of UniBank with and into Citizens, and to approve the transactions contemplated thereby. In the Merger, each outstanding common share of UniBank will be converted into the right to receive common shares, without par value, of Bancshares in accordance with the exchange ratio set forth in the Affiliation Agreement and described in the accompanying Proxy Statement/Prospectus (with cash paid in lieu of fractional shares).

         Consummation of the Merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of UniBank and the approval of the Merger by various regulatory agencies.

         THE UNIBANK BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE UNIBANK SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. UniBank's financial advisor, Danielson Associates, Inc., has rendered an opinion dated September 12, 1997, and updated to the date hereof, to the UniBank Board of Directors to the effect that, as of the date hereof and based upon and subject to certain matters stated in such opinion, the Merger contemplated by the Affiliation Agreement is fair to the shareholders of UniBank from a financial point of view.

         If the accompanying Proxy Card is executed properly and returned to UniBank in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Proposal. The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. A UniBank shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to William W. McElwain, UniBank, 100 North Fourth Street, Steubenville, Ohio 43592-5640 or by attending the Special Meeting and advising the Secretary of the shareholder's intent to vote the shares.

         Approval of the Proposal requires the affirmative vote of the holders of 60% of the outstanding common shares of UniBank. Accordingly, it is very important that your shares be represented at the Special Meeting. I urge you to vote FOR the Proposal and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                   Very truly yours,



                                   H. Lee Kinney
                                   Chairman and Chief Executive Officer


                             YOUR VOTE IS IMPORTANT

 WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED
     ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                     UNIBANK
                             100 NORTH FOURTH STREET
                            STEUBENVILLE, OHIO 43592

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



                              ______________, 1997


To the Shareholders of UniBank:

         A special meeting (including any adjournments or reschedulings thereof, the "Special Meeting") of shareholders of UniBank, an Ohio corporation, will be held on ____________, 1998, at 2:00 p.m. in UniBank's main office located in the Sinclair Building (lower level) at 100 North Fourth Street, Steubenville, Ohio. A Proxy Card and Proxy Statement/Prospectus for the Special Meeting are enclosed.

         The Special Meeting is for the purpose of considering and voting upon a proposal (the "Proposal") to:

                  Adopt the Affiliation Agreement and Agreement of Merger (the "Affiliation Agreement"), dated as of September 12, 1997, by and among UniBank, Citizens Bancshares, Inc. ("Bancshares") and The Citizens Banking Company ("Citizens"), providing for the affiliation and merger (the "Merger") of UniBank with and into Citizens, and approve the transactions contemplated thereby, including the Merger. A copy of the Affiliation Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

         No other business will be transacted at the Special Meeting other than possible adjournments or reschedulings thereof.

         THE UNIBANK BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF THE UNIBANK SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

         The Board of Directors of UniBank has fixed the close of business on _________, 1997, as the record date for determination of the shareholders of UniBank entitled to notice of and to vote at the Special Meeting.

         It is very important that your shares be represented at the Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of UniBank and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.

                                    H. Lee Kinney, Chairman
                                    and Chief Executive Officer

       PROSPECTUS                                           PROXY STATEMENT
           OF                                                      OF
CITIZENS BANCSHARES, INC.                                       UNIBANK


                                     UNIBANK
                         SPECIAL MEETING OF SHAREHOLDERS
                         -------------------------------

                              ______________, 1997

         This Proxy Statement/Prospectus is being furnished to shareholders of record on ______________, 1997 of UniBank, in connection with the solicitation of proxies by UniBank for use at the Special Meeting of shareholders of UniBank to be held in UniBank's main office located in the Sinclair Building (lower level) at 100 North Fourth Street, Steubenville, Ohio, on ____________, 1998, at 2:00 p.m., local time, and at any adjournment or adjournments thereof (the "Special Meeting").

         At the Special Meeting, UniBank's shareholders will be asked to approve an Affiliation Agreement and Agreement of Merger, dated as of September 12, 1997 (the "Affiliation Agreement"), by and among UniBank, Citizens Bancshares, Inc. ("Bancshares"), and The Citizens Banking Company ("Citizens"), a wholly owned subsidiary of Bancshares, and the transactions contemplated thereby, including the affiliation and merger of UniBank with and into Citizens (the "Merger"). A copy of the Affiliation Agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference.

         The shares represented by proxy will be voted as specified by the respective shareholders. Executed but unmarked proxies will be voted for approval of the Merger. Upon consummation of the Merger, each outstanding common share of UniBank (consisting of 75,000 common shares), other than shares held by shareholders who exercise their right to be dissenting shareholders (collectively, the "UniBank Common Shares"), will be converted into the right to receive 13.25 common shares of Bancshares, without par value ("Bancshares Common Shares"), upon the terms and subject to the conditions set forth in the Affiliation Agreement. Dissenters' rights are described in the section entitled "PROPOSED MERGER--Rights of Dissenting Shareholders." For a more complete description of the Affiliation Agreement and the terms of the Merger, see "PROPOSED MERGER."

         This Proxy Statement/Prospectus constitutes the Proxy Statement of UniBank and the Prospectus of Bancshares covering the Bancshares Common Shares to be issued pursuant to the Merger.

         This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to UniBank shareholders on or about _________, 1997.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATTERS THAT YOU SHOULD
       CAREFULLY CONSIDER IN DETERMINING WHETHER TO VOTE TO APPROVE THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY,
                            INCLUDING THE MERGER.



       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
            OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND
                ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                    CORPORATION, THE BANK INSURANCE FUND, THE
                      SAVINGS ASSOCIATION INSURANCE FUND OR
                         ANY OTHER GOVERNMENTAL AGENCY.

    THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN
        APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY
               STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY
                   OR ADEQUACY OF THE INFORMATION CONTAINED IN
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Proxy Statement/Prospectus is ______________, 1997.

                              AVAILABLE INFORMATION
                              ---------------------

         Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Bancshares can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C., and at its Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements and other information filed by Bancshares. The Commission's Internet address is http://www.sec.gov. Bancshares Common Shares are quoted on the NASDAQ National Market and reports, proxy statements and other information concerning Bancshares are available for inspection and copying at prescribed rates at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

         Bancshares has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), covering the Bancshares Common Shares to be issued in connection with the Merger. This Proxy Statement/Prospectus was filed with the Registration Statement as the Prospectus of Bancshares; however, it does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the Commission's public reference room, Room 1024, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the Commission's Regional Office listed above.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM TRACEY L. REEDER, ASSISTANT CORPORATE SECRETARY, CITIZENS BANCSHARES, INC., 10 EAST MAIN STREET, SALINEVILLE, OHIO 43945, (330) 679-2328. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JANUARY 25, 1998.

         No person has been authorized to give any information or make any representations not contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities by Bancshares made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

         All information concerning Bancshares and Citizens contained in this Proxy Statement/Prospectus has been furnished by Bancshares and Citizens, respectively and all information concerning UniBank has been furnished by UniBank.


                           INCORPORATION BY REFERENCE
                           --------------------------

         Bancshares' Annual Report on Form 10-K for the three years ended December 31, 1996, Bancshares' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and Bancshares' current report on Form 8-K, dated November 10, 1997, which were filed with the Commission prior to the mailing date of this Proxy Statement/Prospectus pursuant to Section 13(a) of the 1934 Act, and all other reports filed pursuant to
Section 13(a) or 15(d)
of the 1934 Act since the end of the fiscal year covered by the Form 10-K referred to above are incorporated herein by reference. Except as set forth in this Proxy Statement/Prospectus, there have been no material changes in the information set forth in such reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF BANCSHARES FOLLOWING THE CONSUMMATION OF THE MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF BANCSHARES AND UNIBANK ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; AND (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF BANCSHARES AFTER THE MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.

                                     UNIBANK
                            CITIZENS BANCSHARES, INC.
                           PROXY STATEMENT/PROSPECTUS

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----


AVAILABLE INFORMATION....................................................    i

INCORPORATION BY REFERENCE ..............................................    i

SUMMARY..................................................................    1

RISK FACTORS.............................................................    8

PRO FORMA SELECTED FINANCIAL INFORMATION ................................    8

COMPARATIVE PER SHARE DATA ..............................................    9

COMPARATIVE MARKET VALUE DATA ...........................................   10

INFORMATION CONCERNING THE SPECIAL MEETING...............................   10
         General  .......................................................   10
         Solicitation, Voting and Revocability of Proxies................   10

PROPOSED MERGER..........................................................   12
         UniBank Background and Reasons for the Merger...................   12
         Recommendation of the UniBank Board of Directors................   12
         Opinion of UniBank's Financial Advisor..........................   12
                  Pro Forma Merger Analyses..............................   13
                  Comparable Companies...................................   13
                  Comparable Transaction Analysis........................   14
                  Other Analysis.........................................   14
         Bancshares Background and Reasons for the Merger................   14
         Description of the Merger.......................................   15
         Consideration for UniBank Common Shares.........................   15
         Payment of Cash in Lieu of Fractional Shares....................   15
         Other Provisions of the Affiliation Agreement...................   15
                  Representations and Warranties.........................   15
                  Conditions to the Merger...............................   16
                  Amendments; Termination................................   16
         Federal Income Tax Consequences of the Merger...................   17
         Accounting Treatment............................................   17
         Interest of Management in the Merger............................   18
         Expenses of the Merger..........................................   18
         Regulatory Approvals............................................   18
         Effective Time of the Merger....................................   18
         Operations of UniBank After the Merger..........................   18
         Business Pending the Merger.....................................   19
         Surrender of Certificates ......................................   20
         Resale of Bancshares Common Shares..............................   20
         Rights of Dissenting Shareholders...............................   21

DESCRIPTION OF BANCSHARES CAPITAL SHARES.................................   21
         General  .......................................................   21
         Description of Control Share Acquisition Provisions.............   22
                  Procedures.............................................   23
                  Requirements for Approval..............................   23
                  Violation of Restriction...............................   24

COMPARATIVE RIGHTS OF UNIBANK SHAREHOLDERS...............................   24
         Voting  ........................................................   24
         Preemptive Rights...............................................   25
         Directors.......................................................   25
         Authorized Shares...............................................   25
         Shareholder Meetings............................................   25

PRO FORMA FINANCIAL INFORMATION..........................................   25
         Citizens Bancshares, Inc. and UniBank...........................   25
         Citizens Bancshares, Inc., UniBank and
         Century Financial Corporation ..................................   33

INFORMATION WITH RESPECT TO BANCSHARES...................................   43
         Business........................................................   43
         Supplementary Financial Information.............................   44
         Management's Discussion and Analysis of Financial Condition
           and Results of Operations for the Quarter Ended
           September 30, 1997 ...........................................   45
                  Recent Developments....................................   45
         Certain Statistical Information With Respect
           to Bancshares.................................................   45
         Management......................................................   46
                  Directors..............................................   46
                  Directors of Citizens..................................   47
                  Executive Officers.....................................   47
         Security Ownership of Management................................   48
         Market Price of Bancshares Common Shares........................   48
         Information Incorporated by Reference...........................   49

INFORMATION WITH RESPECT TO UNIBANK......................................   49
         Business........................................................   49
         Market Price and Dividends on UniBank Common Shares.............   49
         Management's Discussion and Analysis of Financial Condition
           and Results of Operations.....................................   54

EXPERTS..................................................................   76

LEGAL OPINIONS...........................................................   76

INDEMNIFICATION..........................................................   76

INDEX TO FINANCIAL INFORMATION

APPENDICES:
         A. Affiliation Agreement
         B. Dissenters' Rights Under Sections 1121.09 and 1701.85 of the Ohio Revised Code
         C. Fairness Opinion dated as of September 12, 1997, and updated as of the date hereof.

                                     SUMMARY
                                     -------

         This summary is necessarily general and abbreviated and has been prepared to assist UniBank shareholders in their review of the Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in the Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in the Proxy Statement/Prospectus and the Appendices hereto, which UniBank shareholders are urged to read carefully.

THE PARTIES

Citizens Bancshares, Inc.               Bancshares is a bank holding company
                                   organized under the laws of the State of Ohio and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended. Bancshares is a holding company for Citizens, a wholly-owned commercial bank subsidiary organized and existing under the banking laws of the State of Ohio; First National Bank of Chester, a wholly owned commercial bank subsidiary organized under the laws of the United States, ("FNB"); Freedom Express, Inc., a wholly owned courier company; and Freedom Financial Life Insurance Company, a wholly owned reinsurance company. As of September 30, 1997 and December 31, 1996, Bancshares had total consolidated assets of approximately $1 billion and $947.9 million and total shareholders' equity of approximately $99.9 million and $89.7 million, respectively.

                                        A part of Bancshares' long term strategy
                                   is to be an active acquiror of financial institutions so as to leverage its operations and position itself to enhance shareholder value. Since 1984, Bancshares has made twelve acquisitions totaling $647 million in assets. Bancshares' stock price has increased 3,025% from 1984 to December 2, 1997. Since June of 1993, Bancshares' Common Shares have been traded on the NASDAQ National Market. Prior to June, 1993, Bancshares' stock was traded over the counter. For the nine months ended September 30, 1997, Bancshares' annualized return on assets and return on equity was 1.70% and 18.3%, respectively.

                                        On December 3, 1997, Century Financial
                                   Corporation ("Century"), of Rochester,
                                   Pennsylvania, and Bancshares executed a
                                   definitive Agreement and Plan of Merger (the
                                   "Century Agreement"), which provides for the affiliation of Century with Bancshares. The Century Agreement provides that the affiliation will be effected by means of a merger of Century with and into Bancshares. In the merger, each outstanding share of Century common stock, par value $0.835 per share, will be converted into 0.425 shares of Bancshares common shares, in a tax-free exchange, subject to certain adjustments based on the then current closing price of Bancshares common shares on the NASDAQ National Market System. See "Management's Discussion and Analysis of Financial Condition and Results of Operations for the Quarter

                                   Ended September 30, 1997 - Recent
                                   Developments" for a more detailed description of the Century Agreement.

                                        Bancshares' principal executive offices
                                   are located at 10 East Main Street,
                                   Salineville, Ohio 43945. The telephone number of Bancshares' executive offices is (330) 679-2328.

UniBank                                 UniBank is an Ohio state chartered
                                   financial institution. The beginnings of
                                   UniBank date back to the mid 1850's when the bank was established and known as the Union Deposit Bank. In 1976, the Cleveland Trust Corporation, now known as Key Corporation, purchased the bank and retained ownership until May 17, 1985, at which time UniBank began business. UniBank is an independent community financial institution with offices in East Liverpool, Columbiana County and eleven offices (including service facilities) in the primary market of Jefferson County. They are Steubenville Main; Amsterdam; Hollywood Plaza; Kroger Sav-On (Wintersville); Mingo Junction (Longview Avenue); Mingo Junction (Commercial Street); Tiltonsville; Toronto; Toronto Drive-In; Wintersville Main; and Wintersville Drive-In (Springdale).

                                        UniBank offers a wide range of
                                   commercial and retail products. The
                                   commercial products consist of: term loans, commercial real estate loans, demand loans, lines of credit, revolving lines of credit, letters of credit, MasterCard/Visa merchant accounts, business checking accounts, SBA loans, county/municipal and school district lending, loans in conjunction with the State of Ohio Programs and cash sweep services. The retail loan products consist of fixed rate mortgages, adjustable rate mortgages, bi-weekly mortgages, jumbo mortgages, home equity loans, direct installment loans, indirect installment loans, collateral loans and personal loans. In addition to the retail loan products, the following are some of the retail services offered by UniBank: IRA's, certificates of deposit, ATM's, MasterCard/Visa, money market accounts, NOW checking accounts, overdraft protection, student checking, passbook savings, personal checking, safe deposit boxes, statement savings, UniPrime: senior citizens services,
                                   UniPlan: employee services and wire
                                   transfers.

                                        UniBank has endeavored to ascertain the
                                   local credit needs and keep members of the community informed of its credit services via education, financial assessment surveys, credit need questionnaires, officer call programs, account closing reports, and high school presentation and sponsorship of an educational program entitled "How to Do Your Banking."

                                        UniBank is very committed to the
                                   communities it serves by contributing
                                   financially to a variety of non-profit
                                   organizations and by having its officers actively participate in nearly every social and civic organization within its market.


CONTRIBUTION BY THE                     The following table summarizes the
PARTIES percentage of net interest income, net income, total assets and shareholders' equity to be contributed by Bancshares and UniBank, respectively, using information as of and for the nine months ended September 30, 1997, and the voting percentage each group of shareholders will have after the Merger, assuming the exchange of 13.25 Bancshares Common Shares for each UniBank Common Share.


                                          Bancshares      UniBank        Total
                                          ----------      -------        -----

         Net interest income                  83.7%         16.3%       100.0%
         Net income                           88.2%         11.8%       100.0%
         Total assets                         82.7%         17.3%       100.0%
         Shareholders' equity                 84.5%         15.5%       100.0%
         Voting percentage
           after Merger                       86.2%         13.8%       100.0%


INFORMATION CONCERNING THE
SPECIAL MEETING

General                                 The Special Meeting of UniBank
                                   shareholders will be held in UniBank's main office located in the Sinclair Building (lower level) at 100 North Fourth Street, Steubenville, Ohio, on ____________, 1998 at 2:00 p.m., local time. The purpose of the Special Meeting is to consider and vote upon the Affiliation Agreement by and among Bancshares, Citizens and UniBank and the transactions contemplated thereby, as hereinafter described, including the exchange of Bancshares Common Shares for UniBank Common Shares and the affiliation and merger of UniBank with and into Citizens on the terms described in this Proxy
                                   Statement/Prospectus. A copy of the
                                   Affiliation Agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated in this Proxy Statement/ Prospectus by reference.

Solicitation and Voting
of Proxies                              All shareholders of record of UniBank on
                                   ______________, 1997 (the "Record Date") will
                                   be entitled to vote at the Special Meeting.
                                   The affirmative vote, in person or by proxy, of the holders of not less than 60% of the issued and outstanding UniBank Common Shares are required for approval of the Affiliation Agreement.

                                   The directors and executive officers of
                                   UniBank and their affiliates owned, as of the Record Date, 44,176 UniBank Common Shares, which represented 58.89% of the total number of outstanding shares of UniBank Common Shares at such date.

PROPOSED MERGER

The Affiliation Agreement               Bancshares and UniBank have entered into
                                   an Affiliation Agreement, pursuant to which Bancshares and UniBank will affiliate with one another through a merger of UniBank with and into Citizens. Consummation of the Merger, however, is subject to the approval of the UniBank shareholders of the Affiliation Agreement and the transactions contemplated thereby (including the Merger). The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes.

                                        For a complete description of the
                                   Affiliation Agreement, which is incorporated by reference herein in its entirety, see "Proposed Merger."

Consideration for UniBank
Common Shares                           Upon consummation of the Merger, each
                                   UniBank shareholder who does not exercise his or her right to become a dissenting shareholder will have the right to receive
                                   13.25 Bancshares Common Shares in exchange for each UniBank Common Share held. In the event, however, that the holders of UniBank Common Shares, in the aggregate, do not receive Bancshares Common Shares with a total value (as that term is defined in the Affiliation Agreement), plus cash in lieu of fractional shares, that is at least 2.7 times the book value of UniBank Common Shares on December 31, 1997, the parties will adjust the number of Bancshares Common Shares into which each UniBank Common Share shall be converted, although Bancshares may elect to terminate the Affiliation Agreement if the book value of UniBank Common Shares exceeds $250 per share.

                                        For a complete description of the
                                   consideration to be received by UniBank
                                   shareholders, see "PROPOSED MERGER--
                                   Consideration for UniBank Common Shares."

UniBank Background
and Reasons for the Merger              UniBank entered into the Affiliation
                                   Agreement to further strengthen two very sound community banks, thereby providing greater advancement opportunity for its employees, a wider range of financial services for its customers, larger lending limits for individuals, businesses and industries in its trade area, and optimum economic advantage for its stockholders.

Bancshares Background
and Reasons for the Merger              Bancshares' Board of Directors has
                                   concluded that the Merger would be in the best interest of Bancshares' shareholders and the depositors, other customers and employees of its subsidiary banks. The Merger is consistent with Bancshares' overall strategic acquisition program and, in particular, its interest in expanding Citizens' facilities and services in Jefferson County, Ohio. Bancshares' and Citizens' philosophies of emphasizing customer service and satisfaction, promoting local and branch level decision-making power by employees and making strong, ongoing commitments to each community they serve are consistent with UniBank's management philosophies and its long-standing reputation of service to Jefferson County. In addition, the current products and services offered by UniBank are similar to, and in many respects complements, the products and services provided by Citizens. Bancshares anticipates that the additional products and services of Citizens that will become available to UniBank customers as a result of the Merger will provide opportunities for expanded and new customer relationships. Bancshares also believes that the Merger can be accomplished with little or no resulting dilution in the value of Bancshares Common Shares. See "PROPOSED MERGER -- Bancshares' Background and Reasons for the Merger."

Fairness Opinion                        Danielson Associates, Inc. has rendered
                                   an original opinion to UniBank's Board of Directors, dated September 12, 1997, and updated to the date hereof, that the Exchange Ratio was fair from a financial point of view to the UniBank shareholders. For additional information, see "PROPOSED MERGER--Fairness Opinion of Danielson Associates, Inc." The opinion of Danielson Associates, Inc. is attached as Appendix C to this Proxy Statement/Prospectus. UniBank shareholders are urged to read such opinion in its entirety for a description of the procedures followed and matters considered in connection therewith.

Interest of Management
in the Merger                           Bancshares will offer the existing full
                                   time employees of UniBank the opportunity to become full time employees of Citizens or one of Bancshares' other affiliates for a minimum period of six months. In addition, Bancshares will offer the existing part time employees of UniBank the opportunity to become part time employees of Citizens or one of Bancshares other affiliates for minimum period of six months; provided, however, that Bancshares may determine in its sole discretion the number of hours that the part time employee will be scheduled to work. See "PROPOSED MERGER--Operations of UniBank After the Merger" and "Interest of Management in the Merger."

Recommendation of the
Board of Directors                      The UniBank Board of Directors has
                                   unanimously approved the Affiliation
                                   Agreement and believes that the Affiliation
                                   Agreement is fair to and in the best
                                   interests of UniBank shareholders. The
                                   UniBank Board of Directors
                                   unanimously recommends that UniBank
                                   shareholders adopt the Affiliation Agreement. See "PROPOSED MERGER--Recommendation of the UniBank Board of Directors."

Dissenters' Rights                      Holders of UniBank Common Shares may
                                   exercise their right to become dissenting shareholders to the extent, and in strict compliance with the procedure, specified in Sections 1121.09 and 1701.85 of the Ohio Revised Code. HOLDERS OF UNIBANK COMMON SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE AFFILIATION AGREEMENT AT THE SPECIAL MEETING AND MUST SEND WRITTEN DEMANDS FOR PAYMENT FOR THEIR UNIBANK COMMON SHARES WITHIN TEN DAYS AFTER THE SPECIAL MEETING. See "PROPOSED MERGER--Rights of Dissenting Shareholders" and the text of Sections 1701.85 and 1121.09 of the Ohio Revised Code attached to this Proxy Statement/Prospectus as Appendix B.

Federal Income Tax
Consequences of the
Merger                                  It is intended that the Merger will be
                                   treated as a reorganization within the
                                   meaning of Section 368(a) of the Internal
                                   Revenue Code of 1986, as amended, and that, accordingly, for federal income tax purposes no gain or loss will be recognized by UniBank, Bancshares or Citizens as a result of the Merger. The obligations of UniBank to consummate the Merger are conditioned upon the receipt by it of a letter from Rick Hull, Esq., Bancshares' general counsel, advising that based on his review of the Affiliation Agreement nothing has come to his attention that would lead him to believe that the Merger will not be tax free with respect to the holders of UniBank Common Shares. Shareholders who exercise dissenters' rights and receive cash for their UniBank Common Shares will be treated as having received a distribution in redemption of their shares which will result in such shareholders receiving income for federal income tax purposes.

                                        All UniBank shareholders should read
                                   carefully the description under "PROPOSED
                                   MERGER--Federal Income Tax Consequences of the Merger," and should consult their own tax advisors concerning these matters.

Conditions; Amendments;
Termination                             Completion of the Merger is contingent
                                   upon approval of the Affiliation Agreement by UniBank shareholders and certain regulatory authorities and upon certain other conditions described in this Proxy Statement/ Prospectus. The Affiliation Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                                        The Affiliation Agreement may be
                                   terminated as follows: (i) by either
                                   Bancshares or UniBank as a result of a
                                   breach of the Affiliation Agreement;
                                   (ii) by Bancshares or UniBank if the
                                   conditions precedent to their respective obligations to consummate the Merger have not been satisfied or waived by the appropriate party; (iii) by mutual consent of Bancshares and UniBank; or (iv) by UniBank if the average NMS closing price of Bancshares Common Shares is 20% or more lower than the average National Market System closing price of those banks set forth in Exhibit 9.1 to the Affiliation Agreement; (iv) by Bancshares if the average NMS closing price of Bancshares Common Shares is less than $46.00; or (v) by Bancshares in the event that the number of Bancshares Common Shares into which each UniBank Common Share is to be converted will be adjusted pursuant to Section 1.2(a) of the Affiliation Agreement and the book value of UniBank Common Shares exceeds $250 per share; or (vi) by Bancshares or UniBank if the Merger has not occurred by June 30, 1998.

                                        See "PROPOSED MERGER--Other Provisions
                                   of the Affiliation Agreement."

Management after the
Merger                                  Upon completion of the Merger, it is
                                   anticipated that the directors and executive officers of Bancshares and Citizens will remain directors and executive officers thereof. In addition, one member of UniBank's Board of Directors, namely H. Lee Kinney, shall have the right to serve on the Board of Directors of both Bancshares and Citizens, each for a one year term. See "PROPOSED MERGER--Operations of UniBank After the Merger."


COMPARATIVE RIGHTS OF
UNIBANK
SHAREHOLDERS                            The rights of shareholders of Bancshares
                                   and shareholders of UniBank, while similar in many respects, also differ in some respects. For a description of the relative rights of the holders of Bancshares Common Shares and UniBank Common Shares, see "COMPARATIVE RIGHTS OF UNIBANK SHAREHOLDERS." Bancshares' Articles of Incorporation include a provision governing the acquisition of certain controlling interests in Bancshares. For a description of this provision, see "DESCRIPTION OF BANCSHARES CAPITAL SHARES--Description of Control Share Acquisition Provisions."

                                  RISK FACTORS
                                  ------------

         IN ADDITION TO THE OTHER INFORMATION CONCERNING BANCSHARES AND ITS SUBSIDIARY BANKS IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY.

Impact of Government Monetary Policies
--------------------------------------

         The earnings of banks and bank holding companies such as Bancshares are affected by the policies of regulatory authorities, including the Federal Reserve Board, which regulates the money supply. Among the methods employed by the Federal Reserve Board are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These methods are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid on deposits. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial and savings banks in the past and are expected to continue to do so in the future.

Allowance for Loan Losses
-------------------------

         Bancshares' allowance for loan losses is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond Bancshares' control and such losses may exceed current estimates. At September 30, 1997, Bancshares had total nonperforming loans of approximately $3,078,000. At the same date, Bancshares' allowance for loan losses was $11,961,000, or 1.91% of total loans 389% of total nonperforming loans. There can be no assurance, however, that such allowance will be adequate to cover actual losses.

Competitive Banking Environment
-------------------------------

         Intense competition exists in all aspects of business in which Bancshares is presently engaged, not only with other commercial banks and trust companies but also with thrifts, finance companies, personal loan companies, credit unions, leasing companies, money market mutual funds, investment firms, mortgage bankers, and other financial institutions serving Bancshares' market area.

         Financial institutions compete on the basis of price, including interest rates paid on deposits and charged on loans, convenience and quality of service. This competition includes banks which are many times larger than Bancshares' banking subsidiaries. Bancshares is encountering increased competition from non-bank financial institutions. Thrift institutions, credit unions and small loan companies each are significant factors in the traditional lending and deposit gathering business of Bancshares. Insurance companies, investment firms and retailers all are significant competitors for various types of business. Many of Bancshares' competitors are larger and have greater resources than Bancshares, and there are no assurances that Bancshares will be able to compete effectively against such companies in the future.

Government Regulation
---------------------

         Bancshares and its banking subsidiaries are subject to extensive governmental supervision, regulations and control. Future legislation and government policy could adversely affect the banking industry and the operations of Bancshares. There can be no assurance that the profitability of Bancshares will not be adversely affected by changes in applicable laws, regulations and policies.

Ability to Integrate Operations and Achieve Cost Savings After the Merger
-------------------------------------------------------------------------

         The earnings and financial condition of Bancshares after the Merger will depend in part on its ability to successfully integrate the operations and management of UniBank with and into The Citizens Banking Company. There can be no assurance that Bancshares will be able to effectively and profitably integrate the operations and management of UniBank. Further, although Bancshares anticipates cost savings as a result of the Merger, there can be no assurance that it will be able to fully realize any of the potential cost savings expected as a result of Bancshares and UniBank being able to share administrative and other resources when their operations are integrated. Finally, there can be no assurance that any cost savings which are realized will not be offset by decreases in revenues or other charges to earnings.


 PRO FORMA SELECTED FINANCIAL INFORMATION
----------------------------------------

         The table below sets forth selected pro forma financial information for Bancshares and UniBank combined as of and for the nine months ended September 30, 1997 and 1996, and as of and for the years ended December 31, 1996, 1995 and 1994. This information is derived from and should be read in conjunction with the historical financial statements of Bancshares and UniBank that are incorporated by reference or appear elsewhere in this Proxy Statement/Prospectus, and with the pro forma condensed consolidated financial statements of Bancshares, which give effect to the Merger and which appear in this Proxy Statement/Prospectus under the caption "PRO FORMA FINANCIAL INFORMATION." The pro forma condensed consolidated financial information has been prepared based on the use of "pooling of interests" method of accounting assuming that 945,056 Bancshares Common Shares will be issued and that no UniBank shareholders will dissent. The number of Bancshares Common Shares issued assumes an exchange ratio such that one UniBank Common Share will be exchanged for 13.25 Bancshares Common Shares. This information will vary if any UniBank shareholders dissent or if the total value of Bancshares Common Shares to be issued for a UniBank Common Share plus cash in lieu of fractional shares is less than 2.7 times the book value of a UniBank Common Share at December 31, 1997. The historical financial information of Bancshares and UniBank has been combined for each period presented. For a discussion of the pooling of interests method of accounting and the condition to Bancshares' and UniBank's obligations under the Affiliation Agreement that the Merger qualify for the pooling of interests method of accounting, see "PROPOSED MERGER--Accounting Treatment" and "Other Provisions of the Affiliation Agreement."

Pro Forma Selected Financial Information
(Dollars in thousands, except per share data)


                                            As of and for the
                                            Nine Months Ended                 As of and for the
                                              September 30,                Year Ended December 31,
                                            -----------------              -----------------------

                                            1997         1996          1996          1995          1994
                                            ----         ----          ----          ----          ----
OPERATING DATA:
Net interest income                    $   37,940    $   37,171    $   49,867    $   47,108    $   45,115
Provision for loan losses              $    1,257    $    1,284    $    1,654    $    2,264    $    2,625
Net income                             $   14,614    $   12,415    $   16,824    $   14,526    $   12,265
Cash dividends declared                $    5,114    $    3,740    $    5,551    $    3,580    $    2,252


PER SHARE DATA:
Net income                             $     2.14    $     1.81    $     2.45    $     2.11    $     1.78
Cash Dividends                         $     0.74    $     0.54    $     0.81    $     0.52    $     0.33
Book value at period end               $    17.29    $    14.95    $    15.57    $    13.88    $    11.50
Weighted average shares
  outstanding                           6,842,596     6,871,208     6,846,016     6,891,290     6,891,290


BALANCE SHEET DATA (AT PERIOD END):
Total assets                           $1,268,909    $1,121,467    $1,131,298    $1,064,696    $1,028,957
Net loans                              $  736,592    $  673,680    $  682,049    $  657,549    $  607,933
Total deposits                         $  926,067    $  873,055    $  868,950    $  851,074    $  815,920
Total shareholders' equity             $  117,191    $  102,326    $  106,552    $   95,683    $   79,235

                           COMPARATIVE PER SHARE DATA
                           --------------------------

         The following table sets forth Bancshares' and UniBank's historical per share data and pro forma combined per share data. The information is based on the historical financial statements of Bancshares and UniBank. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the periods presented. The pro forma data give effect to the Merger and are based on numerous assumptions and estimates. The pro forma data are included as required by the rules of the Commission and are provided for comparative purposes only. The pro forma combined per share data and UniBank equivalent per share data are prepared assuming 945,056 Bancshares Common Shares will be issued based on an exchange ratio such that one UniBank Common Share will be exchanged for 13.25 Bancshares Common Shares. This information will vary if any UniBank Shareholders dissent or if the total value of Bancshares Common Shares to be issued for a UniBank Common Share plus cash in lieu of fractional shares is less than 2.7 times the book value of a UniBank Common Share at December 31, 1997.

                      CITIZENS BANCSHARES, INC. AND UNIBANK
                           COMPARATIVE PER SHARE DATA

================================================================================================
                                As of and for
                                the Nine        As of and for    As of and for   As of and for
                                Months ended    the Year ended   the Year ended  the Year ended
                                9/30/97         12/31/96         12/31/95        12/31/94
------------------------------------------------------------------------------------------------
NET INCOME PER COMMON
SHARE:
HISTORICAL:
 Bancshares                        $   2.18       $   2.49       $   2.13       $   1.78
 UniBank                              23.08          28.24          26.18          23.51

PRO FORMA COMBINED                     2.14           2.45           2.11           1.78

EQUIVALENT AMOUNT OF
  UNIBANK                             28.36          32.46          27.96          23.59
------------------------------------------------------------------------------------------------
DIVIDENDS PER COMMON SHARE:
HISTORICAL:
  Bancshares                       $   0.81       $   0.83       $   0.50       $   0.29
  UniBank                              4.50           9.00           8.10           7.25

PRO FORMA COMBINED
                                       0.74           0.81           0.52           0.33
EQUIVALENT AMOUNT OF
 UNIBANK                               9.81          10.73           6.89           4.37
------------------------------------------------------------------------------------------------
BOOK VALUE PER COMMON
SHARE:
HISTORICAL:
  Bancshares                       $  16.94       $  15.21       $  13.58       $  11.19
  UniBank                            245.29         224.53         207.63         176.29

PRO FORMA COMBINED
                                      17.29          15.57          13.88          11.50
EQUIVALENT AMOUNT OF
 UNIBANK                             229.09         206.30         183.91         152.38
================================================================================================

                          COMPARATIVE MARKET VALUE DATA
                          -----------------------------

         Bancshares Common Shares began trading on the NASDAQ National Market under the symbol "CICS" as of June 1, 1993. The information presented in the following table reflects the last reported sale price for Bancshares on September 11, 1997, the last trading day preceding execution of the Affiliation Agreement. No assurance can be given as to what the market price of Bancshares Common Shares will be if and when the Merger is consummated.

         There is no public trading market for UniBank Common Shares and there is no published information with respect to its market price. The equivalent per share basis has been circulated by multiplying the last reported sale price of Bancshares Common Shares on September 11, 1997, by the exchange ratio, assuming a 13.25 exchange ratio (which exchange ratio would be applicable if Bancshares Common Shares has an average closing price of $53.00). See also "INFORMATION WITH RESPECT TO BANCSHARES--Market Price of Bancshares Common Shares" and "INFORMATION WITH RESPECT TO UNIBANK--Market Price and Dividends on UniBank Common Shares."

                    Citizens Bancshares, Inc. and UniBank
                           Comparative Market Value

                               ----------------


                                                        UniBank
                                                        Equivalent
                                                        Per Share
                  Bancshares           UniBank          Basis
                  ----------           -------          ----------

Common Shares     $53.00(1)            $185.00(2)       $702.25

(1) Based on the last trade of Bancshares Common Shares on September 11, 1997, as reported on the Nasdaq National Market.

(2) Based on the last known trade of UniBank Common Shares prior to September 11, 1997, for which a price per share can be determined, which trade occurred on November 12, 1996. However, in June, 1996, Bancshares purchased 3,675 shares of UniBank Common Shares for a per share purchase price of $306.80 ($1,127,490 total purchase price).


                   INFORMATION CONCERNING THE SPECIAL MEETING
                   ------------------------------------------

General
-------

         This Proxy Statement/Prospectus is being furnished to holders of UniBank Common Shares as part of the solicitation of proxies by the UniBank Board of Directors for use at the Special Meeting to be held on ____________, 1998 at 2:00 p.m. in UniBank's main office located in the Sinclair Building (lower level) at 100 North Fourth Street, Steubenville, Ohio, including any adjournments or reschedulings thereof. This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of UniBank on or about __________, 1997.

         The purpose of the Special Meeting is to consider and vote upon the Proposal to adopt the Affiliation Agreement and to approve the transactions contemplated thereby, including the Merger. No other business will be transacted at the Special Meeting other than possible adjournments or reschedulings thereof.

         The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. (See "PROPOSED
MERGER--"Regulatory Approvals" and "Other Provisions of the Affiliation Agreement.")

Solicitation, Voting and Revocability of Proxies
------------------------------------------------

         The UniBank Board has fixed the close of business on ______________, 1997 (the "Record Date") as the record date for the determination of the shareholders of UniBank entitled to notice of and to vote at the Special Meeting. Only holders of record of UniBank Common Shares at the close of business on the Record Date will be entitled to vote on each matter properly presented at the Special Meeting. On the Record Date, 75,000 UniBank Common Shares were issued and outstanding. Votes may be cast in person or by proxy, and each UniBank Common Share entitles its holder to one vote. Pursuant to the UniBank Code of Regulations and in accordance with the Ohio Revised Code ("ORC"), the presence of the holders of a majority of the UniBank Common Shares issued and outstanding, in person or by proxy, and entitled to vote at the Special Meeting is required for and shall constitute a quorum for the transaction of business at the Special Meeting. For such purpose, abstentions and broker non-votes will be counted in establishing the quorum. A majority of the UniBank Common Shares present at the Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the UniBank Board in its discretion may, adjourn the Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Pursuant to the UniBank Code of Regulations, the affirmative vote of the holders of at least 60% of the total number of outstanding UniBank Common Shares entitled to vote at the Special Meeting is required to approve the Proposal. An abstention and a broker non-vote would thus have the same effect as a vote against the Proposal.


         Only shareholders of record on the Record Date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval of the Proposal without specific instructions from such customers. Given that the UniBank Code of Regulations requires the affirmative vote of the holders of 60% of the outstanding UniBank Common Shares entitled to vote at the Special Meeting in order to approve the Proposal, the failure of such customers to provide specific instructions with respect to their UniBank Common Shares to their broker will have the effect of a vote against the approval of the Proposal. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Proposal.

         Proxies in the accompanying form which are properly executed and returned to UniBank will be voted at the Special Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the Proxy Committee, on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted for the Proposal. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Special Meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to the principal executive offices of UniBank at 100 North Fourth Street, Steubenville, Ohio 43592-5640. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose UniBank Common Shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the Special Meeting.

         Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of UniBank who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of UniBank Common Shares for which they hold of record, and UniBank will reimburse them for their reasonable out-of-pocket expenses.

         The expenses related to the proxy solicitation for the Special Meeting will be borne by UniBank, except that the cost of preparing and mailing this Proxy Statement/Prospectus will be borne by UniBank and Bancshares.

         The directors and executive officers of UniBank and their affiliates owned, as of the Record Date, 44,176 UniBank Common Shares (58.89% of the total number of outstanding shares of UniBank Common Shares at such date).

         SHAREHOLDERS OF UNIBANK WHO DO NOT INTEND TO ASSERT THEIR RIGHTS AS DISSENTING SHAREHOLDERS SHOULD COMPLETE THE ENCLOSED LETTER OF TRANSMITTAL AND RETURN IT ALONG WITH THEIR OLD CERTIFICATE DULY ENDORSED FOR TRANSFER OR

ACCOMPANIED BY A DULY ENDORSED ASSIGNMENT SEPARATE FROM THE CERTIFICATES TO THE EXCHANGE AGENT. IF THE MERGER IS NOT CONSUMMATED, THE EXCHANGE AGENT WILL RETURN SUCH OLD CERTIFICATE.


                                 PROPOSED MERGER
                                 ---------------

         The following description of certain aspects of the Merger does not purport to be complete and is qualified in its entirety by reference to the Affiliation Agreement which is set forth in Appendix A, attached to and incorporated by reference in this Proxy Statement/Prospectus. All shareholders are urged to read the Affiliation Agreement in its entirety.

UniBank Background and Reasons for the Merger
---------------------------------------------

         UniBank entered into the Affiliation Agreement to further strengthen two very sound community banks, thereby providing greater advancement opportunity for its employees, a wider range of financial services for its customers, larger lending limits for individuals, businesses and industries in its trade area, and optimum economic advantage for its stockholders.

Recommendation of the UniBank Board of Directors
------------------------------------------------

         IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF UNIBANK UNANIMOUSLY CONCLUDED THE MERGER IS IN THE BEST INTERESTS OF AND IS FAIR TO THE UNIBANK SHAREHOLDERS AND RECOMMENDS THAT UNIBANK SHAREHOLDERS VOTE FOR THE MERGER.

Opinion of UniBank's Financial Advisor
--------------------------------------

         UniBank retained Danielson Associates, Inc. ("Danielson Associates") to advise the UniBank Board of Directors as to its "fair" sale value and the fairness to its shareholders of the financial terms of the offer to acquire UniBank. Danielson Associates is regularly engaged in the valuation of banks, bank holding companies, and thrifts in the connection with mergers, acquisitions, and other securities transactions; and has knowledge of, and experience with, the Ohio banking markets and banking organizations operating in those markets. Danielson Associates was selected by UniBank because of its knowledge of, expertise with, and reputation in the financial services industry.

         In such capacity, Danielson Associates reviewed the Merger Agreement with respect to the pricing and other terms and conditions of the Merger, but the decision as to accepting the offer was ultimately made by the Board of Directors of UniBank. Danielson Associates rendered its oral opinion to the UniBank Board of Directors, and subsequently confirmed in writing, that as of the date of such opinion, the financial terms of the Citizens offer were "fair" to UniBank and its shareholders. No limitations were imposed by the UniBank Board of Directors upon Danielson Associates with respect to the investigation made or procedures followed by it in arriving at its opinion.

         In arriving at its opinion, Danielson Associates (a) reviewed certain business and financial information relating to UniBank and Citizens, including annual reports for the fiscal year ended December 31, 1996 and call report data from 1989 to 1996 including quarterly reports for 1997; (b) discussed the past and current operations, financial condition and prospects of UniBank with its senior executives; (c) analyzed the pro forma impact of the merger on Citizens' earnings per share, capitalization, and financial ratios; (d) reviewed the reported prices and trading activity for the UniBank and the Citizens Common Stock and compared them to similar bank holding companies; (e) reviewed and compared the financial terms, to the extent publicly available, with comparable transactions; (f) reviewed the Merger Agreement and certain related documents; and (g) considered such other factors as were deemed appropriate.

         Danielson Associates did not obtain any independent appraisal of assets or liabilities of UniBank or Citizens or their respective subsidiaries. Further, Danielson Associates did not independently verify the information provided by UniBank or Citizens and assumed the accuracy and completeness of all such information.

         In arriving at its opinion, Danielson Associates performed a variety of financial analyses. Danielson Associates believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all the factors and analyses, could create an incomplete view of the analyses and the process underlying Danielson Associates' opinion. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to partial analysis and summary description.

         In its analyses, Danielson Associates made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which were beyond UniBank's or Citizens' control. Any estimates contained in Danielson Associates' analyses are not necessarily indicative of the future results of value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

         The following is a summary of selected analyses considered by Danielson Associates in connection with its opinion letter.

Pro Forma Merger Analyses

         Danielson Associates analyzed the changes in the amount of earnings and book value represented by the receipt of about $52.7 million for all of the outstanding shares of UniBank Common Stock, which will be paid in Citizens common stock. The analysis evaluated, among other things, possible dilution in earnings and capital per share for Citizens Common Stock.

Comparable Companies

         Danielson Associates compared UniBank's (a) tangible capital of 7.05% of assets as of June 30, 1997, (b) .17% of assets nonperforming as of June 30, 1997, and (c) net operating income of 1.65% of average assets for the trailing twelve month period ended June 30, 1997, with the medians for selected Ohio banks which Danielson Associates deemed comparable. These banks included Andover Bancorp, Belmont Savings Bank, CSB Bancorp, FNB Financial, Killbuck Bancshares, Mechanics Financial, National Bancshares and United Bancorp. Their medians were
(a) tangible capital of 10.16% of assets, (b) .37% of assets nonperforming, and
(c) net operating income of 2.07% of average assets.

         Danielson Associates also compared Citizens' (a) stock price as of September 12, 1997 equal to 20.1 times earnings and 330% of book, (b) dividend yield based on trailing four quarters as of June 30, 1997 and stock price as of September 12, 1997 of 2.00%, (c) tangible capital as of June 30, 1997 of 8.94% of assets, (d) nonperforming assets as of June 30, 1997 equal to .41% of total assets, (e) return on average assets during the trailing four quarters ended June 30, 1997 of 1.70% and (f) return on average equity during the same period of 18.18%, with the medians for selected banks and bank holding companies that Danielson Associates deemed to be comparable to Citizens. The selected institutions included BancFirst Ohio Corp., City Holding Company, CoBancorp, Inc., First Financial Bancorp, Horizon Bancorp, Inc., Matewan Bancshares, Inc., Mid Am Inc., Park National Corporation, Second Bancorp, Incorporated and United Bancshares, Inc.. The comparable medians were (a) stock price of 18.8 times earnings and 244% of book, (b) dividend yield of 2.57%, (c) tangible capital of 8.65% of assets, (d) .59% of assets nonperforming, (e) return on average assets of 1.18% and (f) return on average equity 13.36%. Danielson Associates also compared other income, expense, and balance sheet information of such companies with similar information about Citizens.

Comparable Transaction Analysis

         Danielson Associates compared the consideration to be paid in the merger to the latest twelve months earnings and equity capital of UniBank with earnings and capital multiples paid in acquisitions of MidAtlantic banks in 1996 and 1997 through the opinion date. Of these, the most applicable recent transactions included Fulton Financial Corporation buying Keystone Heritage Group, Inc., Area Bancshares Corporation's purchase of Cardinal Bancshares, Inc., and a 1996 West Virginia transaction, Horizon Bancorp, Inc. buying Twentieth Bancorp, Inc.. At the time Danielson Associates made its analysis, the consideration to be paid in the merger was 296% of UniBank's September 12, 1997 book value and 24.2 times UniBank's earnings for the trailing four quarters as of June 30, 1997. This compares to the median multiples of 247% of book value and 20.8 times earnings for the comparable acquisitions.

         The transaction price was also compared to the prices paid for seven sales involving banks from Kentucky, Maryland, Ohio, Pennsylvania and West Virginia with assets over $100 million during 1997. The median comparable deal prices in these transactions were 297% of book and 22.6 times earnings.

Other Analysis

         In addition to performing the analyses summarized above, Danielson Associates also considered the general market for bank and thrift mergers, the historical financial performance of UniBank and Citizens, the deposit market shares of both banks, and the general economic conditions and prospects of those banks.

         No company or transaction used in this composite analysis is identical to UniBank or Citizens. Accordingly, an analyses of the results of the foregoing is not mathematical; rather it involved complex consideration and judgements concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

         The summary set forth above does not purport to be a complete description of the analyses and procedures performed by Danielson Associates in the course of arriving at its opinions. In payment for its services as the financial advisor to UniBank, Danielson Associates is to be paid a fee of $50,000.

         The full text of the opinion of Danielson Associates dated as of September 12, 1997, and updated to the date hereof, which sets forth assumptions made and matters considered, is attached hereto as Exhibit C to this Proxy Statement/Prospectus. UniBank shareholders are urged to read this opinion in its entirety. Danielson Associates' opinion is directed only to the consideration to be received by UniBank shareholders in the Merger and does not constitute a recommendation to any UniBank shareholder as to how such shareholder should vote at the Shareholders Meeting.

Bancshares Background and Reasons for the Merger
------------------------------------------------

         Bancshares' Board of Directors has concluded that the Merger would be in the best interest of Bancshares' shareholders and the depositors, other customers and employees of its subsidiary banks. The Merger is consistent with Bancshares' overall strategic acquisition program and, in particular, its interest in expanding Citizens' facilities and services in Jefferson County, Ohio. Bancshares' and

Citizens' philosophies of emphasizing customer service and satisfaction, promoting local and branch level decision-making power by employees and making strong, ongoing commitments to each community they serve are consistent with UniBank's management philosophies and its long-standing reputation of service to Jefferson County. In addition, the current products and services offered by UniBank are similar to, and in many respects, complement the products and services provided by Citizens. Bancshares anticipates that the additional products and services of Citizens that will become available to UniBank customers as a result of the Merger will provide opportunities for expanded and new customer relationships. Bancshares also believes that the Merger can be accomplished with little or no resulting dilution in the value of Bancshares Common Shares.

Description of the Merger
-------------------------

         Upon consummation of the transactions contemplated under the Affiliation Agreement, UniBank will be merged with and into Citizens. Citizens will be the surviving bank after the Merger ("Resulting Bank") and the Articles of Incorporation and Code of Regulations of Citizens will remain in effect as they were immediately prior to the Merger. After the Merger, Citizens will remain a wholly-owned subsidiary of Bancshares. See also "PROPOSED MERGER--Operations of UniBank After the Merger."

Consideration for UniBank Common Shares
---------------------------------------

         Upon consummation of the Merger, each shareholder of UniBank who does not dissent will have the right to receive 13.25 Bancshares Common Shares for each of his or her UniBank Common Shares held, plus cash in lieu of the issuance of fractional shares.

         Notwithstanding the foregoing, in no event, however, will the holders of UniBank Common Shares receive, in the aggregate, Bancshares Common Shares with a total value plus cash in lieu of fractional shares that is less than 2.7 times the book value of UniBank Common Shares on December 31, 1997. In such event, the parties have agreed to adjust the number of Bancshares Common Shares into which each UniBank Common Share shall be converted; further provided, however, that in the event the book value of UniBank Common Shares exceeds $250 per share, Bancshares may elect to terminate the Affiliation Agreement.

         The term "Total Value" means the arithmetic mean of the NMS Closing Prices for the 20 trading days immediately prior to the tenth trading day, inclusive, immediately prior to the Effective Time. The term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the NASDAQ National Market at the close of the trading day by the National Association of Securities Dealers, Inc.

Payment of Cash in Lieu of Fractional Shares
--------------------------------------------

         No fractional Bancshares Common Shares will be issued in connection with the Merger. Each UniBank shareholder who would otherwise have been entitled to receive a fraction of a Bancshares Common Share will receive, in lieu thereof, cash therefor, without interest, at a price based upon the NMS Closing Price.

Other Provisions of the Affiliation Agreement
---------------------------------------------

Representations and Warranties

         The Affiliation Agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authority to enter into the Affiliation Agreement, capitalization, pending and threatened litigation, contractual obligations, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the Merger. The Affiliation Agreement includes certain exceptions to UniBank's representations and warranties, none of which are deemed material to this transaction. Such exceptions are contained in the Disclosure Schedule to the Affiliation Agreement which may be reviewed upon request to William W. McElwain of UniBank, 100 North Fourth Street, Steubenville, Ohio 43592-5640.

Conditions to the Merger

         The obligations of UniBank and Bancshares to consummate the Merger are subject to, but not limited to the following conditions: (1) the accuracy of UniBank's and Bancshares' representations and warranties on and as of the closing date of the Merger; (2) UniBank and Bancshares shall each have performed or complied with the covenants and conditions that each is required to perform or comply with under the terms of the Affiliation Agreement; (3) the granting of all necessary regulatory approvals, including but not limited to the Board of Governors of the Federal Reserve System, the Ohio Department of Commerce (Division of Financial Institutions, Office of Banks and Savings & Loans) and the Securities and Exchange Commission; (4) the issuance by Bancshares' general counsel and UniBank's counsel of opinions covering certain matters with respect to Bancshares and UniBank, (5) the consummation nor performance of the transactions under the Affiliation Agreement will not conflict with, or result in a material violation of, or cause Bancshares or UniBank or their respective affiliates to suffer any material adverse consequences under any law or order applicable to, or proposed to be applicable to them; (6) the registration statement with the Securities and Exchange Commission registering the exchange of the Bancshares Common Shares for UniBank Common Shares and all state securities and "blue sky" permits have become effective and no stop orders or similar restraining orders shall have been issued; and (7) the receipt by Bancshares of an opinion letter from Crowe, Chizek and Company LLP stating that the transaction qualifies for treatment as a "pooling of interests" for financial statement reporting purposes.

         Bancshares' obligations under the Affiliation Agreement are also conditioned on, among other conditions, UniBank's shareholders having approved the Affiliation Agreement and the Merger; the holders of no more than 10% of the UniBank Common Shares having asserted dissenters' rights; and there having been no event constituting an event of default under any material indenture, agreement, note, mortgage or guaranty which materially adversely affects UniBank's financial condition.

         UniBank's obligations under the Affiliation Agreement are also subject to, among other conditions, the adoption of the Affiliation Agreement and the Merger by the requisite vote of UniBank shareholders; the receipt of a letter from Bancshares' general counsel, Rick Hull, Esq., advising that, based on his review of the Affiliation Agreement, nothing has come to his attention that would lead him to believe the exchange of Bancshares Common Shares for UniBank Common Shares will not be tax free with respect to UniBank shareholders; and the receipt of a fairness opinion from Danielson Associates, Inc. dated as of the date of this Proxy Statement/Prospectus stating that the Merger is fair from a financial point of view to UniBank shareholders.

         The foregoing disclosure regarding conditions to the Merger represents and includes all material conditions to the consummation thereof.

Amendments; Termination

         The Affiliation Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. The Affiliation Agreement may be terminated as follows: (i) by either Bancshares or UniBank as a result of a breach of the Affiliation Agreement; (ii) by Bancshares or UniBank if the conditions precedent to their respective obligations to consummate the Merger have not been satisfied or waived by the appropriate party; (iii) by mutual consent of Bancshares and UniBank; or (iv) by UniBank if the average NMS closing price of Bancshares Common Shares is 20% or more lower than the average National Market System closing price of those banks set forth in Exhibit 9.1 to the Affiliation Agreement; (iv) by Bancshares if the average NMS closing price of Bancshares Common Shares is less than $46.00; or (v) by Bancshares in the event that the number of Bancshares Common Shares into which each UniBank Common Share is to be converted will be adjusted pursuant to Section 1.2(a) of the Affiliation Agreement and the book value of UniBank Common Shares on December 31, 1997 exceeds $250 per share; or (vi) by Bancshares or UniBank if the Merger has not occurred by June 30, 1998.

Federal Income Tax Consequences of the Merger
---------------------------------------------

         The Merger is structured to qualify as a tax free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended, such that it is anticipated that no gain or loss will be recognized by UniBank, Citizens or Bancshares as a result of the Merger. Nor is it expected that shareholders of UniBank will recognize gain or loss upon the exchange of their UniBank Common Shares for newly issued Bancshares Common Shares, except for cash received in exchange for fractional interests. Assuming the Merger is treated as a tax-free reorganization, the federal income tax basis of the Bancshares Common Shares received by the shareholders of UniBank will be the same as the federal income tax basis of the UniBank Common Shares surrendered in exchange therefor and the holding period of the Bancshares Common Shares received by the shareholders of UniBank will include the holding period of the UniBank Common Shares surrendered in exchange therefor, provided that the UniBank Common Shares were held as a capital asset on the date of the exchange.

         Shareholders who exercise their dissenters' rights of appraisal and receive cash for their UniBank Common Shares will be treated as having received a distribution in redemption of their shares, which will result in such shareholders realizing income for federal income tax purposes. Furthermore, shareholders of UniBank who receive cash in lieu of fractional interests in Bancshares Common Shares as a result of the exchange will also be treated as having received a distribution in redemption of their proportionate interest in UniBank, which will result in such shareholders realizing income for federal income tax purposes. The amount of such income and the tax treatment thereof will depend on a number of factual considerations particular to the individual shareholder.

         The discussion of federal income taxes is included herein for general information only. EACH UNIBANK SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PROPOSED MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

Accounting Treatment
--------------------

         The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. The pro forma results of this accounting treatment are shown in the unaudited pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION."

         As noted above, it is a condition to the obligation of Bancshares and UniBank to consummate the Merger that Bancshares shall have received a letter from its auditors, Crowe, Chizek and Company LLP, to the effect that the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. Among the conditions which must be met in order for the Merger to qualify for "pooling of interests" accounting treatment, generally accepted accounting principles require that, in the aggregate, no more than 3,457 UniBank Common Shares (based on 75,000 shares currently outstanding and 3,675 shares owned by Bancshares) be held by

UniBank shareholders who have exercised dissenters' rights in connection with the Merger and demanded payment in cash for the value of their UniBank common shares under the ORC or receive cash in lieu of fractional shares. In the event such condition is not met, the Merger would not be consummated unless the condition was waived by Bancshares and UniBank. Furthermore, in order to qualify for "pooling of interests" accounting treatment, no affiliate of either Bancshares or UniBank may reduce his or her risk relative to the Bancshares Common Shares received in the Merger until such time as financial results covering at least 30 days of post-merger combined operations have been published.

Interest of Management in the Merger
------------------------------------

         Bancshares will offer the existing full time employees of UniBank the opportunity to become full time employees of Citizens or one of Bancshares' other affiliates for a minimum period of six months. In addition, Bancshares will offer the existing part-time employees of UniBank the opportunity to become part-time employees of Citizens or one of Bancshares' other affiliates for a minimum period of six months; provided, however, that Citizens may determine in its sole discretion that number of hours that the part time employees will be scheduled to work. UniBank employees who become employees of Citizens or one of Bancshares' other affiliates will have their years of service with UniBank and its predecessors credited for eligibility and vesting purposes, but not for accrual of benefit purposes, under all Bancshares' employee pension benefit plans, (as defined in Section 3(2) of ERISA), except with respect to Bancshares' ESOP plan.

Expenses of the Merger
----------------------

         Bancshares, Citizens and UniBank shall each bear its respective expenses incurred in connection with the Merger and the transactions contemplated thereby. Bancshares shall be responsible for all expenses incident to obtaining requisite regulatory approvals and UniBank shall be responsible for all amounts payable to Danielson Associates, Inc. in connection with the Affiliation Agreement and the transactions contemplated thereby.

Regulatory Approvals
--------------------

         Bancshares has filed the applications necessary to obtain the approval for the Merger from the Federal Reserve Board and the Ohio Department of Commerce (Division of Financial Institutions, Office of Banks and Savings & Loans). The Merger may not be consummated for 15 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the Merger on antitrust grounds. Bancshares has no reason to believe the Merger will be challenged on antitrust grounds.

Effective Time of the Merger
----------------------------

         As used in this Proxy Statement/Prospectus, "Effective Time" means the date and time when the Merger becomes effective, which will occur upon the filing with the Ohio Secretary of State of a certified copy of the Affiliation Agreement together with a certificate of approval from the Ohio Department of Commerce, Division of Financial Institutions, Office of Banks and Savings & Loans in accordance with Section 1121.06 of the ORC.

Operations of UniBank After the Merger
--------------------------------------

         Pursuant to the terms of the Affiliation Agreement, UniBank shall be merged with and into Citizens and Citizens shall be the Resulting Bank as of the Effective Time. The Articles of Incorporation and Code of Regulations of Citizens shall become the Articles of Incorporation and Code of Regulations of the Resulting Bank until thereafter duly altered, amended or repealed in accordance with applicable law. The offices of UniBank shall become branches of Citizens.

         Each director of Citizens immediately prior to the Effective Time shall remain a director of the Resulting Bank and shall serve for the balance of his term and until his successor is duly elected and qualified or until his earlier death, resignation or removal in the manner provided in the Code of Regulations or as otherwise provided by law. Furthermore, each person who is an officer of Citizens prior to the Effective Time shall remain an officer of the Resulting Bank. It is anticipated that one member of UniBank's Board of Directors, namely
H. Lee Kinney, shall serve on the Board of Directors of Citizens and Bancshares. The members of the Board of Directors of UniBank will also be given the opportunity to serve on the Jefferson County Advisory Board for Citizens. For further information regarding the directors and officers of Bancshares and the Resulting Bank, see "INFORMATION WITH RESPECT TO BANCSHARES--Management."

         In addition, each common share of Citizens issued and outstanding immediately prior to the Effective Time shall thereafter continue to be one common share of the Resulting Bank.

         Upon completion of the Merger, it is also anticipated that the branches of UniBank will be operated as branches of Citizens and that the UniBank name will continue to be featured at the UniBank main office only. The UniBank name may also be used in other applications to be determined by Citizens.

Business Pending the Merger
---------------------------

         The Affiliation Agreement provides that, pending consummation of the Merger, UniBank will continue to operate in the ordinary course. In addition, any lending activities other than in the ordinary course, any 1-4 family unit residential real estate loans in excess of $75,000, any equity credit lines in excess of $50,000, any consumer installment or construction loans in excess of $35,000 and any commercial loans in excess of $100,000 (taking into account existing borrowings but excluding renewals) must be consented to in writing by Bancshares, who shall respond to any request for such consent within 24 hours of the request. Furthermore, the Affiliation Agreement provides that UniBank may not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock other than (i) regular quarterly cash dividends in an amount not to exceed the amount paid per share of UniBank Common Shares for the same quarter during 1996, and (ii) a special year-end cash dividend in an amount not to exceed the special year-end cash dividend paid in 1996.

         In the Affiliation Agreement, UniBank has agreed that it will not, directly or indirectly, through any of its officers, directors, employees, agents or advisors or other representatives or consultants, solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals or offers from any person (other than Bancshares) relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, tender offer, consolidation or business combination with, UniBank. UniBank has agreed to promptly notify Bancshares, orally and in writing, if any such proposal or offer is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. In the event that the UniBank shareholders fail to approve the Affiliation Agreement and the transactions contemplated thereby by September 12, 1998 as a result of the decision of UniBank's Board of Directors to entertain offers from and to negotiate with a bona fide offeree other than Bancshares, UniBank has agreed to pay Bancshares $500,000.

Surrender of Certificates
-------------------------

         A Letter of Transmittal, together with instructions, for use in surrendering certificates representing UniBank Common Shares ("Old Certificates") in exchange for Bancshares Common Shares and handling the payment of cash in lieu of fractional shares of Bancshares Common Shares is enclosed herewith. Shareholders should send their Old Certificates to Bancshares, as exchange agent (the "Exchange Agent"), duly endorsed for transfer or accompanied by a duly endorsed assignment separate from the certificate(s). If the Merger is consummated, the Old Certificates surrendered will be exchanged for one or more certificates representing the whole number of Bancshares Common Shares (and payment of cash in lieu of fractional shares) based on the Exchange Ratio. Until so surrendered, each outstanding Old Certificate shall be deemed from and after the Effective Time for all purposes to represent only the right to receive, upon surrender, one or more certificates for Bancshares Common Stock and cash in lieu of fractional shares. If the Merger is not consummated, the Exchange Agent will return any Old Certificates it has received to the persons surrendering such Old Certificates in accordance with the Letter of Transmittal and instructions.

         If any certificates for Bancshares Common Shares are to be issued in a name(s) other than that in which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered must be properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must affix any requisite stock transfer tax stamps to the Old Certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

         In the event of a lost certificate, the shareholder shall provide, in lieu of the lost certificate, an affidavit attesting to the loss of said certificate and, if required by the Resulting Bank or the Exchange Agent, an indemnification or bond in such reasonable amount as the Resulting Bank or the Exchange Agent may direct. Unless and until the Old Certificates, or affidavit and, if required by the Resulting Bank or the Exchange Agent, an indemnification or bond in lieu thereof, are presented to the Exchange Agent, the holder thereof shall not be entitled to receive any consideration to be paid in connection with the Merger or any dividends payable on Bancshares Common Shares, or to exercise any rights as a holder of Bancshares Common Shares. On or after the Effective Time, upon surrender of the Old Certificates, or affidavit and an indemnification or bond in lieu thereof, to the Exchange Agent, the holder thereof will be paid the consideration to which the holder is entitled under the Affiliation Agreement and any dividends which theretofore became payable on any Bancshares Common Shares to which the holder is entitled. No dividends or other distributions, if any, payable to the holders of record of Bancshares Common Shares as of any date subsequent to the Effective Time shall be paid to any holder of any outstanding Old Certificate until the holder thereof surrenders such Old Certificate as provided in the Affiliation Agreement. Subject to applicable law, no holder of an Old Certificate shall be entitled to vote or exercise any other rights of a holder of Bancshares Common Shares.

         After the consummation of the Merger, there will be no transfers on the stock transfer books of UniBank of any UniBank Common Shares. If, after the consummation of the Merger, Old Certificates are properly presented to Bancshares, they will be canceled and exchanged for the consideration specified in the Affiliation Agreement, subject to applicable law and to the extent that Bancshares has not paid such consideration to a public official pursuant to applicable abandoned property laws.

Resale of Bancshares Common Shares
----------------------------------

         No restrictions on the sale or other transfer of the Bancshares Common Shares issued pursuant to the Merger will be imposed solely as a result of the Merger, except for restrictions on the transfer of shares issued to any UniBank shareholder who may be deemed to be an "affiliate" of UniBank for purposes of Rule 145 under the 1933 Act. Generally, "affiliates" of UniBank would include officers, directors and significant shareholders of UniBank. The Affiliation Agreement requires UniBank to cause persons who could be considered to be "affiliates" to enter into an agreement with Bancshares to the effect that the Bancshares Common Shares to be acquired by such "affiliates" will not be sold, pledged, transferred or otherwise disposed of except in compliance with the 1933 Act and the rules and regulations thereunder. Sales of Bancshares Common Shares by affiliates of Bancshares are subject to similar transfer restrictions.

         Bancshares Common Shares issued to UniBank shareholders who may be deemed to be affiliates may be resold only (i) in transactions permitted by Rule 145 promulgated under the 1933 Act, (ii) pursuant to an effective registration statement, or (iii) in transactions exempt from registration. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they might act in concert, may make within any three month period.

Rights of Dissenting Shareholders
---------------------------------

         Shareholders of UniBank are entitled to certain dissenters' rights pursuant to Section 1701.85 of the ORC. Sections 1701.85 and 1115.19 generally provide that shareholders of UniBank will not be entitled to such rights absent compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any UniBank shareholder who is a record holder of UniBank Common Shares on the Record Date and whose shares are not voted in favor of the Merger may be entitled to be paid the "fair cash value" of such UniBank Common Shares after the Effective Time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to UniBank on or before the tenth day following the Special Meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the Record Date, and the amount claimed as the "fair cash value" of said UniBank Common Shares. See the text of Sections 1115.19 and 1701.85 of the ORC attached as Appendix B to this Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

         If the Resulting Bank so requests, dissenting shareholders must submit their share certificates to UniBank within fifteen days of such request, for endorsement thereon by UniBank that demand for appraisal has been made and failure to comply with such request could terminate the dissenting shareholders rights. Such certificates will be promptly returned to the dissenting shareholders by UniBank. If UniBank and any dissenting shareholder cannot agree upon the "fair cash value" of the UniBank Common Shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Jefferson County, Ohio (the "Court") for a determination of the "fair cash value" of said UniBank Common Shares. The Court may appoint one or more appraisers to determine the "fair cash value" and if the Court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the Court considers equitable.


                    DESCRIPTION OF BANCSHARES CAPITAL SHARES
                    ----------------------------------------

General
-------

         Bancshares has authorized 12,000,000 Common Shares, without par value, of which 5,897,540 are issued and outstanding and 2,250 are held in treasury. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable. The holders of Bancshares Common Shares have one vote per share on each matter on which shareholders are entitled to vote and, in accordance with Ohio law, cumulative voting rights may be requested in connection with the election of directors. Directors are elected for staggered, three year terms. Specifically, the Board is divided into three classes with three to four directors per class and with the members of one class being elected annually. On liquidation or dissolution of Bancshares, the holders of Bancshares Common Shares are entitled to share ratably in such assets as remain after creditors have been paid.

         In addition, Bancshares has authorized 200,000 shares of serial preferred stock ("Serial Shares"), none of which are currently outstanding. The terms of the Serial Shares are to be established by Bancshares' Board of Directors; therefore, if Bancshares were to issue Serial Shares in the future, holders thereof might have preference over the holders of Bancshares Common Shares in the event of a liquidation or dissolution and may have other rights which are superior to or in addition to the rights of holders of Bancshares Common Shares. Serial Shares have a par value of $10.00 per share. Bancshares Common Shares have no par value. Holders of Bancshares Common Shares have no preemptive rights, subscription rights or conversion rights.

         Bancshares' Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board of Directors take into account Bancshares' financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "INFORMATION WITH RESPECT TO BANCSHARES--Market Price of Bancshares Common Shares."

         Bancshares is the transfer agent and registrar for Bancshares Common Shares.

Description of Control Share Acquisition Provisions
---------------------------------------------------

         Bancshares' Articles of Incorporation restrict certain acquisitions of Bancshares Common Shares that meet the definition of a Control Share Acquisition. A Control Share Acquisition is defined as the acquisition, directly or indirectly, by any person, of Bancshares Common Shares that, when added to all other shares of Bancshares in respect of which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors within any of the following ranges of such voting power:

           (a)  One-fifth or more but less than one-third of such voting power;

           (b)  One-third or more but less than a majority of such voting power;

           (c) A majority or more of such voting power.

The Articles of Incorporation provide for certain exceptions to this definition, such as good faith acquisitions not for the purpose of circumventing the Articles of Incorporation, bequests, inheritances and gifts, pledges or other security interests created in good faith and not for the purpose of circumventing the Articles of Incorporation, or pursuant to certain shareholder-approved mergers, consolidations or majority share acquisitions. If an acquisition of Bancshares Common Shares qualifies as a Control Share Acquisition, authorization for such transaction must be obtained at a special shareholder meeting held in accordance with procedures contained in the Articles of Incorporation. If these procedures are violated, the person making such acquisition loses certain shareholder rights.

Procedures

         In order to obtain authorization for a Control Share Acquisition, the person proposing to make such acquisition must deliver a notice to Bancshares (the "Notice") including the following information:

                  (a) The identity of the person who is giving the Notice;

                  (b) A statement that the Notice is given pursuant to the Articles of Incorporation;

                  (c) The number and class of shares of Bancshares owned, directly or indirectly, by the person who gives the Notice;

                  (d) The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

                  (e) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

                  (f) Reasonable evidence that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

Within ten days of receiving the Notice, the Board of Directors must call a special meeting of shareholders to be held not later than 50 days after receipt of the Notice. The purpose of the special meeting of shareholders is to consider the proposed Control Share Acquisition; provided, that the Board of Directors shall have no obligation to call such meeting if they make a determination within ten days after receipt of the Notice (i) that the Notice was not given in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of Bancshares and its shareholders or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons.

Requirements for Approval

         The person who delivered the Notice may make the proposed Control Share Acquisition if both of the following occur: (i) the shareholders authorize such acquisition at the special meeting called by the Board of Directors for that purpose, at which a quorum is present, by an affirmative vote of a majority of the shares entitled to vote in the election of directors ("Voting Shares") represented at such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of "Interested Shares"; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following shareholder authorization of the Control Share Acquisition. "Interested Shares" are Voting Shares with respect to which any of the following persons may exercise or direct the exercise of the voting power:

                  (a) any person whose Notice prompted the calling of the meeting of shareholders;

                  (b) any officer of Bancshares elected or appointed by the directors of Bancshares; and

                  (c) any employee of Bancshares who is also a director of Bancshares.

Violation of Restriction

         Bancshares Common Shares issued or transferred to any person in violation of this restriction are valid only with respect to such amount of shares as does not result in a violation of the Articles of Incorporation, and such issuance or transfer is null and void with respect to the remainder of such shares. Any such remainder of shares are called "Excess Shares." Excess Shares are not entitled to any voting rights, are not considered to be outstanding for quorum or voting purposes, and are not entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Any person who receives dividends, interest or any other distribution in respect to Excess Shares holds the distribution as agent for Bancshares and, following a permitted transfer, for the transferee. Any holder of Excess Shares may transfer the Excess Shares (together with any distributions thereon) to any person who, following such transfer, would not own shares in violation of the Articles of Incorporation. Upon a permitted transfer, Bancshares will pay or distribute to the transferee any distributions on the Excess Shares not previously paid or distributed.


                   COMPARATIVE RIGHTS OF UNIBANK SHAREHOLDERS
                   ------------------------------------------

         As a consequence of the Merger, shareholders of UniBank will become shareholders of Bancshares. The following is a summary of certain similarities and all material differences between the rights of holders of UniBank Common Shares and the rights of holders of Bancshares Common Shares. As UniBank is a bank and Bancshares is a corporation, both organized under the laws of Ohio, these differences arise from various provisions of the Articles of Incorporation and Code of Regulations of each of UniBank and Bancshares.

         The following summary does not purport to be a complete statement of the rights of shareholders under the UniBank Articles of Incorporation ("UniBank Articles") and the Code of Regulations of UniBank as compared with the rights of Bancshares shareholders under the Bancshares Articles of Incorporation ("Bancshares Articles") and the Bancshares Codes of Regulations, or a complete description of the specific provisions referred to herein. The summary is qualified in its entirety by reference to the governing corporate instruments, including the aforementioned instruments, of UniBank and Bancshares.

Voting
------

         Holders of both UniBank Common Shares and Bancshares Common Shares are entitled to one vote per share. Pursuant to the UniBank Code of Regulations, however, holders of UniBank Common Shares are not entitled to cumulative voting for directors, whereas holders of Bancshares Common Shares are entitled to cumulative voting for directors. Moreover, pursuant to the UniBank Code of Regulations, the affirmative vote of the holders of record of sixty (60%) percent of the issued and outstanding UniBank Common Shares in attendance or represented at any meeting at which a quorum is present is required for mergers, consolidations and the disposition of all or substantially all of UniBank's assets, and all other UniBank shareholder acts. According to the Bancshares Articles, however, the affirmative vote of two thirds of the shares entitled to vote is required for mergers, consolidations and the disposition of all or substantially all of Bancshares' assets. The Bancshares Articles also provide for special voting procedures in the event of a Control Share Acquisition. See "DESCRIPTION OF BANCSHARES CAPITAL STOCK -- Description of Control Share Acquisition Provisions."

Preemptive Rights
-----------------

         Holders of UniBank Common Shares have preemptive rights to purchase UniBank Common Shares to be issued by UniBank. The Bancshares Articles have eliminated preemptive rights for holders of Bancshares Common Shares.

Directors
---------

         The UniBank Code of Regulations provides for no fewer than nine (9) or more than fifteen (15) directors, all of the same class. The Bancshares Code of Regulations provides for no fewer than nine (9) or more than eleven (11) directors who are elected for staggered three year terms.

Authorized Shares
-----------------

         The UniBank Articles provide for 75,000 shares of common stock with a par value of ten dollars ($10.00) per share. The Bancshares Articles provide for 12,000,000 shares of common stock, without par value, and 200,000 shares of serial preferred stock, with a par value of ten dollars ($10.00) per share. The rights of the holders of the serial preferred stock when issued could be superior to the rights of the holders of the Bancshares Common Shares.

Shareholder Meetings
--------------------

         A special meeting of the UniBank shareholders can be called by the UniBank Board of Directors or by the Chairman or President of the bank. A special meeting may also be called at the written request of holders of record of not less than forty percent (40%) of the UniBank Common Shares. A special meeting of the Bancshares shareholders can be called by the Bancshares Board of Directors, the Chairman of the Board, the President, a vice president or by shareholders owning fifty percent (50%) or more of the Bancshares Common Shares.

         The UniBank Code of Regulations contain no provisions for shareholder proposals. Bancshares Code of Regulations require a shareholder to notify Bancshares of any proposal at least sixty (60) days prior to the shareholders meeting. Such notice must include a brief description of the proposal, an explanation for why it is being proposed, and the name, share ownership and material interest of the shareholder in the proposal, if any.


                         PRO FORMA FINANCIAL INFORMATION
                         -------------------------------

Citizens Bancshares and UniBank
-------------------------------

         The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 and the unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994 have been prepared to reflect Bancshares' acquisition of UniBank as if the acquisition had occurred on September 30, 1997 with respect to the balance sheet and as of January 1, 1994 with respect to the income statements, in each case giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of Bancshares will be made based on the underlying historical financial data at the time of the transaction. Bancshares' management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

         The pro forma condensed consolidated financial information has been prepared based on the "pooling of interests" method of accounting assuming 945,056 Bancshares Common Shares will be issued and that no UniBank shareholders will dissent with respect to the Merger. This information will vary if any UniBank shareholders dissent or if the total value of Bancshares Common Shares to be issued for a UniBank Common Share plus cash in lieu of fractional shares is less than 2.7 times the book value of a UniBank Common Share at December 31, 1997. For a discussion of the pooling of interests method of accounting, see "PROPOSED Merger--Accounting Treatment" and "Other Provisions of the Affiliation Agreement."

         The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 is not necessarily indicative of the combined financial position had the Merger been effective at that date. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the Merger been effective at the beginning of the periods indicated, or of the future results of operations of Bancshares. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this Proxy Statement/Prospectus. See also "Pro Forma Financial Information - Citizens Bancshares, Inc., UniBank and Century Financial Corporation."

         No adjustments to the pro forma financial statements were necessary to conform accounting methods as contemplated by Accounting Principles Board Opinion No. 16.

CITIZENS BANCSHARES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1997
(Dollars in thousands, except per share data) (Unaudited)


                                                                                            PRO FORMA       PRO FORMA
                                                            BANCSHARES        UNIBANK      ADJUSTMENTS      COMBINED
                                                            ----------        -------      -----------      --------


ASSETS
Cash and non-interest bearing balances
  with banks                                               $    30,090     $     8,721     $      -       $    38,811
Federal funds sold                                               1,170           2,450            -             3,620
                                                           -----------     -----------     ----------     -----------
   Total cash and cash equivalents                              31,260          11,171            -            42,431
Interest-bearing deposits with financial institutions              223           2,823            -             3,046
Securities held to maturity                                     50,595          40,562            -            91,157
Securities available for sale                                  301,365          33,968         (1,127)B       334,206
Total loans                                                    625,965         123,497            -           749,462
Less allowance for loan losses                                 (11,961)           (909)           -           (12,870)
                                                           -----------     -----------     ----------     -----------
   Net loans                                                   614,004         122,588            -           736,592
Premises and equipment, net                                     15,255           3,354            -            18,609
Accrued interest receivable and other assets                    37,257           5,611            -            42,868
                                                           -----------     -----------     ----------     -----------

    Total assets                                           $ 1,049,959     $   220,077     $   (1,127)    $ 1,268,909
                                                           ===========     ===========     ==========     ===========
LIABILITIES
Deposits                                                   $   729,750     $   196,317     $      -       $   926,067
Federal funds and repurchase agreements                         78,492           4,568            -            83,060
Federal Home Loan Bank advances                                129,530             -              -           129,530
Accrued interest payable and other liabilities                  11,639             795            -            12,434
                                                           -----------     -----------     ----------     -----------
    Total liabilities                                          949,411         201,680            -         1,151,091
                                                           -----------     -----------     ----------     -----------
MINORITY INTEREST IN SUBSIDIARY                                    627             -              -               627

SHAREHOLDERS' EQUITY
Serial preferred stock                                             -               -              -               -
Common stock                                                    16,514             750           6,750A        24,014
Additional paid-in capital                                         -             6,750         (6,750)A           -
Retained earnings                                               80,923          10,943            -            91,866
Less treasury stock                                                 (5)            -           (1,127)B        (1,132)
ESOP obligations and unearned shares                              (350)            -              -              (350)
Unrealized gain (loss) on securities available for sale          2,839             (46)           -             2,793
                                                           -----------     -----------     ----------     -----------
    Total shareholders' equity                                  99,921          18,397         (1,127)        117,191
                                                           -----------     -----------     ----------     -----------
    Total liabilities and shareholders' equity             $ 1,049,959     $   220,077     $   (1,127)    $ 1,268,909
                                                           ===========     ===========     ==========     ===========

(A) Issuance of 993,750 Bancshares Common Shares in exchange for 75,000 UniBank Common Shares, 945,056 to non-affiliates and 48,694 as treasury shares (see Note B).

(B) To reflect as 48,694 treasury shares the 3,675 UniBank common shares owned by Bancshares as of September 30, 1997.


CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
(Dollars in thousands, except per share data) (Unaudited)


                                                                                  PRO FORMA
                                                 BANCSHARES        UNIBANK         COMBINED
                                                 ----------        -------         --------

INTEREST INCOME
Loans, including fees                            $    44,116    $     7,317     $    51,433
Investment and mortgage backed securities
  Taxable                                             15,631          2,934          18,565
  Non-taxable                                            828             19             847
Federal funds sold and other                              60            785             845
                                                 -----------    -----------     -----------
   Total interest income                              60,635         11,055          71,690
                                                 -----------    -----------     -----------

INTEREST EXPENSE
Deposits                                              20,880          4,709          25,589
Federal funds and repurchase agreements                4,597            144           4,741
Federal Home Loan Bank advances and other              3,420            -             3,420
                                                 -----------    -----------     -----------
   Total interest expense                             28,897          4,853          33,750
                                                 -----------    -----------     -----------

NET INTEREST INCOME                                   31,738          6,202          37,940

PROVISION FOR LOAN LOSSES                              1,232             25           1,257
                                                 -----------    -----------     -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                           30,506          6,177          36,683
                                                 -----------    -----------     -----------

OTHER INCOME
Service charges and fee on deposits                    1,877            376           2,253
Investment securities gains (losses)                     -               (2)             (2)
Other income                                           3,134            295           3,429
                                                 -----------    -----------     -----------
   Total other income                                  5,011            669           5,680
                                                 -----------    -----------     -----------

OTHER EXPENSE
Salaries and employee benefits                         8,787          2,118          10,905
Occupancy and equipment expense                        2,630            570           3,200
Merger, integration and restructuring expense            200            -               200
Other operating expense                                4,863          1,637           6,500
                                                 -----------    -----------     -----------
   Total other expense                                16,480          4,325          20,805
                                                 -----------    -----------     -----------

INCOME BEFORE INCOME TAXES                            19,037          2,521          21,558

INCOME TAXES                                           6,154            790           6,944
                                                 -----------    -----------     -----------

NET INCOME                                       $    12,883    $     1,731     $    14,614
                                                 ===========    ===========     ===========


EARNINGS PER COMMON SHARE                        $      2.18    $     23.08     $      2.14
                                                 ===========    ===========     ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                5,897,540         75,000       6,842,596
                                                 ===========    ===========     ===========

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
(Dollars in thousands, except per share data) (Unaudited)


                                                                                   PRO FORMA
                                                  BANCSHARES        UNIBANK        COMBINED
                                                  ----------        -------        --------

INTEREST INCOME
Loans, including fees                            $    42,756     $     6,280    $    49,036
Investment and mortgage backed securities
  Taxable                                             11,325           2,132         13,457
  Non-taxable                                            891              10            901
Federal funds sold and other                             341           1,064          1,405
                                                 -----------     -----------    -----------
   Total interest income                              55,313           9,486         64,799
                                                 -----------     -----------    -----------

INTEREST EXPENSE
Deposits                                              20,054           3,916         23,970
Federal funds and repurchase agreements                1,297             163          1,460
Federal Home Loan Bank advances and other              2,198             -            2,198
                                                 -----------     -----------    -----------
   Total interest expense                             23,549           4,079         27,628
                                                 -----------     -----------    -----------

NET INTEREST INCOME                                   31,764           5,407         37,171

PROVISION FOR LOAN LOSSES                              1,244              40          1,284
                                                 -----------     -----------    -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                           30,520           5,367         35,887
                                                 -----------     -----------    -----------

OTHER INCOME
Service charges and fee on deposits                    1,644             339          1,983
Investment securities gains (losses)                     (15)            -              (15)
Other income                                           1,808             280          2,088
                                                 -----------     -----------    -----------
    Total other income                                 3,437             619          4,056
                                                 -----------     -----------    -----------

OTHER EXPENSE
Salaries and employee benefits                         8,184           2,082         10,266
Occupancy and equipment expense                        2,762             449          3,211
Merger, integration and restructuring expense            463             -              463
Other operating expense                                6,294           1,326          7,620
                                                 -----------     -----------    -----------
   Total other expense                                17,703           3,857         21,560
                                                 -----------     -----------    -----------

INCOME BEFORE INCOME TAXES                            16,254           2,129         18,383

INCOME TAXES                                           5,305             663          5,968
                                                 -----------     -----------    -----------

NET INCOME                                       $    10,949     $     1,466    $    12,415
                                                 ===========     ===========    ===========


EARNINGS PER COMMON SHARE                        $      1.85     $     19.55    $      1.81
                                                 ===========     ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                5,897,540          75,000      6,871,208
                                                 ===========     ===========    ===========

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1996
(Dollars in thousands, except per share data) (Unaudited)


                                                                                   PRO FORMA
                                                  BANCSHARES         UNIBANK        COMBINED
                                                  ----------         -------        --------

INTEREST INCOME
Loans, including fees                            $    57,166     $     8,557    $    65,723
Investment and mortgage backed securities
  Taxable                                             15,826           2,831         18,657
  Non-taxable                                          1,173              16          1,189
Federal funds sold and other                             391           1,458          1,849
                                                 -----------     -----------    -----------
   Total interest income                              74,556          12,862         87,418
                                                 -----------     -----------    -----------

INTEREST EXPENSE
Deposits                                              26,810           5,294         32,104
Federal funds and repurchase agreements                2,295             234          2,529
Federal Home Loan Bank advances and other              2,918             -            2,918
                                                 -----------     -----------    -----------
   Total interest expense                             32,023           5,528         37,551
                                                 -----------     -----------    -----------

NET INTEREST INCOME                                   42,533           7,334         49,867

PROVISION FOR LOAN LOSSES                              1,614              40          1,654
                                                 -----------     -----------    -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                           40,919           7,294         48,213
                                                 -----------     -----------    -----------

OTHER INCOME
Service charges and fee on deposits                    2,239             545          2,784
Investment securities gains (losses)                     (22)            -              (22)
Other income                                           2,609             648          3,257
                                                 -----------     -----------    -----------
   Total other income                                  4,826           1,193          6,019
                                                 -----------     -----------    -----------

OTHER EXPENSE
Salaries and employee benefits                        11,029           2,775         13,804
Occupancy and equipment expense                        3,660             627          4,287
Merger, integration and restructuring expense            838             -              838
Other operating expense                                8,201           1,994         10,195
                                                 -----------     -----------    -----------
   Total other expense                                23,728           5,396         29,124
                                                 -----------     -----------    -----------

INCOME BEFORE INCOME TAXES                            22,017           3,091         25,108

INCOME TAXES                                           7,311             973          8,284
                                                 -----------     -----------    -----------

NET INCOME                                       $    14,706     $     2,118    $    16,824
                                                 ===========     ===========    ===========


EARNINGS PER COMMON SHARE                        $      2.49     $     28.24    $      2.45
                                                 ===========     ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                5,897,540          75,000      6,864,016
                                                 ===========     ===========    ===========

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1995
(Dollars in thousands, except per share data) (Unaudited)


                                                                                         PRO FORMA
                                                   BANCSHARES         UNIBANK             COMBINED
                                                   ----------         -------             --------

INTEREST INCOME
Loans, including fees                              $   53,164      $    8,157           $   61,321
Investment and mortgage backed securities
  Taxable                                              15,896           3,290               19,186
  Non-taxable                                           1,090              54                1,144
Federal funds sold and other                              674             781                1,455
                                                   ----------      ----------           ----------
   Total interest income                               70,824          12,282               83,106
                                                   ----------      ----------           ----------

INTEREST EXPENSE
Deposits                                               25,519           4,660               30,179
Federal funds and repurchase agreements                 1,726             154                1,880
Federal Home Loan Bank advances and other               3,939             -                  3,939
                                                   ----------      ----------           ----------
   Total interest expense                              31,184           4,814               35,998
                                                   ----------      ----------           ----------

NET INTEREST INCOME                                    39,640           7,468               47,108

PROVISION FOR LOAN LOSSES                               2,024             240                2,264
                                                   ----------      ----------           ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                            37,616           7,228               44,844
                                                   ----------      ----------           ----------

OTHER INCOME
Service charges and fee on deposits                     2,026             455                2,481
Investment securities gains (losses)                       67            (155)
Other income                                            2,400             164                2,564
                                                   ----------      ----------           ----------
   Total other income                                   4,493             464                4,957
                                                   ----------      ----------           ----------

OTHER EXPENSE
Salaries and employee benefits                         11,076           2,518               13,594
Occupancy and equipment expense                         3,438             595                4,033
Merger, integration and restructuring expense             711             -                    711
Other operating expense                                 8,354           1,740               10,094
                                                   ----------      ----------           ----------
   Total other expense                                 23,579           4,853               28,432
                                                   ----------      ----------           ----------

INCOME BEFORE INCOME TAXES                             18,530           2,839               21,369

INCOME TAXES                                            5,967             876                6,843
                                                   ----------      ----------           ----------

NET INCOME                                         $   12,563      $    1,963           $   14,526
                                                   ==========      ==========           ----------

EARNINGS PER COMMON SHARE                          $     2.13      $    26.18           $     2.11
                                                   ==========      ==========           ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                 5,897,540          75,000            6,891,290
                                                   ==========      ==========           ==========

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1994
(Dollars in thousands, except per share data) (Unaudited)


                                                                                        PRO FORMA
                                                    BANCSHARES          UNIBANK          COMBINED

INTEREST INCOME
Loans, including fees                              $    47,852      $     6,866       $    54,718
Investment and mortgage backed securities
  Taxable                                               15,324            3,448            18,772
  Non-taxable                                            1,107              134             1,241
Federal funds sold and other                               365              550               915
                                                   -----------      -----------       -----------
   Total interest income                                64,648           10,998            75,646
                                                   -----------      -----------       -----------

INTEREST EXPENSE
Deposits                                                22,083            4,019            26,102
Federal funds and repurchase agreements                  1,242               92             1,334
Federal Home Loan Bank advances and other                3,095              -               3,095
                                                   -----------      -----------       -----------
   Total interest expense                               26,420            4,111            30,531
                                                   -----------      -----------       -----------

NET INTEREST INCOME                                     38,228            6,887            45,115

PROVISION FOR LOAN LOSSES                                2,365              260             2,625
                                                   -----------      -----------       -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                             35,863            6,627            42,490
                                                   -----------      -----------       -----------

OTHER INCOME
Service charges and fee on deposits                      2,002              403             2,405
Investment securities gains (losses)                      (222)             155               (67)
Other income                                             1,907              200             2,107
                                                   -----------      -----------       -----------
   Total other income                                    3,687              758             4,445
                                                   -----------      -----------       -----------

OTHER EXPENSE
Salaries and employee benefits                          11,005            2,292            13,297
Occupancy and equipment expense                          3,436              668             4,104
Merger, integration and restructuring expense              514              -                 514
Other operating expense                                  9,266            1,863            11,129
                                                   -----------      -----------       -----------
    Total other expense                                 24,221            4,823            29,044
                                                   -----------      -----------       -----------

INCOME BEFORE INCOME TAXES                              15,329            2,562            17,891

INCOME TAXES                                             4,827              799             5,626
                                                   -----------      -----------       -----------

NET INCOME                                         $    10,502      $     1,763       $    12,265
                                                   ===========      ===========       ===========


EARNINGS PER COMMON SHARE                          $      1.78      $     23.51       $      1.78
                                                   ===========      ===========       ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                  5,897,540           75,000         6,891,290
                                                   ===========      ===========       ===========

Citizens Bancshares, Inc., UniBank and Century Financial Corporation
--------------------------------------------------------------------

         On December 3, 1997, Bancshares entered into an Agreement and Plan of Merger with Century Financial Corporation ("Century"), which Agreement calls for the affiliation of Century and Bancshares. The affiliation will be effected by means of a merger of Century with and into Bancshares, in which each outstanding share of Century Common Stock will be converted into 0.425 shares of Bancshares Common Shares, in a tax free exchange, subject to certain adjustments based on the then current closing price of Bancshares Common Shares on the NASDAQ National Market System. The following pro forma information is presented because Bancshares believes it is probable the transaction with Century will occur. See "Information with Respect to Bancshares - Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations for the Quarter Ended September 30, 1997 -- Recent Developments" for a more detailed description of Bancshares' pending acquisition of Century, which is expected to be consummated on or about June 30, 1998.

         The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 and the unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994 have been prepared to reflect Bancshares' potential acquisition of UniBank and Century Financial Corporation as if the acquisitions had occurred on September 30, 1997 with respect to the balance sheet and as of January 1, 1994 with respect to the income statements, in each case giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of Bancshares will be made based on the underlying historical financial data at the time of the transactions. Bancshares' management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

         The pro forma condensed consolidated financial information has been prepared based on the "pooling of interests" method of accounting. It has been assumed that, in the UniBank transaction, 945,056 Bancshares Common Shares will be issued and that no UniBank shareholders will dissent with respect to the Merger. This information will vary if any UniBank shareholders dissent or if the total value of Bancshares Common Shares to be issued for a UniBank Common Share plus cash in lieu of fractional shares is less than 2.7 times the book value of a UniBank Common Share at December 31, 1997. For a discussion of the pooling of interests method of accounting, see "PROPOSED Merger--Accounting Treatment" and "Other Provisions of the Affiliation Agreement." It has also been assumed that, in the Century transaction, 2,234,934 Bancshares Common Shares will be issued (including in connection with the exercise of outstanding options to purchase Century Common Shares) and that no Century shareholders will dissent. This information will vary if any Century shareholders dissent or if the Average NMS Closing Price (as defined in the Agreement and Plan of Merger between Bancshares and Century) is greater than $67.50 or less than $56.50.

         The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 is not necessarily indicative of the combined financial position had the acquisitions been effective at that date. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the acquisitions been effective at the beginning of the periods indicated, or of the future results of operations of Bancshares. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this Proxy Statement/Prospectus.

         No adjustments to the pro forma financial statements were necessary to conform accounting methods as contemplated by Accounting Principles Board Opinion No. 16.

CITIZENS BANCSHARES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - UNIBANK AND CENTURY SEPTEMBER 30, 1997
(Dollars in thousands, except per share data) (Unaudited)


                                                                                                         PRO FORMA       PRO FORMA
                                                         BANCSHARES       UNIBANK         CENTURY       ADJUSTMENTS      COMBINED
                                                         -----------    -----------     -----------     -----------     -----------

ASSETS
Cash and non-interest bearing balances
  with banks                                             $    30,090    $     8,721     $    11,713       $     -       $    50,524
Federal funds sold                                             1,170          2,450           7,745             -            11,365
                                                         -----------    -----------     -----------     -----------     -----------
   Total cash and cash equivalents                            31,260         11,171          19,458             -            61,889
Interest-bearing deposits with financial institutions            223          2,823             -               -             3,046
Investment securities held to maturity                        50,595         40,562             -               -            91,157
Investment securities available for sale                     301,365         33,968          71,477          (1,127)B       405,683
Total loans                                                  625,965        123,497         354,903             -         1,104,365
Less allowance for loan losses                               (11,961)          (909)         (3,436)            -           (16,306)
                                                         -----------    -----------     -----------     -----------     -----------
   Net loans                                                 614,004        122,588         351,467             -         1,088,059
Premises and equipment, net                                   15,255          3,354          11,170             -            29,779
Accrued interest receivable and other assets                  37,257          5,611           5,116             -            47,984
                                                         -----------    -----------     -----------     -----------     -----------

    Total assets                                         $ 1,049,959    $   220,077     $   458,688     $    (1,127)    $ 1,727,597
                                                         ===========    ===========     ===========     ===========     ===========

LIABILITIES
Deposits                                                 $   729,750    $   196,317     $   392,581        $    -       $ 1,318,648
Federal funds and repurchase agreements                       78,492          4,568           4,000             -            87,060
Federal Home Loan Bank advances                              129,530            -            20,000             -           149,530
Accrued interest payable and other liabilities                11,639            795           5,428             -            17,862
                                                         -----------    -----------     -----------     -----------     -----------

    Total liabilities                                        949,411        201,680         422,009             -         1,573,100
                                                         -----------    -----------     -----------     -----------     -----------

MINORITY INTEREST IN SUBSIDIARY                                  627            -               -               -               627

SHAREHOLDERS' EQUITY
Serial preferred stock                                           -              -               -               -               -
Common stock                                                  16,514            750           4,266           9,814 A        31,344
Additional paid-in capital                                       -            6,750           3,064          (9,814)A           -
Retained earnings                                             80,923         10,943          29,256             -           121,122
Less treasury stock                                               (5)           -              (447)         (1,127)B        (1,579)
ESOP obligations and unearned shares                            (350)           -               -               -              (350)
Unrealized gain (loss) on securities available for sale        2,839            (46)            540             -             3,333
                                                         -----------    -----------     -----------     -----------     -----------

    Total shareholders' equity                                99,921         18,397          36,679          (1,127)        153,870
                                                         -----------    -----------     -----------     -----------     -----------

    Total liabilities and shareholders' equity           $ 1,049,959    $   220,077     $   458,688     $    (1,127)    $ 1,727,597
                                                         ===========    ===========     ===========     ===========     ===========

(A) Issuance of 993,750 Bancshares Common Shares in exchange for 75,000 UniBank Common Shares, 945,056 to non-affiliates and 48,694 as treasury shares (see Note B); and issuance of 2,234,934 Bancshares Common Shares; 2,156,756 in exchange for 5,074,720 Century Common Shares outstanding and 78,178 for Century stock options outstanding to purchase Century Common Shares.

(B) To reflect as 48,694 treasury shares the 3,675 UniBank common shares owned by Bancshares as of September 30, 1997.

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT - UNIBANK AND CENTURY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
(Dollars in thousands, except per share data) (Unaudited)


                                                                                                PRO FORMA
                                                 BANCSHARES       UNIBANK        CENTURY        COMBINED
                                                 -----------    -----------    -----------     -----------

INTEREST INCOME
Loans, including fees                            $    44,116    $     7,317    $    21,813     $    73,246
Investment and mortgage backed securities
  Taxable                                             15,631          2,934          2,897          21,462
  Non-taxable                                            828             19            483           1,330
Federal funds sold and other                              60            785            342           1,187
                                                 -----------    -----------    -----------     -----------
   Total interest income                              60,635         11,055         25,535          97,225
                                                 -----------    -----------    -----------     -----------

INTEREST EXPENSE
Deposits                                              20,880          4,709         11,924          37,513
Federal funds and repurchase agreements                4,597            144            348           5,089
Federal Home Loan Bank advances and other              3,420            -              279           3,699
                                                 -----------    -----------    -----------     -----------
   Total interest expense                             28,897          4,853         12,551          46,301
                                                 -----------    -----------    -----------     -----------

NET INTEREST INCOME                                   31,738          6,202         12,984          50,924

PROVISION FOR LOAN LOSSES                              1,232             25            630           1,887
                                                 -----------    -----------    -----------     -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                           30,506          6,177         12,354          49,037
                                                 -----------    -----------    -----------     -----------

OTHER INCOME
Service charges and fee on deposits                    1,877            376          1,089           3,342
Investment securities gains (losses)                     -               (2)            -               (2)
Other income                                           3,134            295          1,215           4,644
                                                 -----------    -----------    -----------     -----------
   Total other income                                  5,011            669          2,304           7,984
                                                 -----------    -----------    -----------     -----------

OTHER EXPENSE
Salaries and employee benefits                         8,787          2,118          5,199          16,104
Occupancy and equipment expense                        2,630            570          1,609           4,809
Merger, integration and restructuring expense            200            -              -               200
Other operating expense                                4,863          1,637          2,749           9,249
                                                 -----------    -----------    -----------     -----------
   Total other expense                                16,480          4,325          9,557          30,362
                                                 -----------    -----------    -----------     -----------

INCOME BEFORE INCOME TAXES                            19,037          2,521          5,101          26,659

INCOME TAXES                                           6,154            790          1,040           7,984
                                                 -----------    -----------    -----------     -----------

NET INCOME                                       $    12,883    $     1,731    $     4,061     $    18,675
                                                 ===========    ===========    ===========     ===========


EARNINGS PER COMMON SHARE                        $      2.18    $     23.08    $      0.80     $      2.06
                                                 ===========    ===========    ===========     ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                5,897,540         75,000      5,060,246       9,071,379
                                                 ===========    ===========    ===========     ===========

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT - UNIBANK AND CENTURY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
(Dollars in thousands, except per share data) (Unaudited)


                                                                                                PRO FORMA
                                                  BANCSHARES       UNIBANK        CENTURY       COMBINED
                                                 -----------     -----------    -----------    -----------

INTEREST INCOME
Loans, including fees                            $    42,756     $     6,280    $    18,234    $    67,270
Investment and mortgage backed securities
  Taxable                                             11,325           2,132          3,736         17,193
  Non-taxable                                            891              10            518          1,419
Federal funds sold and other                             341           1,064            111          1,516
                                                 -----------     -----------    -----------    -----------
   Total interest income                              55,313           9,486         22,599         87,398
                                                 -----------     -----------    -----------    -----------

INTEREST EXPENSE
Deposits                                              20,054           3,916          9,516         33,486
Federal funds and repurchase agreements                1,297             163            431          1,891
Federal Home Loan Bank advances and other              2,198             -              162          2,360
                                                 -----------     -----------    -----------    -----------
   Total interest expense                             23,549           4,079         10,109         37,737
                                                 -----------     -----------    -----------    -----------

NET INTEREST INCOME                                   31,764           5,407         12,490         49,661

PROVISION FOR LOAN LOSSES                              1,244              40            415          1,699
                                                 -----------     -----------    -----------    -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                           30,520           5,367         12,075         47,962
                                                 -----------     -----------    -----------    -----------

OTHER INCOME
Service charges and fee on deposits                    1,644             339          1,077          3,060
Investment securities gains (losses)                     (15)            -                1            (14)
Other income                                           1,808             280            899          2,987
                                                 -----------     -----------    -----------    -----------
    Total other income                                 3,437             619          1,977          6,033
                                                 -----------     -----------    -----------    -----------

OTHER EXPENSE
Salaries and employee benefits                         8,184           2,082          4,989         15,255
Occupancy and equipment expense                        2,762             449          1,539          4,750
Merger, integration and restructuring expense            463             -              -              463
Other operating expense                                6,294           1,326          2,916         10,536
                                                 -----------     -----------    -----------    -----------
   Total other expense                                17,703           3,857          9,444         31,004
                                                 -----------     -----------    -----------    -----------

INCOME BEFORE INCOME TAXES                            16,254           2,129          4,608         22,991

INCOME TAXES                                           5,305             663          1,005          6,973
                                                 -----------     -----------    -----------    -----------

NET INCOME                                       $    10,949     $     1,466    $     3,603    $    16,018
                                                 ===========     ===========    ===========    ===========


EARNINGS PER COMMON SHARE                        $      1.86     $     19.55    $      0.71    $      1.76
                                                 ===========     ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                5,897,540          75,000      5,057,609      9,098,870
                                                 ===========     ===========    ===========    ===========

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT - UNIBANK AND CENTURY
FOR THE YEAR ENDED DECEMBER 31, 1996
(Dollars in thousands, except per share data) (Unaudited)


                                                                                                PRO FORMA
                                                 BANCSHARES        UNIBANK        CENTURY       COMBINED
                                                 -----------     -----------    -----------    -----------

INTEREST INCOME
Loans, including fees                            $    57,166     $     8,557    $    24,933    $    90,656
Investment and mortgage backed securities
  Taxable                                             15,826           2,831          4,785         23,442
  Non-taxable                                          1,173              16            681          1,870
Federal funds sold and other                             391           1,458            165          2,014
                                                 -----------     -----------    -----------    -----------
   Total interest income                              74,556          12,862         30,564        117,982
                                                 -----------     -----------    -----------    -----------

INTEREST EXPENSE
Deposits                                              26,810           5,294         13,054         45,158
Federal funds and repurchase agreements                2,295             234            494          3,023
Federal Home Loan Bank advances and other              2,918             -              318          3,236
                                                 -----------     -----------    -----------    -----------
   Total interest expense                             32,023           5,528         13,866         51,417
                                                 -----------     -----------    -----------    -----------

NET INTEREST INCOME                                   42,533           7,334         16,698         66,565

PROVISION FOR LOAN LOSSES                              1,614              40            625          2,279
                                                 -----------     -----------    -----------    -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                           40,919           7,294         16,073         64,286
                                                 -----------     -----------    -----------    -----------

OTHER INCOME
Service charges and fee on deposits                    2,239             545          1,448          4,232
Investment securities gains (losses)                     (22)            -                1            (21)
Other income                                           2,609             648          1,267          4,524
                                                 -----------     -----------    -----------    -----------
   Total other income                                  4,826           1,193          2,716          8,735
                                                 -----------     -----------    -----------    -----------

OTHER EXPENSE
Salaries and employee benefits                        11,029           2,775          6,708         20,512
Occupancy and equipment expense                        3,660             627          2,090          6,377
Merger, integration and restructuring expense            838             -              -              838
Other operating expense                                8,201           1,994          3,815         14,010
                                                 -----------     -----------    -----------    -----------
   Total other expense                                23,728           5,396         12,613         41,737
                                                 -----------     -----------    -----------    -----------

INCOME BEFORE INCOME TAXES                            22,017           3,091          6,176         31,284

INCOME TAXES                                           7,311             973          1,270          9,554
                                                 -----------     -----------    -----------    -----------

NET INCOME                                       $    14,706     $     2,118    $     4,906    $    21,730
                                                 ===========     ===========    ===========    ===========


EARNINGS PER COMMON SHARE                        $      2.49     $     28.24    $      0.97    $      2.39
                                                 ===========     ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                5,897,540          75,000      5,054,070      9,090,174
                                                 ===========     ===========    ===========    ===========

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT - UNIBANK AND CENTURY
FOR THE YEAR ENDED DECEMBER 31, 1995
(Dollars in thousands, except per share data) (Unaudited)


                                                                                            PRO FORMA
                                                 BANCSHARES     UNIBANK        CENTURY      COMBINED
                                                 ----------    ----------    ----------    ----------

INTEREST INCOME
Loans, including fees                            $   53,164    $    8,157    $   21,806    $   83,127
Investment and mortgage backed securities
  Taxable                                            15,896         3,290         5,012        24,198
  Non-taxable                                         1,090            54           633         1,777
Federal funds sold and other                            674           781           234         1,689
                                                 ----------    ----------    ----------    ----------
   Total interest income                             70,824        12,282        27,685       110,791
                                                 ----------    ----------    ----------    ----------

INTEREST EXPENSE
Deposits                                             25,519         4,660        12,234        42,413
Federal funds and repurchase agreements               1,726           154           148         2,028
Federal Home Loan Bank advances and other             3,939           -             243         4,182
                                                 ----------    ----------    ----------    ----------
   Total interest expense                            31,184         4,814        12,625        48,623
                                                 ----------    ----------    ----------    ----------

NET INTEREST INCOME                                  39,640         7,468        15,060        62,168

PROVISION FOR LOAN LOSSES                             2,024           240           240         2,504
                                                 ----------    ----------    ----------    ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                          37,616         7,228        14,820        59,664
                                                 ----------    ----------    ----------    ----------

OTHER INCOME
Service charges and fee on deposits                   2,026           455         1,496         3,977
Investment securities gains (losses)                     67          (155)          (14)         (102)
Other income                                          2,400           164         1,092         3,656
                                                 ----------    ----------    ----------    ----------
   Total other income                                 4,493           464         2,574         7,531
                                                 ----------    ----------    ----------    ----------

OTHER EXPENSE
Salaries and employee benefits                       11,076         2,518         5,950        19,544
Occupancy and equipment expense                       3,438           595         1,947         5,980
Merger, integration and restructuring expense           711           -             -             711
Other operating expense                               8,354         1,740         3,843        13,937
                                                 ----------    ----------    ----------    ----------
   Total other expense                               23,579         4,853        11,740        40,172
                                                 ----------    ----------    ----------    ----------

INCOME BEFORE INCOME TAXES                           18,530         2,839         5,654        27,023

INCOME TAXES                                          5,967           876         1,386         8,229
                                                 ----------    ----------    ----------    ----------

NET INCOME                                       $   12,563    $    1,963    $    4,268    $   18,794
                                                 ==========    ==========    ==========    ==========

EARNINGS PER COMMON SHARE                        $     2.13    $    26.18    $     0.84    $     2.06
                                                 ==========    ==========    ==========    ==========

WEIGHTED AVERAGE SHARES OUTSTANDING               5,897,540        75,000     5,059,983     9,119,961
                                                 ==========    ==========    ==========    ==========

CITIZENS BANCSHARES, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT - UNIBANK AND CENTURY
FOR THE YEAR ENDED DECEMBER 31, 1994
(Dollars in thousands, except per share data) (Unaudited)


                                                                                                 PRO FORMA
                                                  BANCSHARES       UNIBANK        CENTURY        COMBINED
                                                 -----------    -----------    -----------     -----------

INTEREST INCOME
Loans, including fees                            $    47,852    $     6,866    $    19,260     $    73,978
Investment and mortgage backed securities
  Taxable                                             15,324          3,448          3,255          22,027
  Non-taxable                                          1,107            134            547           1,788
Federal funds sold and other                             365            550            240           1,155
                                                 -----------    -----------    -----------     -----------
   Total interest income                              64,648         10,998         23,302          98,948
                                                 -----------    -----------    -----------     -----------

INTEREST EXPENSE
Deposits                                              22,083          4,019          9,184          35,286
Federal funds and repurchase agreements                1,242             92             40           1,374
Federal Home Loan Bank advances and other              3,095            -              230           3,325
                                                 -----------    -----------    -----------     -----------
   Total interest expense                             26,420          4,111          9,454          39,985
                                                 -----------    -----------    -----------     -----------

NET INTEREST INCOME                                   38,228          6,887         13,848          58,963

PROVISION FOR LOAN LOSSES                              2,365            260            270           2,895
                                                 -----------    -----------    -----------     -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                           35,863          6,627         13,578          56,068
                                                 -----------    -----------    -----------     -----------

OTHER INCOME
Service charges and fee on deposits                    2,002            403          1,432           3,837
Investment securities gains (losses)                    (222)           155             11             (56)
Other income                                           1,907            200          1,296           3,403
                                                 -----------    -----------    -----------     -----------
   Total other income                                  3,687            758          2,739           7,184
                                                 -----------    -----------    -----------     -----------

OTHER EXPENSE
Salaries and employee benefits                        11,005          2,292          5,994          19,291
Occupancy and equipment expense                        3,436            668          1,874           5,978
Merger, integration and restructuring expense            514            -              -               514
Other operating expense                                9,266          1,863          3,648          14,777
                                                 -----------    -----------    -----------     -----------
    Total other expense                               24,221          4,823         11,516          40,560
                                                 -----------    -----------    -----------     -----------

INCOME BEFORE INCOME TAXES                            15,329          2,562          4,801          22,692

INCOME TAXES                                           4,827            799          1,120           6,746
                                                 -----------    -----------    -----------     -----------

NET INCOME                                       $    10,502    $     1,763    $     3,681     $    15,946
                                                 ===========    ===========    ===========     ===========


EARNINGS PER COMMON SHARE                        $      1.78    $     23.51    $      0.73     $      1.75
                                                 ===========    ===========    ===========     ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                5,897,540         75,000      5,046,659       9,114,298
                                                 ===========    ===========    ===========     ===========

========================================================
              CITIZENS BANCSHARES, INC.
            UNIBANK AND CENTURY FINANCIAL
                     CORPORATION
              COMPARATIVE PER SHARE DATA (A)
========================================================


============================================================================================================================
                                                   As of and for
                                                     the nine
                                                   months ended
                                                     September
                                                     30, 1997             As of and for the year ended December 31,
                                                                  ----------------------------------------------------------
                                                                              1996              1995                 1994
----------------------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE
HISTORICAL
Bancshares                                             $ 2.18               $  2.49           $  2.13              $  1.78
UniBank                                                 23.08                 28.24             26.18                23.51
Century                                                  0.80                  0.97              0.84                 0.73

PRO FORMA COMBINED                                       2.06                  2.39              2.06                 1.75

EQUIVALENT AMOUNT OF UNIBANK                            27.30                 31.67             27.30                23.19
EQUIVALENT AMOUNT OF CENTURY                             0.88                  1.02              0.88                 0.75

----------------------------------------------------------------------------------------------------------------------------
DIVIDENDS PER COMMON SHARE
HISTORICAL
Bancshares                                            $  0.81               $  0.83           $  0.50              $  0.29
UniBank                                                  4.50                  9.00              8.10                 7.25
Century                                                  0.32                  0.39              0.37                 0.26

PRO FORMA COMBINED                                       0.74                  0.83              0.60                 0.39

EQUIVALENT AMOUNT OF UNIBANK                             9.81                 11.00              7.95                 5.17
EQUIVALENT AMOUNT OF CENTURY                             0.31                  0.35              0.26                 0.17
----------------------------------------------------------------------------------------------------------------------------
BOOK VALUE PER COMMON SHARE
HISTORICAL
Bancshares                                            $ 16.94               $ 15.21           $ 13.58              $ 11.19
UniBank                                                245.29                224.53            207.63               176.29
Century                                                  7.23                  6.75              6.27                 5.48

PRO FORMA COMBINED                                      17.07                 15.51             13.97                11.73

EQUIVALENT AMOUNT OF UNIBANK                           226.18                205.51            185.10               155.42
EQUIVALENT AMOUNT OF CENTURY                             7.25                  6.59              5.94                 4.99

============================================================================================================================

(A) See "Comparative Per Share Data" for similar information with respect to just Bancshares and UniBank.

CITIZENS BANCSHARES, INC.
PRO FORMA SELECTED FINANCIAL INFORMATION - UNIBANK AND CENTURY FINANCIAL CORPORATION (A)
(Dollars in thousands, except per share data)


                                             As of and for the
                                             Nine Months Ended                As of and for the
                                               September 30,               Year Ended December 31,
                                               -------------               -----------------------
                                            1997          1996          1996          1995          1994
                                            ----          ----          ----          ----          ----
OPERATING DATA:
Net interest income                    $   50,924    $   49,661    $   66,565    $   62,168    $   58,963
Provision for loan losses                   1,887         1,699         2,279         2,504         2,895
Net income                                 18,675        16,018        21,730        18,794        15,946
Cash dividends declared                     6,737         5,188         7,503         5,472         3,570

PER SHARE DATA:
Net income                             $     2.06    $     1.76    $     2.39    $     2.06    $     1.75
Cash dividends                               0.74          0.57          0.83          0.60          0.39
Book value at period end                    17.07         14.92         15.51         13.97         11.73
Weighted average shares outstanding     4,071,379     9,098,870     9,090,174     9,119,961     9,114,298

BALANCE SHEET DATA (AT PERIOD END):
Total assets                           $1,727,597    $1,521,242    $1,544,156    $1,441,685    $1,360,737
Net loans                               1,088,059       970,434       986,825       912,158       839,993
Total deposits                          1,318,648     1,213,909     1,232,344     1,179,399     1,113,959
Total shareholders' equity                153,870       135,225       140,588       127,425       106,891

(A) See "Pro Forma Selected Financial Information" for similar information with respect to just Bancshares and UniBank.

                            CITIZENS BANCSHARES, INC.
                    UNIBANK AND CENTURY FINANCIAL CORPORATION
                           CONTRIBUTION BY THE PARTIES
                             AS OF AND FOR THE NINE
                                  MONTHS ENDED
                               SEPTEMBER 30, 1997 (A)


                               BANCSHARES              UNIBANK               CENTURY               TOTAL
                               ----------              -------               -------               -----

Net interest income               62.3%                 12.2%                 25.5%               100.0%
Net income                        69.0%                  9.3%                 21.7%               100.0%
Total assets                      60.7%                 12.7%                 26.6%               100.0%
Shareholders' equity              64.2%                 12.0%                 23.8%               100.0%
Voting percentage
  after mergers                   65.0%                 10.4%                 24.6%               100.0%

(A) See "Summary - Contribution By The Parties" for similar information with respect to just Bancshares and UniBank.

                     INFORMATION WITH RESPECT TO BANCSHARES
                     --------------------------------------

Business
--------

         Bancshares is a bank holding company organized in 1982 under the laws of the State of Ohio and registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended, and engaged in the business of commercial and retail banking. These activities account for substantially all of Bancshares revenue, operating income and assets. Bancshares is a holding company for two wholly owned subsidiary banks, a wholly owned reinsurance company and a wholly owned courier company. Citizens, owned by Bancshares since 1982, was organized and chartered under the banking laws of the State of Ohio in 1902. Citizens is an insured bank under the Federal Deposit Insurance Act ("FDIA"). This subsidiary accounts for approximately 95% of Bancshares' consolidated assets. The primary market area for Citizens is eastern Ohio and consists of all of Columbiana County, all of Carroll County, portions of Stark and Mahoning counties and the northern 75% of Jefferson County. A secondary market is the southern portion of Jefferson County, the panhandle of West Virginia north of Follansbee, and a smaller portion of Pennsylvania south of Beaver and west of Darlington to the Ohio border. Citizens competes not only with locally owned commercial banks and savings and loans, but also with larger regional financial institutions in offering consumer and commercial financial service products. FNB, owned by Bancshares since January 1, 1990, was organized and chartered as a national banking association under the laws of the United States on December 29, 1969 and formally opened for business on January 2, 1970. FNB is insured under the FDIA and accounts for approximately four percent of Bancshares' consolidated assets. FNB's primary market area is Hancock County, West Virginia, with overlap in the East Liverpool, Ohio market. FNB competes with locally owned commercial banks, credit unions and savings and loan associations. Freedom Financial Life Insurance Company ("Freedom Financial"), owned by Bancshares since August, 1985, was organized and chartered under the laws of the State of Arizona in that same year. Freedom Financial provides credit life and accident and health insurance coverage to Citizens' and FNB's loan customers. Freedom Financial accounts for less than one percent of Bancshares' consolidated assets. Freedom Express, Inc. ("Freedom Express"), owned by Bancshares since August 5, 1994, was organized and chartered under the laws of the State of Ohio in 1984. Freedom Express transports papers and documents between and among Ohio, Pennsylvania and West Virginia. Freedom Express accounts for less than one percent of Bancshares' consolidated assets. As of September 30, 1997 and December 31, 1996, Bancshares had total consolidated assets of approximately $1.0 billion and $947.9 million and total shareholders' equity of $99.9 million and $89.7 million, respectively. Bancshares' principal executive offices are located at 10 East Main Street, Salineville, Ohio 43945. The telephone number of Bancshares' executive offices is (330) 679-2328.

         On December 3, 1997, Bancshares entered into an Agreement and Plan of Merger with Century Financial Corporation ("Century"), which agreement calls for the affiliation of Century and Bancshares. The affiliation will be effected by means of a merger of Century with and into Bancshares, in which each outstanding share of Century common stock will be converted into 0.425 shares of Bancshares common shares, in a tax free exchange, subject to certain adjustments based on the then average closing price of Bancshares common shares on the NASDAQ National Market System. See "Management's Discussion and Analysis of Financial Condition and Results of Operations for the Quarter Ended September 30, 1997 - Recent Developments" for a more detailed description of the affiliation.

         In order to assess the Year 2000 issue (the fact that many computer applications, if not corrected, could fail or create erroneous results by or at the year 2000 because many existing computer programs use only two digits to identify a year in the date field and these programs were not designed or developed while considering the impact of the upcoming change in the century), Bancshares has established a project group that represents functional areas to be affected by Year 2000 changes. The

Year 2000 project group meets regularly to review Bancshares' progress. All data processing systems have been identified and all major systems and most lesser systems have been assessed for Year 2000 compliance. This assessment indicates that there will be no material impact on Bancshares' operations or budgets to bring systems into compliance by year end 1998. Most security and environmental systems have also been assessed with no material impact indicated.

Supplementary Financial Information
-----------------------------------

         The following is a summary of consolidated quarterly financial data with respect to Bancshares for the years 1995, 1996 and 1997.

Citizens Bancshares, Inc.
Quarterly Selected Financial Data (Unaudited)
Dollars in thousands, except per share data


                                                Quarter Ended
                              March 31,     June 30,  September 30,  December 31,
                              ---------     --------  -------------  ------------

1997
Interest income                $19,287      $20,643      $20,705          N/A
Net interest income             10,472       10,684       10,582          N/A
Provision for loan losses          418          407          407          N/A
Net income                       4,109        4,333        4,441          N/A
Earnings per share                0.70         0.73         0.75          N/A

1996
Interest income                $18,001      $18,778      $18,534      $19,243
Net interest income             10,178       11,141       10,445       10,769
Provision for loan losses          387          469          388          370
Net income                       3,598        3,978        3,373        3,757
Earnings per share                0.61         0.67         0.57         0.64

1995
Interest income                $16,984      $17,526      $18,006      $18,308
Net interest income              9,744        9,824        9,934       10,138
Provision for loan losses          554          557          457          456
Net income                       3,071        3,136        3,340        3,016
Earnings per share                0.52         0.53         0.57         0.51

Management's Discussion and Analysis of Financial Condition and Results of
--------------------------------------------------------------------------
Operations for the Quarter Ended September 30, 1997
---------------------------------------------------

         Bancshares' Management's Discussion and Analysis of Financial Condition as of September 30, 1997 compared to December 31, 1996 and Results of Operations for the quarter and nine months ended September 30, 1997, as compared to the same periods ended September 30, 1996, is included in Bancshares' Form 10-Q for the quarter ended September 30, 1997, which accompanies this Proxy Statement/Prospectus and is incorporated herein by reference. Such discussion should be read in conjunction with (i) the interim consolidated financial statements and the footnotes thereto included in the Form 10-Q and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 1996 included in Bancshares' 1996 Annual Report which also accompanies this Proxy Statement/Prospectus and is incorporated by reference.

Recent Developments

         On November 17, 1997, Century Financial Corporation ("Century"), of Rochester, Pennsylvania, and Bancshares entered into a letter of intent (the "Letter of Intent") calling for the affiliation of Century with Bancshares. In furtherance of the potential acquisition, Century granted to Bancshares a binding option, exercisable under certain conditions, to purchase up to 19.9% of Century's outstanding common shares.

         On December 3, 1997, Century and Bancshares executed a definitive Agreement and Plan of Merger (the "Century Agreement"), which provides for the affiliation of Century with Bancshares. The Century Agreement provides that the affiliation will be effected by means of a merger of Century with and into Bancshares. In the merger, each outstanding share of Century common stock, par value $0.835 per share, will be converted into 0.425 shares of Bancshares common shares, in a tax-free exchange, subject to certain adjustments based on the then average closing price of Bancshares common shares on the NASDAQ National Market System.

         The Century Agreement further provides that, following the merger, the employment of no former Century employee will be terminated, other than for cause, for a period ending December 31, 1998. Moreover, three former directors from Century's Board of Directors will be invited to join the Board of Directors of Bancshares, one of whom will be designated for membership on the Board's Executive Committee. Four former Century Board members will also be invited to join the Citizens' Board of Directors. The remaining former Century Board members will be asked to serve on the Century Advisory Board.

         The Century Agreement may only be terminated in one of the following manners: (i) by mutual consent of the parties; (ii) by Century if the Average NMS Closing Price (as that term is defined in the Century Agreement) is less than $46.50; (iii) by Century if (a) the Average NMS Closing Price is less than $54.25 and (b) Bancshares' Average NMS Closing Price is more than ten percent lower than the average of the NMS Closing Price of an index of selected, publicly traded, peer group, commercial banking institutions in Ohio, Pennsylvania and West Virginia; or (iv) by either party if the transactions contemplated by the Century Agreement are not consummated by September 30, 1998 or in the event of a material breach by the other party.

         Completion of the transactions contemplated by the Century Agreement is contingent upon approval of the Century Agreement by the shareholders of both Century and Bancshares and upon the approval of certain regulatory authorities.

Certain Statistical Information With Respect to Bancshares
----------------------------------------------------------

         Certain statistical information with respect to Bancshares, such as information pertaining to the distribution of assets, liabilities and equity, interest rates and differentials; investment and loan portfolios; loan losses; deposits; short term borrowings and returns on assets and equity can be found on pages 29 through 31 of Bancshares' 1996 Annual Report and pages 6 through 16 of its 1996 Form 10-K and is incorporated herein by reference.

Management
----------

Directors

         MARTY E. ADAMS (45). Vice Chairman of the Board, President and Chief Executive Officer of Bancshares and Citizens, Director since 1984; Director and Chairman of the Board of FNB since 1990. Mr. Adams has been employed by Citizens for 20 years in positions of increasing responsibility and as President and Chief Executive Officer since 1987. (Term expires in 1998).

         KEITH D. BURGETT (54). Director since 1988. Dr. Burgett is a veterinarian and the owner of Carrollton Animal Hospital, Carrollton, Ohio. He is the owner of Burgett Angus Farms, Carrollton, Ohio. Dr. Burgett is a member of the Ohio State Veterinary Medical Board. (Term expires in 1998).

         WILLARD L. DAVIS (68). Director since 1991. Mr. Davis is the President of Steel Valley Leasing, Inc. (an auto leasing company) in Steubenville, Ohio, Vice President of State Park Motors, Inc. (an auto dealership) in Richmond, Ohio, and co-owner of Cardinal Motors, Inc. (an auto dealership) in Cadiz, Ohio. (Term expires in 1998).

         FRED H. JOHNSON (81). Director since 1965. Mr. Johnson served as Chairman of the Board of Bancshares from 1984 through March 30, 1995 and Chairman of the Board of Citizens from 1984 through 1994. Mr. Johnson is the retired former owner of Summitville Tile and former President of Summitcrest, Inc. (Term expires in 2000).

         FRED H. JOHNSON, III (36). Corporate Secretary, Director since 1988. Mr. Johnson is a director and President of Summitcrest, Inc. (a cattle farm) in Summitville, Ohio. Mr. Johnson is the son of Fred H. Johnson. (Term expires
1999).

         GERARD P. MASTROIANNI (41). Director of Citizens since May 23, 1993. Mr. Mastroianni was appointed by the Board of Directors to fill the vacancy created by the death of Mr. Raymond J. Lowry. Mr. Mastroianni is the President of the Buckeye Village Market, Inc. (a grocery store chain), Alliance, Ohio, President of Alliance Ventures (a real estate holding company), Alliance, Ohio. (Term expires in 2000).

         JAMES C. MCBANE (58). Chairman of the Boards of Bancshares and Citizens since September 17, 1996; Director since 1964; Director of FNB since 1990. Principal and executive of McBane Insurance Agency, Inc., of Bergholz, Ohio. (Term expires in 2000).

         KENNETH E. MCCONNELL (61). Director since 1973. Mr. McConnell owns and operates McConnell's Farms and is a partner in McConnell's Farm Market (a meat market), Richmond, Ohio. (Term expires in 1998).

         ELDEN L. SURBEY (69). Director since March, 1997. Mr. Surbey was formerly a director and Chairman of the Board of The Navarre Deposit Bank Co. until its affiliation with Bancshares in October, 1996. Mr. Surbey is founder and former owner of Surbey Feed & Supply Company. (Term expires in 2000).

         GLENN F. THORNE (69). Director since March, 1994. Mr. Thorne was formerly a director of The Firestone Bank from 1985 until its affiliation with Bancshares in February, 1994. Mr. Thorne is the President and Chief Executive Officer of Thorne Management, Inc., which owns and operates supermarkets in Ohio and Pennsylvania and a leasing company in Ohio; Manager of Bias Realty, Ltd., which owns and operates a supermarket and commercial rental properties in Ohio; and general partner of CPW Properties, Ltd., which owns and operates commercial and residential properties in Ohio. Mr. Thorne is also a Trustee of Mount Vernon Nazarene College. (Term expires in 1999).

Directors of Citizens

         All of the foregoing, except Mr. Thorne, are also directors of Citizens. The directors of Citizens are elected for terms of one year. In addition, Lee A. Smith and Jonathan A. Levy serve as Directors of Citizens.

         LEE A. SMITH (45). Director since May 23, 1996. Mr. Smith was appointed by the Board of Directors of Citizens to fill the vacancy created by the death of Mr. Thomas W. Liggett. Mr. Smith is the President and owner of Pleasant View Nursing Home in Lisbon, Ohio. He practiced law in Lisbon from 1978 until 1996.

         JONATHAN A. LEVY (37). Director since April, 1996. Mr. Levy was formerly a director of Western Reserve Bank of Ohio until its affiliation with Citizens in 1995. Mr. Levy is a partner of Redstone Investments, Youngstown, Ohio, a real estate development, construction, and management company.

Executive Officers

         In addition to Mr. Adams, Vice Chairman of the Board, President and Chief Executive Officer, with respect to whom information is provided above in the subsection pertaining to Directors, the following persons serve as executive officers of Bancshares and/or one of its banking subsidiaries:

         FRANK J. KOCH (44).  Executive Vice President, Citizens, since 1988.

         LAWRENCE P. CROW (50). Senior Vice President and Branch Administrator, Citizens since 1987; previously Vice President, Citizens.

         THOMAS G. LEEK (49). Senior Vice President of Bank Operations, Citizens, since 1989.

         WILLIAM L. WHITE III (39). Senior Vice President and Chief Financial Officer, Citizens, since 1991.

         JAYSON M. ZATTA (37). Senior Vice President and Manager, Commercial Banking Department, Citizens, since 1993; Vice President and Manager, Commercial Banking Department, Citizens, from 1989 to 1993.

         Certain information relating to the management, executive compensation, various benefit plans (including stock plans), certain relationships and related transactions and other related matters as to Bancshares is set forth in Bancshares' Proxy Statement dated March 27, 1997 which is incorporated by reference in Bancshares' Annual Report on Form 10-K for the year ended December 31, 1996. Bancshares' Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated by reference in this Proxy Statement/Prospectus. See "Information Incorporated by Reference" below. UniBank shareholders who wish to obtain copies of these documents may contact Bancshares at its address or telephone number set forth under "AVAILABLE INFORMATION."

Security Ownership of Management
--------------------------------

         The following table sets forth (i) as of December 2, 1997 and (ii) after consummation of the Merger, the total number and percentage of Bancshares Common Shares beneficially owned by each director of Bancshares and Citizens, each executive officer named in the Summary Compensation Table and by all directors and executive officers of Bancshares as a group. The number of Bancshares Common Shares shown as being beneficially owned by each director are those over which he has either sole or shared voting or investment power. As of December 2, 1997 there were 5,897,540 shares issued and outstanding and 2,250 shares held in treasury. The percent of beneficial ownership of management after the Merger was calculated assuming an exchange ratio of 13.25 Bancshares Common Shares for each UniBank Common Share and assuming no dissenters' rights will be exercised by UniBank stockholders. No executive officer or director owns more than five percent of the outstanding Bancshares Common Shares.


============================================================================================================================
                                       Amount and Nature of        Percent of Class as of       Percent of Class after
                                       --------------------        ----------------------       ----------------------
Name of Beneficial Owner               Beneficial Ownership(a)     December 2, 1997             Merger
------------------------               ------------------------    ----------------             ------

Marty E. Adams                                  32,764                           *                          *
Keith D. Burgett                                10,539                           *                          *
Willard L. Davis                                53,847                           *                          *
Fred H. Johnson                                 21,450                           *                          *
Fred H. Johnson, III                            64,186                        1.09                          *
Jonathan A. Levy**                               4,360                           *                          *
Gerard Mastroianni                               6,102                           *                          *
James C. McBane                                 76,542                        1.30                       1.12
Kenneth E. McConnell                            44,207                           *                          *
Lee A. Smith**                                   7,632                           *                          *
Elden L. Surbey                                  1,844                           *                          *
Glenn F. Thorne                                 56,775                           *                          *
Frank J. Koch                                    3,287                           *                          *
William L. White, III                            1,948                           *                          *
============================================================================================================================
All directors and executive officers           385,483                        6.53                       5.63
as a group (17 persons).
============================================================================================================================

*              Bancshares Common Shares owned represent less than 1% of class.
**             Directors of Citizens only.

         (a) Unless otherwise indicated, the person has sole voting and investment power as to the common shares held. Does not include common shares owned individually by spouses.


Market Price of Bancshares Common Shares
----------------------------------------

         Bancshares Common Shares trade on the NASDAQ National Market under the symbol "CICS." Six brokerage firms currently act as market makers for Bancshares Common Shares: Parker/Hunter Incorporated, Advest, Inc., The Ohio Company, McDonald & Company, Sandler O'Neill & Partners, L.P., and Herzog, Heine, Geduld Inc. There is no assurance that such firms will continue to make a market in Bancshares Common Shares.

         Information regarding the market price and dividends paid on Bancshares Common Shares with respect to each quarterly period during 1995 and 1996 may be found on page 35 of Bancshares' 1996 Annual Report. As of September 11, 1997, the day immediately preceding the date on which the parties executed the Affiliation Agreement, the NASDAQ National Market closing price of Bancshares Common Shares was $53.00 and Bancshares Common Shares were held by approximately 3,451 shareholders. As of December 2, 1997, the NASDAQ National Market closing price of Bancshares

Common Shares was $62.50 and Bancshares Common Shares were held by approximately 3,426 shareholders.

Information Incorporated by Reference
-------------------------------------

         This Proxy Statement/Prospectus is accompanied by a copy of Bancshares' 1996 Annual Report and a copy of Bancshares' quarterly report on Form 10-Q for the quarter ended September 30, 1997. Certain of the information contained therein is incorporated herein by reference. Furthermore, Bancshares filed with the Commission an annual report on Form 10-K on March 18, 1997, quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, on May 15, 1997, July 24, 1997 and October 27, 1997
respectively, and a current report on Form 8-K on November 10, 1997. Certain of the information contained therein is also incorporated herein by reference. Specifically, information about Bancshares' industry segments may be found on pages 2, 4 through 16 and 22 of the Form 10-K; selected financial information may be found on pages 28 and 29 of the Annual Report; management's discussion and analysis of Bancshares' financial condition and results of operations for the year ended December 31, 1996 may be found on pages 29 through 35 of the Annual Report; management's discussion and analysis of Bancshares' financial condition and results of operations for the quarter ended September 30, 1997 may be found on pages 14 through 18 of the Form 10-Q for the quarter then ended; and information regarding any changes in or disagreements with accountants on accounting and financial disclosures, of which there were none, may be found on page 22 of the Form 10-K. Furthermore, the financial statements of Century Financial Corporation contained in Century Financial Corporation's 1996 Annual Report on Form 10-K and quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997 are also incorporated herein by reference.


                       INFORMATION WITH RESPECT TO UNIBANK
                       -----------------------------------

Business
--------

         UniBank is a commercial bank chartered under the laws of the State of Ohio and is regulated and supervised by the Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation.

         On May 17, 1985, UniBank was established as a result of a purchase of four branch offices (in Steubenville, Ohio, Toronto, Ohio, Hollywood Shopping Plaza, Steubenville, Ohio, and Wintersville, Ohio), from AmeriTrust. In January, 1989, UniBank opened an office in Mingo Junction, Ohio followed in May, 1989 by an office in the Kroger Sav-On Store in Wintersville, Ohio. In July, 1989, UniBank purchased the assets and assumed the liabilities of The Amsterdam State Bank. In May 1997, UniBank purchased three branch offices (in Mingo Junction, Ohio, Tiltonsville, Ohio and East Liverpool, Ohio) from National City Bank. UniBank conducts a general banking business. As of September 30, 1997 and December 31, 1996, UniBank had total assets of approximately $220.1 million and $183.4 million and shareholders' equity of approximately $18.4 million and $16.8 million, respectively. UniBank's principal executive offices are located at 100 North Fourth Street, Steubenville, Ohio 43952-2147. The telephone number of UniBank's executive offices are (614) 283-8130.

Market Price and Dividends on UniBank Common Shares
---------------------------------------------------

         UniBank Common Shares are not traded in any established market.

         The following table sets forth the per share cash dividends declared on UniBank Common Shares each quarter since January 1, 1994:



                                         1994
                                         ----

                           First quarter          $  1.30
                           Second quarter            1.30
                           Third quarter             1.30
                           Fourth quarter            3.35

                                         1995
                                         ----

                           First quarter          $  1.40
                           Second quarter            1.40
                           Third quarter             1.40
                           Fourth quarter            3.90

                                         1996
                                         ----

                           First quarter          $  1.50
                           Second quarter            1.50
                           Third quarter             1.50
                           Fourth quarter            4.50

                                         1997
                                         ----

                           First quarter          $  1.50
                           Second quarter            1.50
                           Third quarter             1.50

         Dividends by UniBank may be declared by UniBank by its Board of Directors out of surplus. An Ohio bank must generally maintain surplus in an amount which is equal to the amount of its capital. In addition to other limitations under Ohio law with respect to the payment of dividends, approval of the Division is required for the declaration of dividends by an Ohio bank if the total of all dividends declared by such bank in any year exceeds the total of its net profits (as defined in Section 1117.02 of the ORC) for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus or a fund for the requirement of any preferred stock or capital securities.

         If, in the opinion of the applicable federal bank regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. In addition, the Federal Reserve Board and the FDIC have issued policy statements which provide that banks should generally only pay dividends out of current operating earnings. Finally, the federal bank regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank under their jurisdiction. Compliance with standards set forth in such policy statements and guidelines could limit the amounts which a bank can pay as dividends. For discussions of the restrictions on the payment of dividends on UniBank Common Shares, see INFORMATION WITH RESPECT TO UNIBANK Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

Selected Financial Information
------------------------------

UniBank
Selected Financial Information
(Dollars in thousands, except per share data)


                                     For the 9 months ended                            For the year ended
                                         September 30,                                   December 31,
                                      --------------------      ------------------------------------------------------------
                                        1997         1996         1996         1995         1994         1993         1992
SUMMARY OF OPERATIONS
Interest Income                       $11,055      $ 9,486      $12,862      $12,282      $10,998      $10,679      $11,776
Interest Expense                        4,853        4,079        5,528        4,814        4,111        4,193        5,675
                                      -------      -------      -------      -------      -------      -------      -------
Net interest income                     6,202        5,407        7,334        7,468        6,887        6,486        6,101

Provision for loan losses                  25           40           40          240          260        1,220          240
                                      -------      -------      -------      -------      -------      -------      -------

Net interest income after
  provision for loan losses             6,177        5,367        7,294        7,228        6,627        5,266        5,861

Other income                              669          619        1,193          464          758          883          627
Other expenses                          4,325        3,857        5,396        4,853        4,823        5,887        4,277
                                      -------      -------      -------      -------      -------      -------      -------
Income before income taxes              2,521        2,129        3,091        2,839        2,562          262        2,211

Income taxes                              790          663          973          876          799           28          871
                                      -------      -------      -------      -------      -------      -------      -------

Income before cumulative effect
  of change in accounting for
  income taxes                          1,731        1,466        2,118        1,963        1,763          234        1,340

Cumulative effect of change in
  accounting for income taxes               0            0            0            0            0            0          183
                                      -------      -------      -------      -------      -------      -------      -------

Net Income                            $ 1,731      $ 1,466      $ 2,118      $ 1,963      $ 1,763      $   234      $ 1,523
                                      =======      =======      =======      =======      =======      =======      =======

Cash dividends declared               $   338      $   338      $   675      $   608      $   544      $   390      $   525
                                      =======      =======      =======      =======      =======      =======      =======

PER SHARE DATA:
Net income                            $ 23.08      $ 19.55      $ 28.24      $ 26.18      $ 23.51      $  3.12      $ 20.31
Cash dividends declared               $  4.50      $  4.50      $  9.00      $  8.10      $  7.25      $  5.20      $  7.00
Shareholders' equity                  $245.29      $220.31      $224.53      $207.63      $176.29      $173.76      $175.37

Weighted average shares
   outstanding                         75,000       75,000       75,000       75,000       75,000       75,000       75,000

Shares outstanding at period end       75,000       75,000       75,000       75,000       75,000       75,000       75,000



                                      For the 9 months ended                               For the year ended
                                            September 30,                                      December 31,
                                      ----------------------        ----------------------------------------------------------------
                                          1997          1996          1996          1995          1994          1993          1992
                                          ----          ----          ----          ----          ----          ----          ----
BALANCE SHEET DATA:
Total assets                           $220,077      $189,395      $183,368      $173,727      $166,745      $154,905      $146,662
Securities available for sale            33,968        24,891        22,903        25,465        12,637             0             0
Securities held-to maturity              40,562        19,804        23,141        21,145        44,869        58,104        63,212
Total loans, net of unearned income     123,497        97,011        99,197        94,628        89,339        78,415        66,310
Allowance for loan losses                  (909)       (1,068)       (1,045)         (958)       (2,094)       (1,917)         (851)
Deposits                                196,317       165,570       159,358       153,410       143,921       138,050       129,444
Short term borrowings                     4,568         6,494         6,038         3,925         3,518         2,402         1,947
Total shareholders' equity               18,397        16,523        16,840        15,572        13,222        13,032        13,153

AVERAGE BALANCES:
Total assets                           $208,878      $181,366      $183,185      $169,120      $168,024      $155,976      $149,814
Total earning assets                    193,942       167,974       169,854       157,843       157,270       145,045       139,864
Deposits                                167,780       143,209       144,499       135,000       135,494       139,703       134,389
Net loans                               108,472        93,230        94,346        91,545        82,333        70,758        66,189
Shareholders' equity                     17,521        16,034        16,235        14,442        13,330        13,434        12,612

FOR THE PERIOD
SIGNIFICANT RATIOS:
Return on average assets(2)                1.11%         1.08%         1.16%         1.16%         1.05%         0.15%         1.02%
Return on average
    shareholders' equity(2)               13.21         12.21         13.05         13.59         13.23          1.74         12.08
Average loans as a percent
    of average deposits                   64.65         65.10         65.29         67.81         60.77         50.65         49.25
Shareholders' equity as of
    percent of year-end assets             8.36          8.72          9.18          8.96          7.93          8.41          8.97
Allowance for loan losses
    as a percent of loans                  0.74          1.10          1.05          1.01          2.34          2.44          1.28
Net charge-offs as a percent
    of average loans(2)                    0.20         -0.09          0.05          1.47          0.10          0.21          0.09
Dividends declared as a
    percent of net income                 19.53         23.06         31.87         30.97         30.86        166.67         34.47
Net interest margin(2)                     4.28          4.30          4.32          4.73          4.38          4.47          4.36
Nonperforming assets to
    total assets                           0.68          1.16          0.93          1.12          2.12          1.48          0.14
Allowance for loan losses


    to nonperforming loans                60.36%       203.04%       343.75%       389.43%        59.44%        84.67%       417.16%
Non interest expense as a
    percent of average assets(2)           2.76%         2.84%         2.95%         2.87%         2.87%         3.77%         2.85%
Operating efficiency ratio(2)             61.87%        63.01%        62.75%        59.36%        63.65%        82.94%        64.54%

(2)     Interim information annualized for comparability

Management's Discussion and Analysis of Financial Condition and Results of
--------------------------------------------------------------------------
Operations.
-----------

Introduction

     This discussion is intended to focus on certain financial information regarding UniBank. The purpose of this discussion is to provide the reader with a more thorough understanding of the financial statements. This discussion should be read in conjunction with the financial statements and accompanying notes contained elsewhere in this Proxy Statement/Prospectus.

     Management of UniBank is not aware of any market or institutional trends, events or uncertainties that are expected to have a material effect on liquidity, capital resources or operations except as discussed herein. Also, management is not aware of any current recommendations by its regulatory authorities that would have such effect if implemented.

Overview - Rate and Volume Variances

     The reported results of UniBank are dependent on a variety of factors, including the general interest rate environment, competitive conditions in the industry, governmental policies and regulations and conditions in the markets for financial assets. Net interest income is the largest component of UniBank's net income, and consists of the difference between income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is primarily affected by the volumes, interest rates and composition of interest-earning assets and interest-bearing liabilities.

     Average Balances and Yields. The following tables present for the periods indicated, the total amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Net interest margin refers to the net interest income divided by total interest-earning assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities. All average balances are daily average balances. Non-accruing loans are included in average loan balances.

                                     UniBank
                    Average Balance Sheet and Related Yields
                  Years ended December 31, 1996, 1995 and 1994



                                          1 9 9 6                          1 9 9 5                           1 9 9 4
                             --------------------------------  -------------------------------  ---------------------------------
                              Average                 Average  Average                 Average  Average                  Average
                              Balance    Interest       Rate   Balance    Interest       Rate   Balance    Interest       Rate
                              -------    --------       ----   -------    --------       ----   -------    --------       ----
                                                                    (Dollars In thousands)

EARNING ASSETS
Interest earning deposits    $  1,605    $     87       5.42% $  1,467    $     83       5.66% $  3,866    $    170       4.40%
Federal Funds Sold             25,788       1,371       5.32    11,996         698       5.82     9,203         380       4.13
Securities:
  Taxable                      46,714       2,831       6.03    49,630       3,290       6.52    55,701       3,448       6.13
  Tax exempt                      336          16       4.76     1,261          54       4.28     4,215         134       3.18
Loans:
  Taxable                      90,990       8,329       9.15    89,597       7,943       8.87    81,869       6,761       8.26
  Tax exempt                    4,421         228       5.16     3,892         214       5.50     2,416         105       4.35
                             --------      ------             --------      ------             --------      ------
Total interest-
bearing assets               $169,854      12,862       7.56  $157,843      12,282       7.74  $157,270      10,998       6.97
                                           ------                           ------                           ------

Non earning assets             13,331                           11,277                           10,754
                               ------                           ------                           ------
Total assets                 $183,185                         $169,120                         $168,024
                             ========                         ========                         ========


INTEREST-BEARING
  LIABILITIES
Demand deposits              $ 50,233       1,196       2.38  $ 47,120       1,127       2.39  $ 50,861       1,229       2.42
Savings                        32,561         995       3.06    32,504         995       3.06    33,564       1,040       3.10
Time                           61,705       3,103       5.03    55,376       2,538       4.58    51,069       1,750       3.43
Short-term borrowings           5,728         234       4.09     3,484         154       4.42     3,141          92       2.93
                             --------       -----             --------      ------             --------       -----
Total interest-
bearing liabilities          $150,227       5,528       3.68  $138,484       4,814       3.48  $138,635       4,111       2.97
                                            -----                            -----                            -----

Noninterest
bearing liabilities            16,723                           16,194                           16,059

Shareholders' equity           16,235                           14,442                           13,330
                               ------                           ------                           ------
Total liabilities
and equity                   $183,185                         $169,120                         $168,024
                             ========                         ========                         ========


Net interest income                       $ 7,334                         $  7,468                          $ 6,887
                                          =======                         ========                          =======

Net interest spread                                     3.88%                            4.26%                            4.00%

Net interest margin                                     4.31%                            4.71%                            4.36%



                                                       UniBank
                                              Rate and Volume Variances
                                          December 31, 1996, 1995 and 1994


                                      1 9 9 6 vs. 1 9 9 5                 1 9 9 5 vs. 1 9 9 4
                                 ------------------------------       -------------------------------
                                             Change      Change                  Change       Change
                                 Total       Due to      Due to        Total     Due To       Due To
                                 Change      Volume       Rate         Change    Volume        Rate
                                 ------      ------       ----         ------    ------        ----
                                                         (In thousands)
EARNING ASSETS
Interest earning deposits       $     4     $     8     $    (4)    $   (87)    $  (126)    $    39
Federal Funds Sold                  673         738         (65)        318         135         183
Securities:
  Taxable                          (459)       (220)       (239)       (158)       (370)        212
  Tax exempt                        (38)        (43)          5         (80)       (116)         36
Loans:
  Taxable                           386         125         261       1,182         665         517
  Tax exempt                         14          28         (14)        109          76          33
                                -------     -------     -------     -------     -------     -------

                                    580         636         (56)      1,284         264       1,020
                                -------     -------     -------     -------     -------     -------

INTEREST-BEARING LIABILITIES
Demand deposits                      69          74          (5)       (102)        (90)        (12)
Savings                             -             2          (2)        (45)        (33)        (12)
Time                                565         305         260         788         158         630
Short-term borrowings                80          92         (12)         62          11          51
                                -------     -------     -------     -------     -------     -------

                                    714         473         241         703          46         657
                                -------     -------     -------     -------     -------     -------

Net interest income             $  (134)    $   163     $  (297)    $   581     $   218     $   363
                                =======     =======     =======     =======     =======     =======

                                     UniBank
                    Average Balance Sheet and Related Yields
                  Nine months ended September 30, 1997 and 1996


                                      September 30, 1997                September 30, 1996
                             --------------------------------      ----------------------------
                              Average                 Average      Average              Average
                              Balance    Interest      Rate        Balance    Interest     Rate
                              -------    --------      ----        -------    --------     ----
                                                     (Dollars In thousands)
EARNING ASSETS
Interest earning deposits    $  2,636    $    116      5.88%      $  1,621    $     66     5.44%
Federal Funds Sold             16,502         669      5.42         25,083         998     5.31
Securities:
  Taxable                      64,774       2,934      6.03         46,711       2,132     6.06
  Tax exempt                      594          19      4.27            264          10     5.08
Loans:
  Taxable                     105,562       7,165      9.07         89,808       6,107     9.08
  Tax exempt                    3,874         152      5.25          4,487         173     5.15
                             --------    --------                 --------    --------
Total interest
earning assets               $193,942      11,055      7.61       $167,974       9,486     7.53
                                         --------                             --------

Nonearning assets              14,936                              13, 392
                               ------                              -------

Total assets                 $208,878                             $181,366
                             ========                             ========


INTEREST-BEARING
  LIABILITIES
Demand deposits              $ 57,262       1,030      2.40       $ 49,959         891     2.38
Savings                        36,301         841      3.10         32,799         755     3.07
Time                           74,217       2,838      5.11         60,451       2,270     5.02
Short-term borrowings           4,528         144      4.25          5,550         163     3.92
                             --------    --------                 --------    --------
Total interest
bearing liabilities          $172,308       4,853      3.77       $148,759       4,079     3.66
                                         --------                             --------

Noninterest
bearing liabilities            19,049                               16,573
Shareholders' equity           17,521                               16,034
                             --------                             --------

Total liabilities
and equity                   $208,878                             $181,366
                             ========                             ========

Net interest income                        $6,202                             $  5,407
                                           ======                             ========

Net interest spread                                    3.84%                               3.87%

Net interest margin                                    4.27%                               4.29%


                                     UniBank
                            Rate and Volume Variances
                           September 30, 1997 and 1996


                                                        1997 vs. 1996
                                        ---------------------------------------------
                                                           Change            Change
                                          Total            Due to            Due to
                                         Change            Volume             Rate
                                         ------            ------             ----
                                                       (In thousands)
EARNING ASSETS
Interest earning deposits               $      50        $      59         $      (9)
Federal Funds Sold                           (329)            (465)              136
Securities:
  Taxable                                     802            1,093              (291)
  Tax exempt                                    9               14                (5)
Loans
  Taxable                                   1,058            1,430              (372)
  Tax exempt                                  (21)             (32)               11
                                        ----------       ----------        ---------

                                            1,569            2,099              (530)
                                        ---------        ---------         ----------

INTEREST-BEARING LIABILITIES
Demand deposits                               139              176               (37)
Savings                                        86              108               (22)
Time                                          568              703              (135)
Short-term borrowings                         (19)             (42)               23
                                        ---------        ---------         ---------

                                              774              945              (171)
                                        ---------        ---------         ---------

Net interest income                     $     795        $   1,154         $    (359)
                                        =========        =========         =========

         Net interest income on a fully taxable equivalent basis was $7,460,000 in 1996, equating to a 4.39% taxable equivalent net interest margin on earning assets. Taxable equivalent net interest income in 1995 was $7,606,000 or 4.82% of average earning assets. Net interest income in 1994 was $7,010,000 or 4.46% of average earning assets. The following table reconciles net interest income as shown in the financial statements to taxable equivalent net interest income (in thousands of dollars):

                                     UniBank
                               Net Interest Income
                  Years Ended December 31, 1996, 1995 and 1994


                                                   1996              1995             1994
                                                   ----              ----             ----

         Net interest income                     $  7,334          $  7,468         $  6,887
         Taxable equivalent adjustments
           to net interest income                     126               138              123
                                                 --------          --------         --------

         Net interest income, fully taxable
           equivalent                            $  7,460          $  7,606         $  7,010
                                                 ========          ========         ========

         Net interest margin                         4.32%             4.73%            4.38%
         Taxable equivalent adjustment                .07               .09              .08
                                                 --------          --------         --------

         Net interest margin, fully taxable
           equivalent                                4.39%             4.82%            4.46%
                                                 ========          ========         ========

Comparison of Operating Results for Nine Months Ended September 30, 1997 and
1996

         Net Income. Net income for the nine months ended September 30, 1997 was $1,731,000 a $265,000 or 18.1% increase from $1,466,000 reported for the comparable period in 1996. Earnings per share for the nine months ended September 30, 1997 was $23.08, an increase of 18.1% over earnings per share of $19.55 for the nine months ended September 30, 1996. This strong increase in earnings was the result of increases in net interest income and other income and a reduction in the provision for loan losses. These effects were partially offset by an increase in other expenses and an increase in the provision for income taxes.

         Interest Income. Interest income for the nine months ended September 30, 1997 was $11,055,000, up 16.5% from $9,486,000 for the nine months ended
September 30, 1996. This increase was the result of a large increase in earning assets and an increase in the average rate earned during the period. The increase in earning assets was due to the funds received in connection with the branch purchases which was utilized to purchase and originate loans and securities purchases.

         Interest Expense. Interest expense rose to $4,853,000 for the nine months ended September 30, 1997 from $4,079,000 for the comparable period in 1996, an increase of $774,000 or 19.0%. The rise in interest expense was due to an increase in the average balance of interest-bearing liabilities, primarily deposits, and an increase in the average cost of funds.

         Net interest income increased 14.7% to $6,202,000 in the first nine months of 1997, up from $5,407,000 in the same period of 1996. This increase resulted from a 15.5% increase in average earning assets which was slightly offset by a decrease in the net interest margin (FTE) to 4.27% in the first nine months of 1997, down 2 basis points from 4.29% for the comparable period in 1996. UniBank benefitted from increased yields on interest-earning assets, but the benefit was more than offset by increased rates on interest-bearing liabilities.

         Provision for Loan Losses. The provision for loan losses decreased to $25,000 for the nine months ended September 30, 1997, down 37.5% from $40,000 for the same period in 1996. This decrease was primarily the result of a reduction in the level of non-performing loans.

         Other Income. Other income was $669,000 for the nine months ended September 30, 1997, an increase of $50,000 or 8.1% over $619,000 reported for the comparable period in 1996. This increase was the result of a 10.9% increase in service charges on deposit accounts and other fees as well as a modest increase in other income.

         Other Expense. Other expense was $4,325,000 for the nine months ended September 30, 1997 compared to $3,857,000 for the comparable period in 1996, or a 12.1% increase. Other expenses increased primarily as a result of a $121,000 or 26.9% increase in occupancy primarily due to the impact of the additional branches acquired during 1997. In addition, other expenses increased $311,000 or 23.5% due to expenses related to the branch acquisitions, including amortization of the intangible expenses, due to expenses related to the proposed merger and due to general increases in other expenses. Future other expense will increase due to the impact of the amortization of the $1.75 million intangible asset related to the branch purchases.

         Provision for Income Taxes. Provision for income taxes was $790,000 for the nine months ended September 30, 1997, a 19.2% increase from $663,000 for the first nine months of 1996. This was the result of an increase in pretax income as well as an increase in UniBank's effective tax rate of 31.3% for the first nine months of 1997, up from 31.1% for the first nine months of 1996.

Comparison of Operating Results for Years Ended December 31, 1996 and 1995

         Net Income. Net income for 1996 was $2,118,000, as compared to $1,963,000 for 1995, an increase of $155,000 or 7.9%. Earnings per share for 1996 was $28.24 up from $26.18 for 1995. The increase in net income was primarily due to the decrease in the provision for loan losses and increase in other income and was partially offset by the increase in interest expense and the increase in other expenses.

         Interest Income. Interest income for 1996 was $12,862,000, an increase from $12,282,000 in 1995. This is an increase of $580,000 or 4.7%. This increase was primarily due to an increase in average interest-earning assets offset by a 18 basis point decrease in the yield on earning assets in 1996 from 1995. Interest income also increased partially due to a shift in the composition of interest-earning assets including an increase in higher yielding loans.

         Interest Expense. Total interest expense increased $714,000 or 14.8% to $5,528,000 in 1996 from $4,814,000 in 1995. This increase was due a 20 basis point increase in interest rates paid and due to a $11,743,000 or 8.5% increase in the amount of average interest-bearing liabilities. Most of the increase was from time deposits, due both to an increase in volume and an increase in rates paid.

         Provision for Loan Losses. The provision for loan losses decreased to $40,000 in 1996 from $240,000 in 1995, a decrease of $200,000 or 83.3%. UniBank was able to reduce the provision for loan losses due to its improved charge-off experience in 1996 and a reduction in nonperforming loans from the 1995 and 1994 year end levels. The Bank had net recoveries of $47,000 in 1996, a decline from charge-offs of $1,377,000 in 1995.

         Other Income. Other income totaled $1,193,000 in 1996, an increase of $729,000 or 157.1% from $464,000 reported in 1995. Service charges and fees on deposit accounts increased by $90,000 or 19.8% in 1996 to $545,000 from $455,000 in 1995, due a general increase in fees. Other income increased dramatically to $648,000 in 1996 from $164,000 in 1995, a difference of $484,000 due to $460,000 of rental income from a REO property acquired in 1996. The REO was sold in 1997 and the rental income is not expected to continue in future periods. In addition, other income increased as a result of no security sales in 1996 versus security losses of $155,000 on the sale of securities available for sale in 1995.

         Other Expense. Other expenses were $5,398,000 in 1996 an increase of $543,000 or 11.2% from $4,853,000 in 1995. This increase was primary due to the increase in the salaries and employee benefits which increased by $257,000 or 10.2% to $2,775,000 in 1996 from $2,518,000 in 1995. Other expenses increased
$254,000 primarily due to the writedown of REO of $260,000 in 1996, but was partially offset by a $191,000 decrease in the FDIC assessment.

         Provision for Income Taxes. The provision for income taxes increased to $973,000 in 1996 from $876,000 in 1995, a $97,000 or 11.1% increase. UniBank's effective tax rate in 1996 was 31.5% in 1996 and 30.8% in 1995.

Comparison of Operating Results for the Years Ended December 31, 1995 and 1994

         Net Income. Net income for 1995 was $1,963,000, an 11.3% increase over earnings for 1994 of $1,763,000. Earnings per share reported in 1995 were $26.18, up 11.4% from $23.51 for 1994. This increase in net income was the result of the combination of an increase in net interest income and a decrease in the provision for loan losses. These contributors to the increase in earnings were partially offset by a decrease in other income and an increase in other expenses.

         Interest Income. Interest income increased $1,284,000 or 11.7% in 1995 to $12,282,000, up from $10,998,000 in 1994. The increase is primarily due to a 77 basis point increase in the yield for earning assets in 1995 from 1994 and due to a change in the mix of interest earning assets. To a lesser degree, interest income increased as a result of the increase in average earning assets to $157,843,000 in 1995 from $157,270,000 in 1994. Loans, the largest component of interest earning assets and the highest yielding assets, increased $9,204,000 from an average loan balance of $84.3 million in 1994 to $85.7 million in 1995.

         Interest Expense. Total interest expense was $4,814,000 in 1995 compared to $4,111,000 for the year ended December 31, 1994. This $703,000 or 17.1% increase occurred with almost no change to the average interest bearing liabilities, which was at $138,484 in 1995 an increase from $138,635 in 1994, a difference of only 0.1%. The increase in interest expense was primarily due to the increased rates paid for time deposits and a change in the mix from lower rate demand and savings deposits to the higher rate time deposits.

         Provision for Loan Losses. The provision for loan losses decreased to $240,000 in 1995 from $260,000 in 1994, a difference of $20,000 or 7.7%. The decrease in the provision was due to management's evaluation of the adequacy of the allowance for loan losses which was determined sufficient in part due to the $1.2 million provision recorded in 1993 due to a significant problem credit relationship. Commercial loan charge-offs in 1995 consisted primarily of two credit relationships. One credit was secured by a personal residence which the Bank foreclosed on in 1995. The value of the property was determined to be substantially below the appraised value of the property when the loan was granted and the Bank charged-off $975,000 at the time of foreclosure. This credit was identified as a problem loan in 1993 at which time management provided $1.1 million to the allowance. The second credit relationship resulted in a $325,000 charge-off after a commercial business declared bankruptcy. Both loans were identified as problem loans prior to 1995 and were classified as non-accrual loans at December 31, 1994.

         Other Income. For the year ended December 31, 1995, other income was $464,000, down $294,000 or 38.8% from $758,000 for the prior year. This decrease was primarily the result of the $155,000 loss on securities sold and the result of a decrease in other income of $36,000 or 18.0%. The decline was partially offset by the 12.9% increase in service charges and fees.

         Other Expense. Other expenses increased to $4,853,000 in 1995 from $4,823,000 in 1994, an increase of $77,000 or 0.6%. The rise in other expense was due to an increase of $226,000 or 9.9% in salaries and employee benefits, offset by a $123,000 or 6.6% decrease in other expenses.

         Provision for Income Taxes. The provision for income taxes increased in 1995 to $876,000, up $77,000 or 9.6% from $799,000 in 1994. The effective tax rate in 1995 is 30.9% down from 31.2% in 1994.

         Asset Quality - Non-Performing Assets. Non-performing loans consist of loans past due 90 days or more and loans for which the accrual of interest has been discontinued. Non-performing loans totaled approximately $304,000 or .31% of total loans at December 31, 1996, as compared to $224,000 or .24% of total loans at December 31, 1995 and $3,523,000 or 3.94% at December 31, 1994. Non-accrual loans in 1994 consisted primarily of two credit relationships. Charge-offs for the deficiencies were recorded in 1995 and 1996 and the collateral had been liquidated by early 1997. The allowance for loan losses as a percentage of non-performing loans was 343.71%, 389.29% and 59.44% at year end 1996, 1995 and 1994, respectively. The following table sets forth non-accrual, past due and restructured loans at December 31:

                                                                         1996             1995          1994
                                                                         ----             ----          ----
                                                                                 (Dollars in Thousands)

(a) Loans accounted for on a nonaccrual basis                          $    108         $     224     $  3,323

(b) Accruing loans which are contractually past due
      90 days or more as to interest or principal payments                  196                23          200

(c)   Loans which are "troubled debt restructurings"
      as defined in Statement of Financial Accounting
      Standards No. 15 exclusive of loans in (a) or (b)
      above                                                                   -                 -            -
                                                                       --------         ---------     --------

Total nonperforming loans                                              $    304         $     246     $  3,523
                                                                       ========         =========     ========


                                                                          1996
                                                                          ----

Gross interest income that would have been recorded on
nonaccrual loans in the period if the loans had been
current, in accordance with their original terms and had
been outstanding throughout the period or since
origination, if held for part of the period.                           $     16

Less:

Interest income actually recorded on nonaccrual loans and
included in net income for the period.                                        9
                                                                       --------

Interest income not recognized during the period.                      $      7
                                                                       ========


The Bank did not identify any loans as impaired at or during the year ended December 31, 1996 and at December 31, 1995. The average balance of impaired loans during 1995 was $2,640,000. Interest income recognized on impaired loans during 1995 was $128,000, all on a cash basis.

         The policy for placing loans on nonaccrual status is to cease accruing interest on loans when management believes that the collection of interest is doubtful, or when loans are past due as to principal or interest ninety days or more, except that in certain circumstances interests accruals are continued on loans deemed by management to be fully collectible. In such cases, the loans are individually evaluated in order to determine whether to continue income recognition after ninety days beyond the due dates. When loans are charged-off, any interest accrued in the current fiscal year is charged against interest income.

         Potential Problem Loans. As of December 31, 1996, there were approximately $2,440,000 of loans representing the remaining balances of loans classified as substandard for regulatory purposes that have not been disclosed above as a nonperforming or impaired loan. These loans and their potential loss exposure have been considered in management's analysis of the adequacy of the allowance for loan losses. These loans do not represent trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources.

         Foreign Outstanding. There were no foreign loans outstanding for any year presented.

         Loan Concentrations. Most of UniBank's business activity is with customers located in Eastern Ohio. As of December 31, 1996, there were no other concentrations of loans greater than 10% of total loans which were not otherwise disclosed as a category of loans pursuant to III A. above.

         Other Interest Bearing Assets. As of December 31, 1996, there were no other interest bearing assets that would be required to be discussed in the foregoing tables or if such assets were loans.

         Allowance and Provision for Loan Losses. The allowance for loan losses is maintained at a level considered adequate to cover loan losses that are currently anticipated based on past loss experience, general economic conditions, changes in mix and size of the loan portfolio, information about specific borrower situations, and other factors and estimates that are subject to change over time. Management periodically reviews selected large loans, delinquent, impaired and other problem loans, and other selected loans. The collectibility of these loans is evaluated by considering the current financial position and performance of the borrower, the estimated fair value of the collateral, UniBank's collateral position in relation to other creditors, guarantees, and other potential sources of repayment. Management forms judgments, which are subjective, as to the probability of loss and the amount of loss on these loans as well as other loans in the aggregate.

         The allowance for loan losses totaled $1,045,000 at December 31, 1996, which was 1.05% of total loans net of unearned income. This was up from $958,000 or 1.01% of total loans at December 31, 1995. This increased allowance is the result of increases in the size of the loan portfolio and the increase in indirect lending which has a higher degree of risk than UniBank's traditional consumer lending and which is expected to produce a higher level of charge-offs than UniBank's historical consumer loan charge-off experience. The allowance for loan losses was 0.74% of total loans at September 30, 1997. The decrease was primarily due to the decline in nonperforming commercial loans. Loans on nonaccrual status were approximately $518,000, or .42% of outstanding balances at September 30, 1997, compared to $108,000 or .10% of total loans at December 31, 1996. The allowance for loan losses as a percentage of non-performing loans was 60.4% at September 30, 1997, compared to 343.8% at December 31, 1996.

Summary of Loan Loss Experience

         The following schedule presents an analysis of the allowance for loan loss, average loan data and related ratio for the years ended December 31:

                                                                     1996             1995              1994
                                                                     ----             ----              ----
                                                                             (Dollars in Thousands)
Loans
Loans outstanding at end of period (1)                            $   99,197       $   94,628        $   89,340
Average loans outstanding during period                           $   95,411       $   93,489        $   84,285


Allowance for loan losses                                         $      958       $    2,094        $    1,917

Charge-Offs:
   Commercial and agricultural                                             1            1,420                53
   Real estate - mortgage                                                  -                5                 6
   Consumer                                                              165               90                61
                                                                  ----------       ----------        ----------

Total loans charged-off                                                  166            1,515               120
                                                                  ----------       ----------        ----------

Recoveries:
   Commercial and agricultural                                           170              102                15
   Real estate - mortgage                                                  -                -                 -
   Consumer                                                               43               37                22
                                                                  ----------       ----------        ----------

Total loan recoveries                                                    213              139                37
                                                                  ----------       ----------        ----------

Net loans charged-off                                                    (47)           1,376                83
                                                                  -----------      ----------        ----------

Provision charged to operating expense                                    40              240               260
                                                                  ----------       ----------        ----------

Balance at the end of period                                      $    1,045       $      958        $    2,094
                                                                  ==========       ==========        ==========

Ratio of net charge-offs to average loans
   outstanding for period                                             (.05%)            1.47%              .10%

(1)  Net of unearned income

         The following schedule is a breakdown of the allowance for loan losses allocated by type of loan and related percentages.

                                                                                                    Percentage of
                                                                                                      Loans in
                                                                                                        Each
                                                                                    Allowance        Category to
                                                                                     Amount          Total Loans
                                                                                     ------          -----------
                                                                                        (Dollars in Thousands)
December 31, 1996
     Commercial, financial and agricultural                                         $    493              35.9%
     Real estate mortgage                                                                 28              33.2
     Consumer                                                                            421              30.9
     Unallocated                                                                         103                 -
                                                                                    --------          --------

Total                                                                               $  1,045             100.0%
                                                                                    ========             =====

December 31, 1995
     Commercial, financial and agricultural                                         $    626              41.8%
     Real estate mortgage                                                                 40              35.1
     Consumer                                                                            220              23.1
     Unallocated                                                                          72                 -
                                                                                    --------          --------

Total                                                                               $    958             100.0%
                                                                                    ========             =====

December 31, 1994
     Commercial, financial and agricultural                                         $  1,605              46.0%
     Real estate mortgage                                                                152              37.5
     Consumer                                                                            188              16.5
     Unallocated                                                                         149                 -
                                                                                    --------          --------

Total                                                                               $  2,094             100.0%
                                                                                    ========             =====

December 31, 1993
     Commercial, financial and agricultural                                         $  1,525              47.2%
     Real estate mortgage                                                                190              37.2
     Consumer                                                                            182              15.6
     Unallocated                                                                          20                 -
                                                                                    --------          --------

Total                                                                               $  1,917             100.0%
                                                                                    ========             =====

December 31, 1992
     Commercial, financial and agricultural                                         $    395              49.5%
     Real estate mortgage                                                                288              36.8
     Consumer                                                                            142              13.7
     Unallocated                                                                          26                 -
                                                                                    --------          --------

Total                                                                               $    851             100.0%
                                                                                    ========             =====

Comparison of September 30, 1997 and December 31, 1996 Financial Condition

         Total assets increased to $220,077,000 at September 30, 1997, compared to $183,368,000 at December 31, 1996, an increase of $36,709,000 or 20.0%. This increase in assets was funded by an increase in deposits and shareholders' equity. The increase in deposits was substantially due to the assumption of deposits in connection with the acquisition of three branches from National City Bank, Northeast (NCB).

         Total securities increased $28,486,000 or 61.9% to $74,530,000 at September 30, 1997 compared to $46,044,000 at December 31, 1996, as purchases exceeded maturities and payments received. Of the $74,530,000 of total securities on the balance sheet at September 30, 1997, $40,562,000, or 54.4%, are classified as held-to-maturity with the remainder classified as available-for-sale.

         Total loans increased $24.3 million, or 24.5% to $123,497,000 at September 30, 1997 compared to total loans outstanding at December 31, 1996 of $99,197,000. This was primarily the result of real estate loans purchased from a community financial institution in North Central Ohio and partially due to stronger loan demand for commercial, mortgage and installment loans. No significant changes in loan demand are anticipated in the near term.

         UniBank's investment in premises and equipment increased $592,000 or 21.4% from $2,762,000 at December 31, 1996 to $3,354,000 at September 30, 1997.
This was primarily due to the fixed assets purchased in connection with the branches purchased from NCB.

         Total deposits increased $36,959,000 or 23.2%, to $196,317,000 at
September 30, 1997, compared to $159,358,000 at December 31, 1996. The increase was substantially due to the assumption of deposit liabilities in connection with the three branches purchased from NCB.

         UniBank's shareholders' equity increased $1,557,000 or 9.3% to $18,397,000 at September 30, 1997. The increase was primarily due to year to date net income of $1.7 million and decrease in the unrealized loss on securities available for sale and was partially offset by the payment of cash dividends. UniBank's $18,397,000 in shareholders' equity at September 30, 1997, represented 8.4% of total assets which was a decrease from the 9.2% equity ratio at December 31, 1997. UniBank's equity exceeded all regulatory capital requirements at September 30, 1997.

Comparison of December 31, 1996 and 1995 Financial Condition

         Total assets of UniBank were $183,368,000 at December 31, 1996 compared to $173,727,000 at year-end 1995, representing an increase of 5.6%. This growth was primarily in fed funds sold and loans, which were funded by increases in UniBank's deposits and repurchase agreements from its local customer base, and by maturities of securities.

         Total securities decreased $566,000, or 1.2%, from $46,044,000 at year-end 1996 to $46,610,000 at year-end 1995. The distribution within the investment portfolio has changed as U.S. Treasury securities represented 30.3% of the portfolio at December 31, 1996, compared to 8.7% at December 31, 1995. The increase in U. S. Treasury securities was funded by maturities in U.S. government agency securities which decreased from 58.4% of the portfolio at December 31, 1995 to 36.1% at December 31, 1996.

         Gross loans totaled $99,197,000 at December 31, 1996, as compared to $94,628,000 at year-end December 31, 1995, representing an increase of $4,569,000 or 4.8%. The mix of UniBank's loan portfolio changed somewhat during 1996, with commercial loans comprising 35.9% of total loans at December 31, 1996, compared to 41.8% at year-end 1995. Commercial loans decreased $3,940,000, or 10.0%, ending with a $35,574,000 balance as of December 31, 1996 as compared to $39,514,000 at year-end 1995. The decrease was the result of increased competition in the market and loan payments in excess of new loans.

         Installment loans increased $8,814,000 or 40.4% from December 31, 1995 to December 31, 1996. The $30,649,000 of installment loans represented 30.9% of total loans at December 31, 1996, an increase over the 23.0% of total loans at December 31, 1995. Substantially all of the growth in installment loans relates to indirect automobile loans.

         Real estate loans decreased less than 1% from year-end 1995, to $32,974,000 or 33.2% of total loans at December 31, 1996. Real estate loans comprised 35.2% of total loans at December 31, 1995.

         Types of Loans. Total loans on the balance sheet are comprised of the following classification at December 31:

                                                           1 9 9 6                            1 9 9 5
                                                           -------                            -------
                                                  Amount               %             Amount               %
                                                  ------               -             ------               -
                                                                       (Dollars in Thousands)

Commercial, financial and agricultural         $    35,574             35.9%      $    39,514             41.8%
Real estate mortgage                                32,974             33.2            33,279             35.1
Consumer                                            30,649             30.9            21,835             23.1
                                               -----------             ----       -----------             ----

Total loans                                    $    99,197            100.0%      $    94,628           100.00%
                                               ===========            =====       ===========           =======

         Total deposits increased 3.9% to $159,358,000 at December 31, 1996, compared to $153,410,000 at December 31, 1995. Noninterest bearing balances decreased $1,085,000 or 6.7% to $15,032,000 at December 31, 1996 as compared to $16,117,000 at December 31, 1995. Interest bearing deposits increased $7,033,000 or 5.1% to $144,326,000 at December 31,1996 primarily due to the growth in time deposits. Time deposits represented 43.3% of total interest bearing deposits at December 31, 1996 compared to 39.9% at December 31, 1995.

Liquidity and Capital Resources

         Liquidity refers to UniBank's ability to generate sufficient cash to fund current loan demand, meet deposit withdrawals, pay operating expenses and meet the other obligations. UniBank's primary sources of liquidity are cash and cash equivalents, which totaled $30,070,000 at year-end 1996. Net income, securities available-for-sale, and securities and loan repayments also serve as forms of liquidity. Other sources of liquidity which UniBank could use to help to ensure that funds are available when needed include, but are not limited to, the purchase of federal funds sold, adjustments of interest rates to attract deposits, borrowings from unused lines of credit, and borrowings at the Federal Reserve discount window. Management believes that its sources of liquidity are adequate to meet the needs of UniBank.

         As summarized in the statements of cash flow, the most significant investing cash flows in 1996 were purchases of available for sale securities and held to maturity securities of $35.8 million, maturity of available for sale and held to maturity securities of $36.3 million and an increase in net loan obligations of $4.5 million. UniBank's primary financing activity is accepting deposits, which accounted for a cash infusion of $5.9 million in 1996. An additional $2.1 million of cash was provided by increases in securities sold under agreements to repurchase during 1996. Cash and cash equivalents increased $5.8 million from $24.3 million at year-end 1995 to $30.1 million at year-end 1996.

         Total shareholders' equity increased from $15,572,000 at December 31, 1995 to $16,840,000 at December 31, 1996. Most of this increase resulted from net income and was partially offset by the payment of cash dividends and the impact of decreased market values on the fair value of securities available-for-sale. Future volatility in shareholders' equity is expected, as changes in market rates of interest impact the fair value of UniBank's investment portfolio.

         Banking regulations have established minimum capital ratios for banks. As a result, UniBank must meet a risk-based capital requirement, which defines the two tiers of capital and compares each to UniBank's "risk-weighted assets." UniBank's assets and certain off-balance sheet items, such as loan commitments, are each assigned a risk factor so that assets with potentially higher credit risk will require more capital support than assets with lower risk. These regulations require UniBank to have a minimum total risk-based capital ratio of 8%, at least half of which must be Tier 1 capital. UniBank's Tier 1 capital is its shareholders' equity before any gain or loss on securities available-for-sale, while total risk-based capital includes Tier 1 capital and a limited amount of the allowance for loan losses. In addition, a bank's leverage ratio (which for UniBank equals its shareholders' equity, before any gain or loss on securities available-for-sale, divided by total assets) must be maintained at a minimum of 3% to 5%.

         The following table summarizes UniBank's capital ratios in comparison with minimum requirements.

                                           December 31, 1996                   December 31, 1995
                                          Amount        Percent              Amount        Percent
                                          ------        -------              ------        -------
                                                         (Dollars in Thousands)

Leverage Ratio
         Actual                        $     17,032      9.04%           $    15,570        8.85%
         Minimum required                     5,658      3.00                  5,280        3.00

Total risk-based capital
         Actual                        $     18,077     16.63%           $    16,528       15.85%
         Required                             8,697      8.00                  8,344        8.00

Tier 1 risk-based capital
         Actual                        $     17,032     15.67%           $    15,570       14.93%
         Required                             4,349      4.00                  4,172        4.00

Risk adjusted assets                   $    108,717                      $   104,295

         The payment of dividends by UniBank to its shareholders is subject to restrictions by its regulatory authorities, which generally limit dividends to the current and prior two years retained earnings, as defined by regulation. In addition, dividend payments may not reduce regulatory capital levels below the minimum regulatory guidelines discussed above. At December 31, 1996, approximately $3,150,000 was available for payment of dividends under the most restrictive of these guidelines. The Merger Agreement also sets forth certain limitations on the payment of dividends by UniBank to its shareholders. See "PROPOSED MERGER--Business Pending the Merger."

Asset/Liability Management

         Asset/liability management is the process of managing UniBank's exposure to changes in interest rates. The primary measure of interest rate risk exposure is UniBank's "gap," or the difference between interest rate sensitive assets and liabilities that mature or reprice within a certain period of time. In a rising interest rate environment, banks with negative interest rate sensitivity gaps, such as UniBank, will generally experience greater increases in their cost of funds than in the yield of their assets. Conversely, in an environment of falling interest rates, the cost of funds of banks with negative interest rate sensitivity gaps will decrease more rapidly than the yield on their assets. The table below provides a measure of UniBank's interest rate sensitivity at December 31, 1996. This table may not reflect the actual impact of general movements in interest rates on UniBank's net interest income because the repricing of various categories of rate sensitive assets and liabilities are subject to other factors, such as competition, customer performance, and management influence.

                                                 Maturity or Next Rate Adjustment Date
                                                 -------------------------------------

                                     0-3          3-12        One through       Over five
                                   Months        Months       Five Years          Years            Total
                                   ------        ------       ----------          -----            -----
                                                         (Dollars in thousands)
ASSETS
Loan (a)                       $    16,728   $    18,120     $   44,445      $     19,904      $    99,197
Investments (a)(b)                  18,121         8,639         14,072             5,529           46,361
Interest earning deposits            1,397                          100                              1,497
Federal funds sold                  22,000                                                          22,000
                               -----------   -----------     ----------      ------------      -----------
Rate sensitive assets
 (RSA)                         $    58,246   $    26,759     $   58,617      $     25,433      $   169,055
                               ===========   ===========     ==========      ============      ===========

LIABILITIES
Interest-bearing demand
  deposits                     $    47,512                                                     $    47,512
Interest-bearing savings
  deposits                          34,320                                                          34,320
Interest-bearing time
  deposits                          17,358   $    29,441     $   15,686      $          9           62,494
Securities sold under re-
  purchase agreements                6,038                                                           6,038
                               -----------   -----------     ----------      ------------      -----------
Rate sensitive liabilities
  (RSL)                        $   105,228   $    29,441     $   15,686      $          9      $   150,364
                               ===========   ===========     ==========      ============      ===========

Gap (c)                            (46,982)       (2,682)        42,931            25,424           18,691
Cumulative Gap                     (46,982)      (49,664)        (6,733)           18,691           18,691
RSA/RSL                               55.4%        90.9%         273.7%                NM            12.4%
Cumulative Gap/RSA (d)              (27.8%)       (29.4%)         (4.0%)            11.1%            11.1%

(a) Expected maturities will likely differ from contractual maturities because some borrowers and issuers have the right to call or prepay obligations with or without call or prepayment penalties.
(b)   Includes securities held to maturity and available for sale.
(c) Gap is defined as rate sensitive assets less rate sensitive liabilities and may be expressed in dollars or as a percentage.
(d)   Computation is based on total RSA of $169,055

NM - Not Meaningful

Impact of Inflation on Changing Prices

         The financial statements included herein have been prepared in accordance with generally accepted accounting principles, which requires UniBank to measure financial position and operating results in terms of historical dollars, except for securities available for sale which are carried at fair value. Changes in the relative value of money due to inflation or recession are generally not considered.

         In Management's opinion, changes in interest rates affect the financial condition of UniBank to a far greater degree than changes in the inflation rate. While interest rates are greatly influenced by changes in the inflation rate, they do not move concurrently. Rather, interest rate volatility is based on changes in the expected rate of inflation, as well as changes in monetary and fiscal policy. A financial institution's ability to be relatively unaffected by changes in interest rates is a good indicator of its capability to perform in today's volatile economic environment. In an effort to protect itself from the effects of interest rate volatility, UniBank reviews its interest rate risk position frequently, monitoring its exposure and taking necessary steps to minimize any detrimental effects on the Bank's profitability.

Certain Statistical Information

         The following schedules present, for the periods indicated, certain financial and statistical information of UNIBANK under the Commission's Industry Guide 3, or a specific reference as to the location of the required disclosures elsewhere in this Proxy Statement/Prospectus.

Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential

         Average Balance Sheet and Related Analysis of Net Interest Earnings. See the information set forth under the heading "Overview - Average Balances and Yields" in "INFORMATION WITH RESPECT TO UNIBANK - Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Interest Differential. See the information set forth under the heading "Overview - Rate and Volume Variances" in "INFORMATION WITH RESPECT TO UNIBANK - Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Taxable Equivalent Basis. See the information set forth under the table labeled "Net Interest Income" under the heading "Overview - Rate and Volume Variances" in "INFORMATION WITH RESPECT TO UNIBANK - Management's Discussion and Analysis of Financial Condition and Results of Operations."

Investment Portfolio

A. The amortized costs, unrealized gains and losses and estimated fair values are as follows at December 31:

                                                                       Gross          Gross       Estimated
(Dollars in Thousands)                                   Amortized   Unrealized     Unrealized      Fair
                                                           Cost        Gains          Losses        Value
                                                           ----        -----          ------        -----
1996
----
Securities available for sale
   U.S. Treasury securities                            $     8,961    $     6        $   (36)    $     8,931
   U.S. Government agencies                                  3,486          9           (213)          3,282
   Mortgage-backed securities                                1,997        138               -          2,135
   Corporate bonds                                           8,030          -           (221)          7,809
                                                       -----------    -------        --------    -----------

   Total debt securities - available for sale               22,474        153           (470)         22,157
   Equity securities                                           746          -               -            746
                                                       -----------    -------        --------    -----------

   Total securities - available for sale               $    23,220    $   153        $  (470)    $    22,903
                                                       ===========    =======        ========    ===========

Held to maturity
   U.S. Treasury securities                            $     4,997    $     2        $   (17)    $     4,982
   U.S. Government agencies                                 13,359          -           (127)         13,232
   Obligations of states and political
     subdivisions                                              840         11               -            851
   Mortgage-backed securities                                2,452        208               -          2,660
   Corporate bonds                                           1,493          -            (45)          1,448
                                                       -----------    -------        --------    -----------

     Total debt securities -
        held to maturity                               $    23,141    $   221        $  (189)    $    23,173
                                                       ===========    =======        ========    ===========

                                                                          Gross        Gross        Estimated
(Dollars in Thousands)                                     Amortized   Unrealized   Unrealized        Fair
                                                             Cost         Gains       Losses          Value
                                                             ----         -----       ------          -----
1995
----
Securities available for sale
   U.S. Treasury securities                              $   1,997    $    47        $      -     $    2,044
   U.S. Government agencies                                 12,981         65           (203)         12,843
   Obligations of states and political
     subdivisions                                              165          2               -            167
   Mortgage-backed securities                                3,256        166             (3)          3,419
   Corporate bonds                                           6,643         38           (166)          6,515
                                                         ---------    -------        --------     ----------

Total debt securities - available for sale                  25,042        318           (372)         24,988
Equity securities                                              475          2               -            477
                                                         ---------    -------        --------     ----------

   Total securities - available for sale                 $  25,517    $   320        $  (372)     $   25,465
                                                         =========    =======        ========     ==========

                                                                          Gross        Gross        Estimated
(Dollars in Thousands)                                     Amortized   Unrealized   Unrealized        Fair
                                                             Cost         Gains       Losses          Value
                                                             ----         -----       ------          -----
1995
----
Held to maturity
   U.S. Treasury securities                             $    1,993    $    18      $      (9)    $     2,002
   U.S. Government agencies                                 14,382          4           (117)         14,269
   Obligations of states and political
     subdivisions                                              342         13               -            355
   Mortgage-backed securities                                2,934        227               -          3,161
   Corporate bonds                                           1,494          -            (41)          1,453
                                                        ----------    -------      ----------    -----------

     Total debt securities - held to maturity           $   21,145    $   262      $    (167)    $    21,240
                                                        ==========    =======      ==========    ===========

                                                                          Gross        Gross        Estimated
(Dollars in Thousands)                                     Amortized   Unrealized   Unrealized        Fair
                                                             Cost         Gains       Losses          Value
                                                             ----         -----       ------          -----
1994
----
Securities available for sale
   U.S. Government agencies                             $    6,998          -      $  (1,253)    $     5,745
   Mortgage-backed securities                                3,726    $    89            (81)          3,734
   Corporate bonds                                           2,997          -           (317)          2,680
                                                        ----------    -------      ----------    -----------

Total debt securities - available for sale                  13,721         89         (1,651)         12,159
Equity securities                                              475          3               -            478
                                                        ----------    -------      ----------    -----------

   Total securities - available for sale                $   14,196    $    92      $  (1,651)    $    12,637
                                                        ==========    =======      ==========    ===========

Held to maturity
   U.S. Treasury securities                             $    4,943          -      $    (134)    $     4,809
   U.S. Government agencies                                 24,263          -         (1,131)         23,132
   Obligations of states and political
     subdivisions                                            2,508          -            (57)          2,451
   Mortgage-backed securities                                3,319    $    74               -          3,393
   Corporate bonds                                           9,837         66           (107)          9,796
                                                        ----------    -------      ----------    -----------

Total debt securities - held to maturity                $   44,870    $   140      $  (1,429)    $    43,581
                                                        ==========    =======      ==========    ===========

         The following is a schedule of maturities or next rate adjustment date of securities available-for-sale and the related weighted average yield as of December 31, 1996. This schedule is prepared using the estimated fair value except for the yields which are calculated using the amortized cost of the related securities.

                               Available for Sale
                      Maturity or Next Rate Adjustment Date
                                 (In Thousands)

                          0-3 Months      3 Months-1 Yr       1-5 Years         5-10 Years       Over 10 Years
                        Amount   Yield    Amount  Yield    Amount    Yield    Amount   Yield    Amount    Yield
                        ------   -----    ------  -----    ------    -----    ------   -----    ------    -----

U.S. Treasury                -       -        -        -  $ 8,931     5.64%       -       -          -       -
U.S. Government
  agencies                   -       -        -        -    2,787     4.20        -       -     $  495    7.46%
Obligation of state
  and political
  subdivisions               -       -        -        -        -     -           -       -          -       -
Mortgage-backed
  securities                 -       -        -        -        -     -           -       -      2,135    8.75
Corporate bonds              -       -        -        -    3,975     6.19   $1,922    5.39%     1,912    6.74
                        ------  ------   ------   ------    -----     ----    -----  ---------- ------    ----

  Total available
     For sale                -       -        -        -  $ 15,693    5.52%  $1,922    5.39%    $4,542    7.76%
                         =====    ====     ====    =====  ========    ====   ======    ====     ======    ====

The following is a schedule of maturities or next rate adjustment date of securities held-to-maturity and the related weighted average yield as of December 31, 1996. This schedule is prepared using the amortized cost maturing or being placed within the time bracket at the next interest rate adjustment without regard to principal payment.

                                Held to Maturity
                      Maturity or Next Rate Adjustment Date
                                 (In Thousands)

                             0-3 Months        3 Months-1 Yr           1-5 Years          5-10 Years          Over 10 Years
                         Amount      Yield   Amount      Yield    Amount       Yield  Amount       Yield    Amount        Yield
                         ------      -----   ------      -----    ------       -----  ------       -----    ------        -----

U.S. Treasury                -          -    $3,999       5.94%   $  998       4.87%        -          -         -           -
U.S. Government
  agencies              $5,476       5.14%    1,000       4.95     6,883       4.96         -          -         -           -
Obligation of state
  and political
  subdivisions               -          -       497       4.16        98       5.50         -          -    $  245        7.38%
Mortgage-backed
  securities                 -          -         -          -         -          -         -          -     2,452        9.11
Corporate bonds              -          -         -          -       480       5.37    $1,013       5.40%        -           -
                        ------       ----    ------       ----    ------       ----    ------       ----    ------        ----

  Total available
    For sale            $5,476       5.14%   $5,496       5.60%   $8,459       4.98%   $1,013       5.40%   $2,697        8.95%
                        ======       ====    ======       ====    ======       ====    ======       ====    ======        ====

         The weighted average yield is based on the effective yield for all bonds. The yields on the tax exempt portfolio have been adjusted for a tax equivalency rate of 34%. Mortgage-backed securities have been classified at their final state maturity date, except for variable rate securities which are classified at their next rate adjustment date.

         Excluding those holdings of the investment portfolio in U.S. Treasury and other agencies and corporations of the U.S. Government, there were no investments in securities of any one issuer which exceeded 10% of shareholders' equity of UniBank at December 31, 1996.

Loan Portfolio

         Types of Loans. Total loans on the balance sheet are comprised of the following classifications at December 31:

                                       1996            1995             1994            1993             1992
                                       ----            ----             ----            ----             ----
(Dollars in Thousands)
Commercial, financial
  and agricultural                 $     35,574    $     39,514    $      41,115    $     37,022    $     32,837
Real estate mortgage                     32,974          33,279           33,514          29,126          24,377
Consumer                                 30,649          21,835           14,711          12,266           9,096
                                   ------------    ------------    -------------    ------------    ------------

Total loans                        $     99,197    $     94,628    $      89,340    $     78,414    $     66,310
                                   ============    ============    =============    ============    ============

         Maturities and Sensitivities of Loans to Changes in Interest Rates. The following is a schedule of maturities and sensitivities of loans to changes in interest rates as of December 31, 1996:

                                                     3 Months            One            After
                                                      Through          Through          Five
                                    0-3 Months        1 Year         Five Years         Years            Total
                                    ----------        ------         ----------         -----            -----
(In thousands)
Fixed rate                         $      4,220    $      8,459    $      35,703    $     18,185    $     65,567

Variable rate                            12,508           9,661            8,742           1,719          32,630
                                   ------------    ------------    -------------    ------------    ------------

     Total                         $     16,728    $     18,120    $      44,445    $     19,904    $     99,197
                                   ============    ============    =============    ============    ============

                                                                         One
                                                     One Year          Through          After
                                                      or Less        Five Years      Five Years          Total
                                                      -------        ----------      ----------          -----
(In thousands)
Commercial, financial
  and agricultural                                 $     21,919    $      10,558    $      3,097    $     35,574
Other                                                    12,929           33,887          16,807          63,623
                                                   ------------    -------------    ------------    ------------

                                                   $     34,848    $      44,445    $     19,904    $     99,197
                                                   ============    =============    ============    ============

Risk Elements

         The information required by this section is set forth under the heading "Asset Quality - Non-Performing Assets" in "INFORMATION WITH RESPECT TO
UNIBANK - Management's discussion and Analysis of Financial Condition and Results of Operations."

Summary of Loan Loss Experience

         The information required under this section is set forth under the heading "Summary of Loan Loss Experience" in "INFORMATION WITH RESPECT TO UNIBANK - Management's Discussion and Analysis of Financial Condition and Results of Operations."

Deposits

         The schedule of average deposit amounts and average rates is set forth under the heading "Overview - Average Balance Sheet and Related Yields" in "INFORMATION WITH RESPECT TO UNIBANK - Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The following is a schedule of maturities of time deposits in amounts of $100,000 or more as of December 31, 1996:

                  (Dollars in Thousands)

                  Three months or less                     $      3,295
                  Three through six months                        1,931
                  Six through twelve months                       3,164
                  Over twelve months                                945
                                                           ------------

                      Total                                $      9,335
                                                           ============

Return on Equity and Assets

         The information required by this section is set forth under the heading "Selected Financial Information" in "INFORMATION WITH RESPECT TO UNIBANK."

Short-Term Borrowings

         This information is not required to be presented because the average balance of all short-term borrowings was less than shareholders' equity at the end of each period.

                                     EXPERTS
                                     -------

         The consolidated financial statements of Bancshares as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, incorporated by reference in this Proxy Statement/Prospectus have been audited by Crowe, Chizek and Company LLP, as set forth in its report thereon incorporated by reference herein. The financial statements audited by Crowe, Chizek and Company LLP have been incorporated by reference in reliance upon such report given upon their authority as experts in accounting and auditing.

         The financial statements of UniBank as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, included in this Proxy Statement/Prospectus have been audited by Crowe, Chizek and Company LLP, as set forth in its report thereon included herein. The financial statements audited by Crowe, Chizek and Company LLP have been included in reliance upon such report given upon their authority as an expert in accounting and auditing.

         The consolidated financial statements of Century Financial Corporation incorporated by reference in Century's Annual Report on Form 10-K as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, have been audited by S.R. Snodgrass, A.C. independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL OPINIONS
                                 --------------

         A legal opinion has been rendered by Squire, Sanders & Dempsey to the effect that the issuance of the shares of Bancshares Common Shares offered hereby has been duly authorized by Bancshares and that the Shares, when issued in accordance with the Merger Agreement, will be duly issued and outstanding and fully paid and non-assessable.


                                 INDEMNIFICATION
                                 ---------------

         The Regulations of Bancshares provide that Bancshares will indemnify any director or officer of Bancshares or any person who is or has served at the request of Bancshares as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually or reasonably incurred because he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. This indemnification is to the full extent and according to the procedures and requirements of the Ohio General Corporation Law.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling Bancshares pursuant to the foregoing provisions, Bancshares has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                     UNIBANK

                               FINANCIAL STATEMENT

                         INDEX TO FINANCIAL INFORMATION



REPORT OF INDEPENDENT AUDITORS...................................................................F-1


FINANCIAL STATEMENTS

         BALANCE SHEETS--1996 and 1995...........................................................F-2

         STATEMENTS OF INCOME - 1996, 1995 AND 1994..............................................F-3

         STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
         -1996, 1995 and 1994....................................................................F-4

         STATEMENTS OF CASH FLOWS--1996, 1995 and 1994...........................................F-5

         NOTES TO FINANCIAL STATEMENTS...........................................................F-6

         BALANCE SHEETS (UNAUDITED)--September 30, 1997 and
         December 31, 1996.......................................................................F-20

         STATEMENTS OF INCOME (UNAUDITED)--Three and Nine Months Ended
           September 30, 1997 and 1996...........................................................F-21

         CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS'
           EQUITY (UNAUDITED)--Nine Months Ended
           September 30, 1997 and 1996...........................................................F-22

         STATEMENTS OF CASH FLOWS (UNAUDITED)--Nine Months
           Ended September 30, 1997 and 1996.....................................................F-23

         NOTES TO FINANCIAL STATEMENTS...........................................................F-24

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
UniBank
Steubenville, Ohio


We have audited the accompanying balance sheets of UniBank as of December 31, 1996 and 1995, and related statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UniBank, as of December 31, 1996 and 1995, and the results of its operations and cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.




                                    Crowe, Chizek and Company LLP

Columbus, Ohio
February 26, 1997

                                     UNIBANK
                                 BALANCE SHEETS
                           December 31, 1996 and 1995


                                                                                        1996             1995
                                                                                        ----             ----
                                                                                       (Dollars in thousands)
ASSETS
Cash and due from banks                                                             $      8,070    $      6,953
Federal funds sold                                                                        22,000          17,350
                                                                                    ------------    ------------
     Total cash and cash equivalents                                                      30,070          24,303
Interest-bearing deposits with financial institutions                                      1,497             700
Securities available for sale (Note 2)                                                    22,903          25,465
Securities held to maturity (Fair value of
  $23,173 in 1996 and $21,240 in 1995) (Note 2)                                           23,141          21,145
Total loans (Note 3)                                                                      99,197          94,628
Less allowance for loan losses (Note 3)                                                   (1,045)           (958)
                                                                                    ------------    ------------
         Net loans                                                                        98,152          93,670
Premises and equipment, net (Note 4)                                                       2,762           2,695
Accrued interest receivable and other assets                                               4,843           5,749
                                                                                    ------------    ------------

         Total assets                                                               $    183,368    $    173,727
                                                                                    ============    ============

LIABILITIES
Deposits
     Noninterest bearing deposits                                                   $     15,032    $     16,117
     Interest bearing deposits (Note 5)                                                  144,326         137,293
                                                                                         -------         -------
         Total deposits                                                                  159,358         153,410
Securities sold under repurchase agreements
  and Federal Funds purchased (Note 6)                                                     6,038           3,925
Accrued interest payable and other liabilities                                             1,132             820
                                                                                    ------------    ------------

     Total liabilities                                                                   166,528         158,155
                                                                                    ------------    ------------

Commitments and contingencies (Note 9)

SHAREHOLDERS' EQUITY (Note 11)
Common stock, $10.00 par value; 75,000 shares authorized,
  issued and outstanding                                                                     750             750
Additional paid-in capital                                                                 6,750           6,750
Retained earnings                                                                          9,549           8,107
Net unrealized loss on securities available for sale,
  net of tax                                                                                (209)            (35)
                                                                                    ------------    ------------
     Total shareholders' equity                                                           16,840          15,572
                                                                                    ------------    ------------
         Total liabilities and shareholders' equity                                 $    183,368    $    173,727
                                                                                    ============    ============


                 See accompanying notes to financial statements.
                                       F-2

                                     UNIBANK
                              STATEMENTS OF INCOME
                        December 31, 1996, 1995 and 1994


                                                                        1996            1995             1994
                                                                        ----            ----             ----
                                                                     (Dollars in thousands, except per share data)
INTEREST INCOME
     Loans, including fees                                         $       8,557    $      8,157    $      6,866
     Investment and mortgage backed securities
         Taxable                                                           2,831           3,290           3,448
         Nontaxable                                                           16              54             134
     Federal funds sold                                                    1,371             698             380
     Other                                                                    87              83             170
                                                                   -------------    ------------    ------------
         Total interest income                                            12,862          12,282          10,998
                                                                   -------------    ------------    ------------

INTEREST EXPENSE
     Deposits                                                              5,294           4,660           4,019
     Federal funds and repurchase agreements                                 234             154              92
                                                                   -------------    ------------    ------------
         Total interest expense                                            5,528           4,814           4,111
                                                                   -------------    ------------    ------------

NET INTEREST INCOME                                                        7,334           7,468           6,887

PROVISION FOR LOAN LOSSES (Note 3)                                            40             240             260
                                                                   -------------    ------------    ------------

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                                               7,294           7,228           6,627
                                                                   -------------    ------------    ------------

OTHER INCOME
     Service charges and fees on deposits                                    545             455             403
     Securities gains (losses)                                                              (155)           (155)
     Other income (Note 12)                                                  648             164             200
                                                                   -------------    ------------    ------------
         Total other income                                                1,193             464             758
                                                                   -------------    ------------    ------------

OTHER EXPENSE
     Salaries and employee benefits (Note 7)                               2,775           2,518           2,292
     Occupancy and equipment expense                                         627             595             668
     Other operating expenses (Note 12)                                    1,994           1,740           1,863
                                                                   -------------    ------------    ------------
         Total other expense                                               5,396           4,853           4,823
                                                                   -------------    ------------    ------------

INCOME BEFORE INCOME TAXES                                                 3,091           2,839           2,562

INCOME TAXES (Note 8)                                                        973             876             799
                                                                   -------------    ------------    ------------

NET INCOME                                                         $       2,118    $      1,963    $      1,763
                                                                   =============    ============    ============


EARNINGS PER COMMON SHARE (Note 1)                                 $       28.24    $      26.18    $      23.51
                                                                   =============    ============    ============


                 See accompanying notes to financial statements.
                                       F-3

                              UNIBANK STATEMENTS OF
                   CHANGES IN SHAREHOLDERS' EQUITY Years ended
                        December 31, 1996, 1995 and 1994



                                                                                     Unrealized
                                                                                       Loss on
                                                          Additional                  Securities         Total
                                             Common        Paid-In      Retained      Available      Shareholders'
                                             Stock         Capital      Earnings      For Sale           Equity
                                             -----         -------      --------      --------           ------
                                                        (Dollars in thousands, except per share data)

BALANCES AT JANUARY 1, 1994                $     750      $   6,750     $   5,532                      $  13,032

Net income                                                                  1,763                          1,763
Unrealized gain on securities
  available for sale upon adoption
  of SFAS No. 115, net of tax                                                         $     263              263
Cash dividends declared
  ($7.25 per share)                                                          (544)                          (544)
Change in unrealized gain on
  securities available for sale,
   net of tax                                                                            (1,292)          (1,292)
                                           ---------      ---------     ---------     ---------       ----------
BALANCES AT DECEMBER 31, 1994                    750          6,750         6,751        (1,029)          13,222

Net income                                                                  1,963                          1,963
Cash dividends declared
  ($8.10 per share)                                                          (607)                          (607)
Change in unrealized loss on
  securities available for sale                                                             994              994
                                           ---------      ---------     ---------     ---------       ----------

BALANCES AT DECEMBER 31, 1995                    750          6,750         8,107           (35)          15,572

Net income                                                                  2,118                          2,118
Cash dividends declared
  ($9.00 per share)                                                          (676)                          (676)
Change in unrealized loss on
  securities available for sale                                                            (174)            (174)
                                           ---------      ---------     ---------     ---------       ----------
BALANCES AT DECEMBER 31, 1996              $     750      $   6,750     $   9,549     $    (209)      $   16,840
                                           =========      =========     =========     =========       ==========


                 See accompanying notes to financial statements.
                                       F-4

                                     UNIBANK
                            STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1996, 1995 and 1994


                                                                1996            1995            1994
                                                                ----            ----            ----
                                                                               (Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                               $  2,118        $  1,963        $  1,763
     Adjustments to reconcile net income to net cash
       provided by operating activities
         Depreciation and amortization                             311             341             397
         Securities amortization and accretion, net               (240)            (84)            (21)
         Provision for loan losses                                  40             240             260
         Provisions for losses on other real estate                260
         Deferred tax expense (benefit)                            (73)           (570)            (35)
         Increase in cash value of life insurance                  (84)            (55)            (61)
         Gain on sale of other real estate                          (2)                            (11)
         Securities (gains) losses                                                 155            (155)
         Gain on sale of loans                                                                     (19)
         Changes in other assets and liabilities                 1,167            (913)           (247)
                                                              --------        --------        --------
              Net cash provided by operating activities          3,497           2,217           1,913
                                                              --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net change in interest-bearing deposits
      with financial institutions                                 (797)          2,996             402
     Securities available for sale:
         Proceeds from sales                                                     1,845           5,587
         Proceeds from maturities
           and payments                                         22,584           3,480             787
         Purchases                                             (20,141          (6,934)         (2,014)
     Securities held to maturity:
         Proceeds from maturities
           and payments                                         13,762          13,941          18,269
         Purchases                                             (15,663)         (5,094)        (18,361)
     Net increase in loans                                      (4,521)         (8,363)        (12,251)
     Proceeds from sale of loans                                                                 1,185
     Sale of other real estate                                      37               7              81
     Purchase of premises and equipment                           (377)           (376)           (197)
     Life insurance contracts purchased                                           (724)
                                                              --------        --------        --------
         Net cash used by investing activities                  (5,116)            778          (6,512)
                                                              --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                      5,948           9,489           5,871
     Net increase in securities sold under
       agreements to repurchase                                  2,113             407           1,117
     Cash dividends paid                                          (675)           (608)           (544)
                                                              --------        --------        --------
         Net cash provided by financing activities               7,386           9,288           6,444
                                                              --------        --------        --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                        5,767          12,283           1,845

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                  24,303          12,020          10,175
                                                              --------        --------        --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                      $ 30,070        $ 24,303        $ 12,020
                                                              ========        ========        ========


                 See accompanying notes to financial statements.
                                       F-5

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Bank are based on generally accepted accounting principles and conform to general practices within the banking industry. The following is a description of the more significant accounting policies followed by UniBank ("Bank").

ORGANIZATION: On May 17, 1985, UniBank was established as a result of a purchase of four branch offices from AmeriTrust. Effective July 1, 1989 the Bank purchased the assets and assumed the liabilities of the Amsterdam State Bank. UniBank is state chartered and insured by the Federal Deposit Insurance Corporation. It is regulated and supervised by the Ohio Division of Banks and the Federal Deposit Insurance Corporation.

NATURE OF OPERATIONS: The Bank is engaged in the business of commercial and retail banking and grants commercial, real estate and installment loans to customers mainly in Jefferson County, Ohio, the eastern-central region of Ohio and northwestern West Virginia. These communities are the source of substantially all the Bank's deposit and loan activities. The majority of the Bank's income is derived from commercial and retail lending activities.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS: In preparing financial statements, management must make estimates and assumptions. These estimates and assumptions affect the amounts reported for assets, liabilities, revenue and expenses, as well as the disclosures provided. Future results could differ from the current estimates.

Areas involving the use of management's estimates and assumptions include the allowance for loan losses, realization of deferred tax assets, fair value of certain securities, determination and carrying value of impaired loans, the carrying value of other real estate owned, recognition and measurement of loss contingencies, depreciation of premises and equipment and carrying value and amortization of intangible assets. Estimates that are more susceptible to change in the near term include the allowance for loan losses, the carrying value of other real estate owned and the fair value of certain securities.

SECURITIES: Held-to-maturity securities are those which management has the positive intent and the Bank has the ability to hold to maturity, and are reported at cost, adjusted for amortization of premiums and accretion of discounts. Available-for-sale securities are those which the Bank may decide to sell, if needed, for liquidity, asset-liability management or other reasons. Available-for-sale securities are reported at fair value with unrealized gains or losses included as a separate component of shareholders' equity, net of tax. Realized gains or losses are determined based on the amortized cost of the specific security sold.



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses, which is reported as a deduction from loans, is available for loan charge-offs. This allowance is increased by provisions charged to earnings and is reduced by loan charge-offs, net of recoveries. The adequacy of the allowance is based on management's evaluation of several key factors including information about specific borrower situations, their financial condition, collateral values, current economic conditions, changes in the mix and levels of the various types of loans, past charge-off experience and other pertinent information. The allowance for loan losses is based on estimates using currently available information and the ultimate losses may vary from current estimates due to changes in circumstances. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. Charge-offs are made against the allowance for loan losses when management concludes that loan amounts are likely to be uncollectible.

Smaller balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one- to four-family residences, automobile, home equity and second mortgage loans less than $200,000. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of a borrower's operating results and financial condition indicate that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Loans are generally moved to nonaccrual status when 90 days or more past due. Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral by allocating a portion of the allowance for loan losses to such loans.

INTEREST AND FEES ON LOANS: Interest income from commercial, real estate and installment loans is computed using the simple interest method and is credited to income daily. The accrual of interest on loans is suspended when, in management's opinion, the collection of all or a portion of the loan principal has become doubtful. The carrying value of impaired loans is periodically adjusted to reflect cash payments, revised estimates of future cash flows and increases in the present value of expected cash flows due to the passage of time. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as reductions or increases in the unallocated portion of the allowance and, to the extent necessary, the provision for loan losses. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value.

Loan fees and direct costs associated with originating or acquiring loans are deferred over the life of the related loans as an adjustment of the yield. Premiums and discounts on acquired loans are being amortized and accreted over the estimated lives of the related loans, as an adjustment of the yield.



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PREMISES AND EQUIPMENT: Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. Costs of major additions and improvements are capitalized, while maintenance and repairs are charged to operating expense when incurred. The asset accounts are relieved of the costs and the accumulated depreciation is charged with the applicable amount when the property is disposed of or retired. Any resulting gain or loss is reflected in the results of operations.

REAL ESTATE OWNED: Real estate acquired through foreclosure or deed-in-lieu-of-foreclosure is initially recorded at the estimated fair value at the date of foreclosure. The costs of preparing properties for their intended use are capitalized, whereas costs relating to the holding of property are expensed. Any subsequent reductions in the estimated fair value are reflected through a charge to operations.

INCOME TAXES: The Bank follows the liability method in accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes.

PER SHARE DATA: Earnings and dividends per share amounts reflected herein have been computed based on the weighted average shares outstanding which is 75,000 for the years ended December 31, 1996, 1995 and 1994.

STATEMENTS OF CASH FLOWS: The Bank reports net cash flows for customer loan transactions, deposit transactions and time deposits made with other financial institutions. The Bank considers cash, noninterest-bearing deposits with banks and federal funds sold to be cash equivalents. For the years ended December 31, 1996, 1995, and 1994 the Bank paid interest of $5,520,000, $5,163,000, and
$4,066,000, respectively, and income taxes of $982,000, $601,000, and $850,000, respectively.

RECLASSIFICATIONS: Certain amounts appearing in the financial statements and notes thereto for the year ended December 31, 1995 and 1994 have been reclassified to conform with the December 31, 1996 presentation.




                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 2 - SECURITIES

The amortized costs and estimated fair values of securities are as follows:

                                                                          December 31, 1996
                                                   -------------------------------------------------------------
                                                                          Gross        Gross        Estimated
                                                       Amortized       Unrealized   Unrealized        Fair
                                                         Cost             Gains       Losses          Value
                                                         ----             -----       ------          -----
AVAILABLE FOR SALE                                                   (Dollars in Thousands)
     U.S. Treasury securities                      $         8,961   $          6  $        (36) $         8,931
     U.S. government agencies                                3,486              9          (213)           3,282
     Mortgage-backed securities                              1,997            138                          2,135
     Corporate bonds                                         8,030                         (221)           7,809
                                                   ---------------   ------------  ------------  ---------------
         Total debt securities
           available for sale                               22,474            153          (470)          22,157
     Equity securities                                         746                                           746
                                                   ---------------   ------------  ------------  ---------------
         Total securities
           available for sale                      $        23,220   $        153  $       (470) $        22,903
                                                   ===============   ============  ============  ===============

HELD TO MATURITY
     U.S. Treasury securities                      $         4,997   $          2  $        (17) $         4,982
     U.S. government agencies                               13,359                         (127)          13,232
     Obligations of states and
       political subdivisions                                  840             11                            851
     Mortgage-backed securities                              2,452            208                          2,660
     Corporate bonds                                         1,493                          (45)           1,448
                                                   ---------------   ------------  ------------  ---------------
         Total debt securities
           held to maturity                        $        23,141   $        221  $       (189) $        23,173
                                                   ===============   ============  ============  ===============

                                                                          December 31, 1995
                                                   -------------------------------------------------------------
                                                                          Gross             Gross        Estimated
                                                       Amortized       Unrealized        Unrealized        Fair
                                                         Cost             Gains            Losses          Value
                                                         ----             -----            ------          -----
AVAILABLE FOR SALE
     U.S. Treasury securities                      $         1,997   $         47                $         2,044
     U.S. government agencies                               12,981             65  $       (203)          12,843
     Obligations of states and
       political subdivisions                                  165              2                            167
     Mortgage-backed securities                              3,256            166            (3)           3,419
     Corporate bonds                                         6,643             38          (166)           6,515
                                                   ---------------   ------------  ------------  ---------------
         Total debt securities
           available for sale                               25,042            318          (372)          24,988
     Equity securities                                         475              2                            477
                                                   ---------------   ------------  ------------  ---------------
         Total securities
           available for sale                      $        25,517   $        320  $       (372) $        25,465
                                                   ===============   ============  ============  ===============



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 2 - SECURITIES (Continued)

                                                                        (Dollars in thousands)
                                                                          December 31, 1995
                                                   --------------------------------------------------------------
                                                                          Gross         Gross        Estimated
                                                       Amortized       Unrealized    Unrealized        Fair
                                                         Cost             Gains        Losses          Value
                                                         ----             -----        ------          -----
HELD TO MATURITY
     U.S. Treasury securities                      $         1,993   $         18  $         (9) $         2,002
     U.S. government agencies                               14,382              4          (117)          14,269
     Obligations of states and
       political subdivisions                                  342             13                            355
     Mortgage-backed securities                              2,934            227                          3,161
     Corporate bonds                                         1,494                          (41)           1,453
                                                   ---------------   ------------  ------------  ---------------
         Total debt securities
           held to maturity                        $        21,145   $        262  $       (167) $        21,240
                                                   ===============   ============  ============  ===============

The amortized cost and estimated fair value of debt securities at December 31, 1996 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                     Estimated
                                                                                   Amortized           Fair
                                                                                     Cost              Value
                                                                                     ----              -----
                                                                                     (Dollars in thousands)
AVAILABLE FOR SALE
     Due after one year through five years                                      $        15,997  $        15,694
     Due after five years through ten years                                               2,016            1,922
     Due after ten years                                                                  2,464            2,406
     Mortgage-backed securities                                                           1,997            2,135
                                                                                ---------------  ---------------

         Total available for sale                                               $        22,474  $        22,157
                                                                                ===============  ===============

                                                                                                     Estimated
                                                                                   Amortized           Fair
                                                                                     Cost              Value
                                                                                     ----              -----
                                                                                     (Dollars in thousands)
HELD TO MATURITY
     Due in one year or less                                                    $        10,972  $        10,958
     Due after one year through five years                                                8,459            8,330
     Due after five years through ten years                                               1,013              973
     Due after ten years                                                                    245              252
     Mortgage-backed securities                                                           2,452            2,660
                                                                                ---------------  ---------------
         Total held to maturity                                                 $        23,141  $        23,173
                                                                                ===============  ===============



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 2 - SECURITIES (Continued)

Proceeds from sales of securities during 1995 and 1994 were $1,845,000 and $5,587,000. Gross losses of $155,000 were realized in 1995. Gross gains of $155,000 were realized in 1994. No securities were sold during 1996.

Securities with a carrying value of $34,385,000 and $36,618,000 at December 31, 1996 and 1995, respectively, were pledged to secure deposits and repurchase agreements.

During 1995, $9,815,000 of securities were reclassified from held to maturity to available for sale, based on new interpretations issued for Financial Accounting Standard No. 115.


NOTE 3 - LOANS

Loan balances at December 31, 1996 and 1995 are summarized as follows:

                                                             1996                 1995
                                                             ----                 ----
                                                              (Dollars in thousands)

         Commercial                                   $          35,574    $          39,514
         Real estate                                             32,974               33,279
         Installment                                             30,649               21,835
                                                      -----------------    -----------------
              Total loans                             $          99,197    $          94,628
                                                      =================    =================

At December 31, 1996 and 1995, certain officers and directors, their immediate families and their related business interests were indebted to the Bank in the aggregate amount of approximately $2,136,000 and $2,686,000, respectively.

The activity in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994 is summarized as follows:

                                                             1996                 1995                 1994
                                                             ----                 ----                 ----
                                                                         (Dollars in thousands)

         Beginning balance                            $             958    $           2,094    $          1,917
         Provision for loan losses                                   40                  240                 260
         Loans charged off                                         (166)              (1,515)               (120)
         Recoveries on previously
           charged off loans                                        213                  139                  37
                                                      -----------------    -----------------    ----------------
              Ending balance                          $           1,045    $             958    $          2,094
                                                      =================    =================    ================



The Bank did not identify any loans as impaired at or during the year ended December 31, 1996 and at December 31, 1995. The average balance of impaired loans during 1995 was $2,640,000. Interest income recognized on impaired loans during 1995 was $128,000, all on a cash basis.



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994





Other real estate owned at December 31, 1996 was $1,402,000. The carrying value of this property was $1,662,000 at December 31, 1995. The reduction in carrying value of $260,000 was recorded in the statement of income during 1996. The property was subsequently sold in 1997 with no significant loss.


NOTE 4 - PREMISES AND EQUIPMENT

Major classifications of premises and equipment at December 31, 1996 and 1995 are summarized as follows:

                                                                                 1996            1995
                                                                                 ----            ----
                                                                                 (Dollars in thousands)

         Land                                                                $        831     $        831
         Building                                                                   2,065            1,892
         Equipment, furniture and fixtures                                          3,101            2,900
         Leasehold improvements                                                       245              242
                                                                             ------------     ------------

              Total cost                                                            6,242            5,865

         Accumulated depreciation                                                   3,480            3,170
                                                                             ------------     ------------

         Premises and equipment, net                                         $      2,762     $      2,695
                                                                             ============     ============

Rental commitments under noncancelable operating leases are:

                                                   (Dollars in thousands)
                           1997                         $         60
                           1998                                   60
                           1999                                   60
                           2000                                   60
                           2001                                   60
                           Thereafter                            690
                                                        ------------

                                                        $        990
                                                        ============




                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 5 - INTEREST-BEARING DEPOSITS

At December 31, 1996 and 1995, total interest-bearing deposits as presented on the balance sheet is comprised of the following classifications:

                                                                                  1996            1995
                                                                                  ----            ----
                                                                                 (Dollars in thousands)

         Interest-bearing demand                                             $     47,512     $     47,952
         Savings                                                                   34,320           34,554
         Time
              Denominations under $100,000                                         53,159           47,024
              Denominations of $100,000 or more                                     9,335            7,763
                                                                             ------------     ------------

                  Total interest-bearing deposits                            $    144,326     $    137,293
                                                                             ============     ============

At December 31, 1996, scheduled maturities of time deposits are as follows:

                                                           (Dollars in thousands)
                           1997                                $     46,185
                           1998                                      14,379
                           1999                                       1,226
                           2000                                         677
                           2001 and thereafter                           27
                                                               ------------

                                                               $     62,494
                                                               ============


NOTE 6 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Repurchase agreements generally mature within three months from the transaction date. Physical control is maintained for all securities sold under repurchase agreements. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                  1996            1995
                                                                                  ----            ----
                                                                                 (Dollars in thousands)
         Average daily balance
           during the year                                                   $      5,728     $      3,473
         Average interest rate during the year                                       3.96%            4.34%
         Maximum month-end balance
           during the year                                                   $      6,877     $      5,171



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 7 - EMPLOYEE BENEFIT PLAN

The Bank has a contributory 401(k) plan that covers substantially all employees. Eligibility requirements for the plan are one year of service and at least 21 years of age. The annual expense of the Plan is based on the discretionary contribution determined by the Board of Directors, which was 7% of salary for the years ended December 31, 1996, 1995 and 1994, respectively. Employee voluntary contributions are vested at all times whereas employer contributions are 20% vested after three years service and vesting increases 20% per year through year seven when the employer contributions are fully vested. The 1996, 1995, and 1994 expenses related to the plan were $133,000 and $128,000, and $115,000 respectively.


NOTE 8 - INCOME TAXES

The provision for income taxes for the year ended December 31, 1996 and 1995 consists of the following:

                                                                 1996             1995            1994
                                                                 ----             ----            ----
                                                                         (Dollars in thousands)

         Current                                             $      1,046    $        305     $        835
         Deferred tax expense (benefit)                               (73)            571              (36)
                                                             ------------    ------------     -------------

              Total provision for income taxes               $        973    $        876     $        799
                                                             ============    ============     ============

The difference between the financial statement tax provision and amounts computed by applying the statutory federal income tax rate of 34% to income before taxes are as follows:

                                                                 1996             1995            1994
                                                                 ----             ----            ----
                                                                         (Dollars in thousands)
         Income tax computed at statutory
           federal income tax rate                           $      1,051    $        965     $        871
         Tax exempt income                                            (83)            (91)             (70)
         Other                                                          5               2               (2)
                                                             ------------    ------------     ------------

              Income tax expense                             $        973    $        876     $        799
                                                             ============    ============     ============



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 8 - INCOME TAXES (Continued)

The sources of gross deferred tax assets and liabilities at December 31, 1996, 1995, and 1994 were as follows:

                                                                 1996             1995            1994
                                                                 ----             ----            ----
                                                                         (Dollars in Thousands)

         Items giving rise to deferred tax assets:
         Allowance for loan losses in excess
           of tax reserve                                    $        130    $        123     $        633
         Depreciation                                                  71              68               32
         REO writedowns and rental income                             160              61                -
         Unrealized loss on securities
           available for sale                                         107              18              530
         Other                                                        103              95              166
                                                             ------------    ------------     ------------
                                                                      571             365            1,361

         Items giving rise to deferred tax Liabilities:
         Deferred loan fees                                           133              84               15
         Other                                                         33              39               22
                                                             ------------    ------------     ------------
                                                                      166             123               37

         Net deferred tax asset                              $        405    $        242     $      1,324
                                                             ============    ============     ============


NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to make loans. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

At December 31, 1996 and 1995, the Bank had commitments to make loans at market rates approximating $13,770,000 and $13,740,000, respectively. At December 31, 1996, approximately $12,564,000 of commitments had adjustable rates and $1,206,000 had fixed rates.

Commitments generally have fixed expiration dates of less than twelve months. Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets or other items.



                                   (Continued)

                                    UNIBANK
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

At December 31, 1996 and 1995, the Bank was required to have $1,461,000 and $1,561,000, respectively, on deposit with the Federal Reserve Bank or as cash on hand. These reserves do not earn interest.

The Bank entered into a Branch Purchase and Assumption Agreement dated October 31, 1996 with National City Bank, Northeast (NCB) to purchase from NCB, banking offices located in Tiltonsville, Mingo Junction and East Liverpool, Ohio. The Bank will acquire the real estate and buildings of these offices and assume deposit liabilities of approximately $37 million in 1997. The Bank will pay NCB premiums ranging between 2.5% to 6.5% of deposits, or approximately $2 million on the date of closing.


NOTE 10 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amount and estimated fair values of financial instruments are as follows at December 31, 1996 and 1995:

                                                              1 9 9 6                          1 9 9 5
                                                              -------                          -------
                                                                        (Dollars in thousands)
                                                     Carrying         Estimated         Carrying       Estimated
                                                      Amount         Fair Value          Amount       Fair Value
                                                      ------         ----------          ------       ----------
FINANCIAL ASSETS
     Cash and equivalents                          $     30,070    $      30,070    $     24,303    $     24,303
     Interest-bearing deposits
       with banks                                         1,497            1,497             700             700
     Securities
       available for sale                                22,903           22,903          25,465          25,465
     Securities
       held to maturity                                  23,141           23,173          21,145          21,240
     Loans, net of allowance
       for loan losses                                   98,152           99,530          93,670          93,386
     Accrued interest receivable                          1,037            1,037           1,127           1,127
     Cash value of life insurance                         1,790            1,790           1,707           1,707

FINANCIAL LIABILITIES
     Demand and savings
       deposits                                    $    (96,864)   $     (96,864)   $    (96,864)   $    (98,623)
     Time deposits                                      (62,494)         (62,718)        (54,789)        (54,799)
     Repurchase agreements                               (6,038)          (6,038)         (3,925)         (3,925)
     Accrued interest payable                              (205)            (205)           (199)           (199)



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 10 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

For purposes of the above disclosures of estimated fair value, the following assumptions were used. The estimated fair value for cash and cash equivalents is considered to approximate cost. The estimated fair value of securities is based on quoted market values for the individual securities or for equivalent securities. Carrying value is considered to approximate fair value for loans that contractually reprice at intervals of less than six months, cash value of life insurance, short-term borrowings, deposit liabilities subject to immediate withdrawal and accrued interest. The fair values of fixed rate loans, loans that reprice less frequently than each six months and time deposits have been approximated by a discount rate value technique utilizing estimated market interest rates as of December 31, 1996 and 1995. The fair value of unrecorded commitments at December 31, 1996 and 1995 is not material.

While these estimates of fair value are based on management's judgment of the most appropriate factors, no assurance can be given that, were the Bank to have disposed of such items at December 31, 1996 and 1995, the estimated fair values would necessarily have been achieved at these dates, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1996 and 1995 should not necessarily be considered to apply at subsequent dates.

Other assets and liabilities of the Bank may have value but are not included in the above disclosures, such as property and equipment. Also, nonfinancial instruments typically not recognized in these financial statements nevertheless may have value, but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the value of a trained work force, customer goodwill and similar items.


NOTE 11 - REGULATORY MATTERS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.




                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 11 - REGULATORY MATTERS (Continued)

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion and plans for capital restoration are required. The minimum requirements are:

                                                           Capital to Risk-
                                                            Weighted Assets
                                                            ---------------             Tier I Capital
                                                       Total              Tier 1       to Average Assets
                                                       -----              ------       -----------------
     (Dollars in thousands)

         Well capitalized                                10%                  6%               5%
         Adequately capitalized                           8%                  4%               4%
         Undercapitalized                                 6%                  3%               3%

The Bank met the requirements of well capitalized institutions, as defined above, at December 31, 1996. The Bank's actual capital and the required amount of capital for capital adequacy purposes and to be considered well capitalized at December 31, 1996 was:

                                                                                                  Minimum
                                                                                              Required to be
                                                                                             Well Capitalized
                                                               Minimum Required                Under Prompt
                                                                  for Capital                   Corrective
                                       Actual                  Adequacy Purposes            Action Regulations
                                       ------                  -----------------            ------------------
                                 Amount        Ratio         Amount        Ratio            Amount        Ratio
                                 ------        -----         ------        -----            ------        -----
                                                            (Dollars in thousands)
Total capital (to
  risk-weighted assets)       $   18,077      16.6%        $    8,697     8.0%           $   10,872      10.0%
Tier 1 capital (to
  risk-weighted assets)       $   17,032      15.7%        $    4,349     4.0%           $    6,523       6.0%
Tier 1 capital
  (to average assets)         $   17,032       9.0%        $    7,543     4.0%           $    9,429       5.0%

The payment of dividends by the Bank is subject to restrictions by its regulatory agency. These restrictions generally limit dividends to the current and prior two years retained earnings as defined by the regulations. In addition, dividends may not reduce capital levels below the minimum regulatory requirements disclosed above. Under the most restrictive of these requirements, the Bank estimates that retained earnings available for payment of dividends approximates $3,150,000 at December 31, 1996.



                                   (Continued)

                                     UNIBANK
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994




NOTE 12 - OTHER INCOME AND EXPENSES

                                                                        1996            1995             1994
                                                                        ----            ----             ----
                                                                               (Dollars in thousands)
         Other income
              Income from REO                                      $         460    $          -    $          -
              Other income                                                   188             164             200
                                                                   -------------    ------------    ------------

                  Total other income                               $         648    $        164    $        200
                                                                   =============    ============    ============

         Other expenses
              Computer processing                                  $         295    $        276    $        271
              Franchise tax                                                  224             194             198
              Writedown of REO                                               260               -               -
              FDIC assessment                                                  2             193             351
              Other expense                                                1,213           1,077           1,043
                                                                   -------------    ------------    ------------

                  Total other expenses                             $       1,994    $      1,740    $      1,863
                                                                   =============    ============    ============


NOTE 13 - QUARTERLY INFORMATION

                                                                             Quarter Ended
                                                      Mar. 31          Jun. 30        Sept. 30          Dec. 31
                                                      -------          -------        --------          -------
                                                           (Dollars in thousands, except per share data )
         1996:
              Interest income                      $      3,098    $       3,126    $      3,262    $      3,364
              Net interest income                         1,785            1,783           1,838           1,917
              Provision for loan losses                      40                -               -
              Net income                                    522              554             390             652
              Earnings per common share            $       6.95    $        7.39    $       5.21    $       8.69

         1995:
              Interest income                      $      2,881    $       3,018    $      3,174    $      3,189
              Net interest income                         1,799            1,868           1,898           1,883
              Provision for loan losses                      60               60              60              60
              Net income                                    453              499             500             511
              Earnings per common share            $       6.04    $        6.66    $       6.67    $       6.81


                 See accompanying notes to financial statements.
                                      F-19

                                     UNIBANK
                           BALANCE SHEETS (UNAUDITED)
                    September 30, 1997 and December 31, 1996




                                                           September 30,    December 31,
                                                               1997             1996
                                                               ----             ----
                                                             (Dollars in thousands)
ASSETS
Cash and due from banks                                     $   8,721        $   8,070
Federal funds sold                                              2,450           22,000
                                                            ---------        ---------
     Total cash and cash equivalents                           11,171           30,070
Interest-bearing deposits with financial institutions           2,823            1,497
Securities available for sale (Note 2)                         33,968           22,903
Securities held to maturity (fair value
  of $23,173 in 1996 and $21,240 in 1995) (Note 2)             40,562           23,141
Total loans (Note 3)                                          123,497           99,197
Less allowance for loan losses                                   (909)          (1,045)
                                                            ---------        ---------
     Net loans                                                122,588           98,152
Premises and equipment, net                                     3,354            2,762
Intangible assets                                               1,753               20
Accrued interest receivable and other assets                    3,858            4,823
                                                            ---------        ---------

     Total assets                                           $ 220,077        $ 183,368
                                                            =========        =========

LIABILITIES
Deposits
     Non Interest bering deposits                           $  17,289        $  15,032
     Interest bearing deposits                                179,028          144,326
                                                            ---------        ---------
     Total Deposits                                           196,317          159,358

Securities sold under repurchase agreements and
     federal funds purchased                                    4,568            6,038
Accrued interest payable and other liabilities                    795            1,132
                                                            ---------        ---------

     Total liabilities                                        201,680          166,528
                                                            ---------        ---------

Commitments and contingencies (Note 4)

SHAREHOLDERS' EQUITY
Common stock, $10.00 par value; 75,000 share
  authorized, issued and outstanding                              750              750
Additional paid-in capital                                      6,750            6,750
Retained earnings                                              10,943            9,549
Net unrealized loss on securities available for sale,
  net of tax                                                      (46)            (209)
                                                            ---------        ---------
     Total shareholders' equity                                18,397           16,840
                                                            ---------        ---------
         Total liabilities and shareholders' equity         $ 220,077        $ 183,368
                                                            =========        =========


                 See accompanying notes to financial statements.
                                      F-20

                                     UNIBANK
                        STATEMENTS OF INCOME (UNAUDITED)
             Three and Nine Months ended September 30, 1997 and 1996




                                                           For the Three                    For the Nine
                                                           Months Ended                     Months Ended
                                                           September 30,                    September 30,
                                                       1997             1996            1997             1996
                                                       ----             ----            ----             ----
                                                            (Dollars in thousands, except per share data)
INTEREST INCOME
     Loans, including fees                         $      2,719    $       2,119    $      7,317    $      6,280
     Investments and mortgage backed
       securities
         Taxable                                          1,167              736           2,934           2,132
         Nontaxable                                           6                3              19              10
     Federal funds sold                                     181              380             669             998
     Other                                                   47               24             116              66
                                                   ------------    -------------    ------------    ------------
         Total interest income                            4,120            3,262          11,055           9,486
                                                   ------------    -------------    ------------    ------------

INTEREST EXPENSE
     Deposits                                             1,803            1,370           4,709           3,916
     Federal funds and repurchase
       agreements                                            44               53             144             163
                                                   ------------     ------------    ------------    ------------
         Total interest expense                           1,847            1,423           4,853           4,079
                                                   ------------    -------------    ------------    ------------

NET INTEREST INCOME                                       2,273            1,839           6,202           5,407

PROVISION FOR LOAN LOSSES
  (Note 3)                                                   25                -              25              40
                                                   ------------    -------------    ------------    ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                               2,248            1,839           6,177           5,367
                                                   ------------    -------------    ------------    ------------

OTHER INCOME
     Service charges and fees on deposits                   137              118             376             339
     Securities gains (losses)                                                                (2)
     Other income                                           103               88             295             280
                                                   ------------    -------------    ------------    ------------
     Total other income                                     240              206             669             619
                                                   ------------    -------------    ------------    ------------

OTHER EXPENSE
     Salaries and employee benefits                         768              853           2,118           2,082
     Occupancy and equipment expense                        205              162             570             449
     Other operating expenses                               656              460           1,637           1,326
                                                   ------------    -------------    ------------    ------------
         Total other expense                              1,629            1,475           4,325           3,857
                                                   ------------    -------------    ------------    ------------

INCOME BEFORE INCOME TAXES                                  859              570           2,521           2,129

INCOME TAXES                                                527              483             790             663
                                                   ------------    -------------    ------------    ------------

NET INCOME                                         $        332    $          87    $      1,731    $      1,466
                                                   ============    =============    ============    ============
EARNINGS PER COMMON SHARE
  (Note 1)                                                 4.43             1.16           23.08           19.55
                                                   ============    =============    ============    ============



                 See accompanying notes to financial statements.
                                      F-21

                                     UNIBANK
                         CONDENSED STATEMENTS OF CHANGES
                       IN SHAREHOLDERS' EQUITY (UNAUDITED)
                  Nine Months ended September 30, 1997 and 1996




                                                                                      For the Nine Months Ended
                                                                                            September 30
                                                                                        1997             1996
                                                                                        ----             ----
                                                                          (Dollars in thousands, except per share data)

Balances at January 1,                                                              $     16,840    $     15,572

Net income                                                                                 1,731           1,466

Cash dividends declared
  ($4.50 in 1997 and 1996)                                                                  (338)           (338)

Change in unrealized loss
  on securities available-for-sale                                                           164            (177)
                                                                                    ------------    ------------

Balances at September 30,                                                           $     18,397    $     16,523
                                                                                    ============    ============


                 See accompanying notes to financial statements.
                                      F-22

                                     UNIBANK
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                  Nine Months ended September 30, 1997 and 1996



                                                                                   Nine Months Ended
                                                                                     September 30,
                                                                                  1997           1996
                                                                                  ----           ----
                                                                                (Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                $  1,731        $  1,466
     Adjustments to reconcile net income
       to net cash provided  by operating activities
         Depreciation and amortization                                              410             245
         Securities amortization and accretion, net                                (170)           (190)
         Provision for loan losses                                                   25              40
         Loss (gain)  on sale of other real estate                                    2              (2)
         Securities  losses                                                           2               -
         Changes in  other assets and liabilities                                  (857)            558
                                                                               --------        --------
              Net cash from operating activities                                  1,143           2,117
                                                                               --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net change in interest-bearing deposits with financial institutions         (1,325)           (997)
     Securities available for sale
         Proceeds from sales                                                        398
         Proceeds from maturities and payments                                      288          15,278
         Purchases                                                              (11,428)        (14,837)
     Securities held to Maturity:
         Proceeds from maturities and payments                                   14,823          10,624
         Purchases                                                              (32,168)         (9,229)
     Net increase in loans                                                      (15,706)         (2,313)
     Purchase of loans                                                           (8,739)
     Sale of other real estate                                                    1,400              38
     Purchase of premises  and equipment                                           (879)           (260)
                                                                               --------        --------
     Net cash used by investing activities                                      (53,336)         (1,696)
                                                                               --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES
     Net change  in deposits                                                      2,874          12,160
     Cash, cash equivalents and funds received in assumption                     32,227
     of deposits, net of assets acquired
     Net increase in securities sold
        under agreements to repurchase                                           (1,470)          2,568
     Cash dividends paid                                                           (337)           (337)
                                                                               --------        --------
         Net cash provided by financing activities                               33,294          14,391
                                                                               --------        --------

     NET INCREASE IN CASH AND CASH EQUIVALENTS                                  (18,899)         14,812

Cash and cash equivalents at beginning of period                                 30,070          24,303
                                                                               --------        --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $ 11,171        $ 39,115
                                                                               ========        ========



                 See accompanying notes to financial statements.
                                      F-23

                                     UNIBANK
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position of UniBank at September 30, 1997 and its results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read in conjunction with the December 31, 1996 audited financial statements.

The provision from income taxes is based upon the effective tax rate expected to be applicable for the entire year.

Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The weighted average number of shares used in the computation for both 1997 and 1996 was 75,000.


NOTE 2 - SECURITIES

The amortized costs and estimated fair values of investment securities are as follows:

                                                   ......................September 30, 1997.....................
                                                                         ------------------
                                                                        Gross           Gross          Estimated
                                                     Amortized       Unrealized      Unrealized          Fair
                                                       Cost             Gains          Losses            Value
                                                       ----             -----          ------            -----
                                                                        (Dollars in thousands)
AVAILABLE FOR SALE
     U.S. Treasury securities                      $      8,981    $          12    $         (2)      $    8,991
     U.S. government agencies                             3,482               16            (171)           3,327
     Mortgage-backed securities                           1,706              120               -            1,826
     Corporate bonds                                     18,834               82            (125)          18,791
                                                   ------------    -------------    ------------        ---------
         Total debt securities
           available for sale                            33,003              230            (298)          32,935
     Equity securities                                    1,035                -              (2)           1,033
                                                   ------------    -------------    ------------        ---------
         Total securities
           available for sale                      $     34,038    $         230    $       (300)       $  33,968
                                                   ============    =============    ============        =========



                                   (Continued)

                                     UNIBANK
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 1997



NOTE 2 - SECURITIES (Continued)

                                                   ......................September 30, 1997........................
                                                                         ------------------
                                                                        Gross           Gross             Estimated
                                                     Amortized       Unrealized      Unrealized             Fair
                                                       Cost             Gains          Losses               Value
                                                       ----             -----          ------               -----
                                                                      (Dollars in thousands)
HELD TO MATURITY
     U.S. Treasury securities                      $      5,992    $          23    $         (7)        $    6,008
     U.S. government agencies                            30,107               69             (26)            30,150
     Obligations of states and political
       subdivisions                                         839               11                                850
     Mortgage-backed securities                           2,132              207                              2,339
     Corporate bonds                                      1,492                -             (28)             1,464
                                                   ------------    -------------    ------------         ----------
         Total debt securities
           held to maturity                        $     40,562    $         310    $        (61)        $   40,811
                                                   ============    =============    ============         ==========

The amortized cost and estimated fair value of debt securities at September 30, 1997 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   .......................December 31, 1996.....................
                                                                          -----------------
                                                                        Gross           Gross             Estimated
                                                     Amortized       Unrealized      Unrealized             Fair
                                                       Cost             Gains          Losses               Value
                                                       ----             -----          ------               -----
                                                                      (Dollars in thousands)
AVAILABLE FOR SALE
     U.S. Treasury securities                      $      8,961    $           6    $        (36)        $    8,931
     U.S. government agencies                             3,486                9            (213)             3,282
     Mortgage-backed securities                           1,997              138               -              2,135
     Corporate bonds                                      8,030                -            (221)             7,809
                                                   ------------    -------------    ------------         ----------
         Total debt securities
           available for sale                            22,474              153            (470)            22,157
     Equity securities                                      746                -               -                746
                                                   ------------    -------------    ------------         ----------
         Total securities
           available for sale                      $     23,220    $         153    $       (470)        $   22,903
                                                   ============    =============    ============         ==========

HELD TO MATURITY
     U.S. Treasury securities                      $      4,997    $           2    $        (17)        $    4,982
     U.S. government agencies                            13,359                -            (127)            13,232
     Obligations of states and political
       subdivisions                                         840               11               -                851
     Mortgage-backed securities                           2,452              208               -              2,660
     Corporate bonds                                      1,493                -             (45)             1,448
                                                   ------------    -------------    ------------         ----------
     Total debt securities
        held to maturity                           $     23,141    $         221    $       (189)        $   23,173
                                                   ============    =============    ============         ==========



                                   (Continued)

                                     UNIBANK
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 1997



NOTE 2 - SECURITIES (Continued)
The amortized cost and estimated fair value of debt securities at September 30, 1997 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                      Estimated
                                                                                    Amortized           Fair
                                                                                      Cost              Value
                                                                                      ----              -----
AVAILABLE FOR SALE                                                                      (Dollars in thousands)
     Due in one year or less                                                      $     10,929      $     10,932
     Due after one year through five years                                              15,894            15,764
     Due after fives years through ten years                                             2,015             1,948
     Due after ten years                                                                 2,459             2,465
     Mortgage-backed securities                                                          1,706             1,826
                                                                                  ------------      ------------

     Total available for sale                                                     $     33,003      $     32,935
                                                                                  ============      ============

                                                                                                       Estimated
                                                                                    Amortized            Fair
                                                                                      Cost               Value
                                                                                      ----               -----
HELD TO MATURITY                                                                        (Dollars in thousands)
     Due in one year or less                                                      $     11,839      $     11,814
     Due after one year through five years                                              25,334            25,420
     Due after fives years through ten years                                             1,012               985
     Due after ten years                                                                   245               253
     Mortgage-backed securities                                                          2,132             2,339
                                                                                  ------------      ------------

     Total held to maturity                                                       $     40,562      $     40,811
                                                                                  ============      ============

For the nine months ended September 30, 1997, UniBank sold a security available-for-sale for total proceeds of $398,000 resulting in a gross unrealized loss of $2,000. There were no sales of available-for-sale securities during the nine months ended September 30, 1996, or the quarters ended September 30, 1997 and 1996.




                                   (Continued)

                                     UNIBANK
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 1997



NOTE 3 - LOANS

Loan balances are summarized as follows:

                                                        September 30,      December 31,
                                                            1997               1996
                                                            ----               ----
                                                             (Dollars in thousands)
     Commercial                                         $     40,378      $     35,574
     Real estate                                              42,193            32,974
     Installment                                              40,926            30,649
                                                        ------------      ------------

         Total loans                                    $    123,497      $     99,197
                                                        ============      ============



The activity in the allowance for loan losses for the nine months ended September 30, 1997 and 1996 is summarized as follows:

                                                                   1997               1996
                                                                   ----               ----
                                                                    (Dollars in thousands)
     Balance at January 1,                                     $      1,045      $        958
     Provision for loan losses                                           25                40
     Loans charged off                                                 (200)             (128)
     Recoveries on previously charged off loans                          39               198
                                                               ------------      ------------

         Balance at September 30,                              $        909      $      1,068
                                                               ============       ===========


The Bank did not identify any loans as impaired at or during the nine months ended September 30, 1997 or during the year ended December 31, 1996.


NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to make loans. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

At September 30, 1997 and December 31, 1996, the Bank had commitments to make loans at market rates approximating $11,885,000 and $13,770,000, respectively. At September 30, 1997, approximately $9,812,000 of commitments had adjustable rates and $2,073,000 had fixed rates.

Commitments generally have fixed expiration dates of less than twelve months. Since many commitments to make loans expire without being used, the amount does not necessarily represent



                                   (Continued)

                                     UNIBANK
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 1997



future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets or other items.


NOTE 5 - ACQUISITION

On September 12, 1997, UniBank and Citizens Bancshares, Inc. ("Bancshares") entered into a plan and agreement of merger. The transaction is structured as a tax-free exchange of stock and is expected to be accounted for using the pooling of interests method of accounting. The exchange ratio at which UniBank will be exchanged for Bancshares common shares will be 13.25 shares of Bancshares stock for each share of UniBank Stock. In no event will the exchange ratio be less than 2.7 times the book value of the Banks equity at December 31, 1997. In the event the book value per share exceeds $250 per share, Bancshares may elect to terminate the agreement of merger. In addition, the bank may terminate the merger agreement if the average NASDAQ National Market System (NMS) price of Bancshares is 20% or more lower than the average NMS price of 24 defined financial institutions located throughout Ohio, Pennsylvania and West Virginia. The Bancshares common shares to be issued to the UniBank shareholders will be registered with the Securities and Exchange Commission. The merger is expected to be consummated during the first quarter of 1998 and is subject to approvals by various regulatory authorities and by the shareholders of UniBank.




                                   (Continued)

                                   APPENDIX A

                              AFFILIATION AGREEMENT

                              AFFILIATION AGREEMENT


     THIS AFFILIATION AGREEMENT ("Agreement") is entered into as of the 12th day of September, 1997, by and among CITIZENS BANCSHARES, INC. ("Bancshares"), a corporation organized and existing under the laws of the State of Ohio and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), THE CITIZENS BANKING COMPANY ("Citizens"), a state banking association organized and existing under the banking laws of the State of Ohio and a wholly-owned subsidiary of Bancshares, and UNIBANK ("Bank"), a state banking association organized and existing under the banking laws of the State of Ohio.

                                    RECITALS
                                    --------

     Bancshares and Bank desire that Bank shall be merged with and into Citizens pursuant to an Agreement of Merger substantially in the form attached as Exhibit A hereto and made a part hereof (the "Merger" and the "Agreement of Merger," respectively).

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               PLAN OF AFFILIATION
                               -------------------

     Pursuant to this Agreement, Bancshares and Bank have agreed to a plan of affiliation intended to result in a tax-free plan of reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Upon consummation of the transactions contemplated by this Agreement, at the Effective Time (as hereinafter defined in Section 1.1), Bank will be merged into Citizens pursuant to the terms and conditions set forth herein and in the Agreement of Merger. Upon consummation of the Merger, the separate existence of Bank shall cease and Citizens shall continue as the surviving corporation and the offices of Bank will become branches of Citizens.

                                    ARTICLE I

                        THE MERGER AND THE SHARE EXCHANGE
                        ---------------------------------

     Section 1.1. EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article VIII of this Agreement and in the Agreement of Merger have been satisfied or waived, Bancshares will file or cause to be filed
(i) a certificate of merger with the Secretary of State of the State of Ohio, and

(ii) a certificate of merger with the Superintendent of the Division of Financial Institutions, which shall in each case be in the form required by and executed in accordance with applicable laws and regulations. The Merger shall become effective at the time the certificate of merger shall be filed with the Secretary of State of the State of Ohio (the "Effective Time").

     Section 1.2. CONVERSION OF BANK COMMON SHARES INTO BANCSHARES COMMON
     SHARES.

         (a) At the Effective Time, each issued and outstanding share of Bank ("Bank Common Shares"), other than treasury shares (if any) and Bank Common Shares as to which dissenters' rights have been exercised (collectively, "Excluded Stock"), thereupon and without further action shall be converted into and become 13.25 Bancshares common shares, without par value ("Bancshares Common Shares"). The foregoing conversion of Bank Common Shares into Bancshares Common Shares shall hereinafter be referred to as the "Share Exchange."

         Notwithstanding the foregoing, in no event shall the holders of Bank Common Shares receive, in the aggregate, in Bancshares Common Shares with a Total Value (as hereinafter defined) plus cash in lieu of fractional shares that is less than 2.7 times the book value of Bank Common Shares on December 31, 1997. In such event, the parties shall adjust the number of Bancshares Common Shares into which each Bank Common Share shall be converted; provided, however, solely for purposes of this Section 1.2(a), in the event the book value of Bank Common Shares shall exceed Two Hundred and Fifty Dollars ($250.00) per share, Bancshares may elect to terminate this Agreement.

         (b) The term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Total Value" shall mean the arithmetic mean of the NMS Closing Prices for the twenty (20) trading days immediately preceding the tenth trading day, inclusive, immediately preceding the Effective Time.

         (c) No fractional Bancshares Common Share or certificate or scrip therefor shall be issued as a result of the conversion of Bank Common Shares into Bancshares Common Shares. To the extent an outstanding Bank Common Share would otherwise have become a fractional Bancshares Common Share, the holder thereof shall be entitled to receive a cash payment therefor in accordance with the provisions of the Agreement of Merger. Such purchases of fractional interests are merely intended as a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration in connection with the transactions contemplated by this Agreement.

     Section 1.3. EXCHANGE OF CERTIFICATES. After the Effective Time, each holder of an outstanding certificate or certificates for Bank Common Shares converted to Bancshares Common Shares shall be entitled to receive a certificate or certificates representing the number of whole Bancshares Common Shares into which such holder's Bank Common Shares shall have been converted and, if applicable, a cash payment in lieu of any fractional share determined in accordance with the Agreement of Merger. In order to effect such surrender and exchange, each such holder of Bank Common Shares shall surrender the outstanding certificate(s) therefor to Bancshares' designated exchange agent (the "Exchange Agent"), duly endorsed for transfer or accompanied by a duly endorsed assignment separate from the certificate(s). In the event of a lost certificate, the Bank shareholder shall provide in lieu of the lost certificate an affidavit and a bond as required by Bank's Code of Regulations. Pending such surrender and exchange, such holder's certificate(s) for Bank Common Shares shall be deemed, for all corporate purposes (other than as set forth in Section 1.4 of this Agreement), to evidence the number of whole Bancshares Common Shares into which such Bank Common Shares shall have been converted by the Share Exchange. The Exchange Agent shall, upon receipt of the duly endorsed Bank certificate or certificate with a duly endorsed separate assignment, issue the Bancshares' Common Shares certificate to the surrendering Bank certificate holder, together with any cash payment in lieu of fractional shares, as applicable.

     Section 1.4. PAYMENT OF DIVIDENDS. Unless and until any such outstanding certificate(s) for Bank Common Shares shall be so surrendered, no dividend (cash or stock) payable to holders of record of Bancshares Common Shares as of any date subsequent to the Effective Time shall be paid to the holder of such outstanding certificate(s). Upon the surrender of the Bank Common Share certificate(s), Bancshares shall pay to the record holder of Bancshares Common Shares issued in exchange therefor, the amount of dividends, if any, but without interest, that have theretofore become payable to such record holder.

     Section 1.5. CHANGES IN BANCSHARES COMMON SHARES. If, during the interim period between the date of this Agreement and the Closing Date, the shares of Bancshares Common Shares shall be changed into a different number of shares or a different class or a different type of security by reason of any reclassification, recapitalization, pro rata rights offering, subdivision, split, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such interim period, the Share Exchange shall be adjusted appropriately to preserve the aggregate consideration to be exchanged for the Bank Common Shares.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES BY BANCSHARES AND CITIZENS
            ---------------------------------------------------------

     Bancshares and Citizens, as applicable, hereby represent and warrant to Bank that the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date (as hereinafter defined):

     Section 2.1. DUE ORGANIZATION AND GOOD STANDING. Bancshares is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and is registered as a bank holding company under the BHCA and has full corporate authority and power to carry on its business as it is now being conducted. Citizens is a corporation duly organized, validly existing, and in good standing as a state banking association under the banking laws of the State of Ohio and is duly authorized to conduct the banking business in which it is engaged.

     Section 2.2. AUTHORITY FOR TRANSACTION. The execution and performance of this Agreement and the Agreement of Merger by Bancshares and Citizens and their delivery to Bank have been duly authorized by all requisite corporate action (including, with respect to the Agreement of Merger, approval by Bancshares as the sole shareholder of Citizens) and are valid and binding upon Bancshares and Citizens, subject to receipt of required regulatory approvals and satisfaction of the other conditions contained herein and therein.

     Section 2.3. BANCSHARES COMMON SHARES TO BE ISSUED. The Bancshares Common Shares to be issued to Bank shareholders pursuant to the Agreement of Merger, when so issued, will have been duly authorized and validly issued by Bancshares and will be fully paid and nonassessable.

     Section 2.4.  BANCSHARES COMMON SHARES OUTSTANDING.
         (a) STOCK. The authorized capital stock of Bancshares consists of (i) 12,000,000 Bancshares Common Shares, without par value, of which 5,897,540 shares are issued and outstanding and 2,250 shares are held in the treasury and
(ii) 200,000 serial preferred shares, par value $10.00 per share, none of which are issued and outstanding and none of which are held in the treasury. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable.

         (b) OPTIONS AND OTHER SECURITIES. Except as set forth in Schedule 2.4(b) hereto, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Bancshares Common Shares have been authorized, granted or entered into by Bancshares. Other than as set forth in Section 2.4(a), there are no Bancshares debt or equity securities authorized or outstanding.

     Section 2.5. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. Bancshares has furnished to Bank (a) consolidated balance sheets of Bancshares and its subsidiaries as of December 31, 1995 and 1996, respectively, and consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for the years ended December 31, 1994, 1995 and 1996, respectively, all as certified by Crowe, Chizek and Company LLP, Bancshares' independent auditors, and (b) unaudited consolidated balance sheets and income statements of Bancshares and its subsidiaries for the periods ended March 31, 1997 and June 30, 1997. The aforesaid financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of Bancshares as of the dates thereof and for the periods covered thereby. Since December 31, 1996, there has not been any material adverse change in the financial condition, results of operations, assets, or business of Bancshares and its subsidiaries taken as a whole.

     Section 2.6. ABSENCE OF CONFLICTS. To the best of Bancshares' and Citizens' knowledge, neither the execution, performance or delivery of this Agreement or the Agreement of Merger by Bancshares or Citizens, respectively, nor the consummation of the transactions contemplated hereby or thereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other material contract, license or other agreement to which Bancshares or Citizens is a party or to which any of their respective properties is subject or will result in a breach of Bancshares' or Citizens' Articles of Incorporation or Regulations.

     Section 2.7. BROKERAGE AND FINDER'S FEES. Bancshares has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

     Section 2.8. COMPLIANCE WITH SECURITIES LAWS. Bancshares has delivered to Bank true and correct copies of its Form 10-K (Annual Report) for the year ended December 31, 1996, and its Forms 10-Q (Quarterly Report) for the quarters ended March 31, 1997 and June 30, 1997, as filed with the SEC, all of which were prepared and filed in accordance with the applicable requirements and regulations of the SEC. Bancshares has also delivered to Bank true and correct copies of all documents and reports filed by Bancshares with the SEC pursuant to the Exchange Act since January 1, 1996 (the "Bancshares Reports"). Bancshares has filed and will continue to file all reports and other documents required to be filed with the SEC pursuant to the Exchange Act in a timely manner. All of the Bancshares Reports complied in all material respects with the Act and did not contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. To the best of its knowledge, Bancshares is in compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the transactions contemplated by this Agreement and the Agreement of Merger. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.
                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES BY BANK
                     --------------------------------------
   Bank hereby represents and warrants to Bancshares and Citizens that, except to the extent set forth in the Disclosure Schedule delivered to Bancshares and Citizens at the signing of this Agreement, which is attached hereto and made a part hereof, the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date:

     Section 3.1.  OUTSTANDING SECURITIES.
         (a) STOCK. The authorized capital stock of Bank consists solely of 75,000 Bank Common Shares, par value $10.00 per share, of which 75,000 shares are issued and outstanding and none are held in the treasury. Each outstanding Bank Common Share is duly authorized, validly issued, fully paid, and nonassessable.

         (b) OPTIONS AND OTHER SECURITIES. No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Bank Common Shares have been authorized, granted or entered into by Bank. Other than as set forth in Section 3.1(a), there are no Bank debt or equity securities authorized or outstanding. Bank does not have, nor will it have at any time from the execution of this Agreement through the time of Closing (as hereinafter defined), any obligations or commitments related to the Common Shares which may require or permit Bank to issue or change the number of its issued or authorized Common Shares.

     Section 3.2. DUE ORGANIZATION AND GOOD STANDING. Bank is a corporation duly organized, validly existing, and in good standing as a state banking association under the banking laws of the State of Ohio and is duly authorized to conduct the banking business in which it is engaged. Bank does not have any subsidiaries or affiliates (as such term is defined under Rule 405 of the Securities Act of 1933, as amended).

     Section 3.3. AUTHORITY FOR TRANSACTION. The execution of this Agreement and the Agreement of Merger by Bank and their delivery to Bancshares and Citizens have been authorized by all requisite corporate action, other than approval by Bank shareholders. When this Agreement and the Agreement of Merger shall be approved and adopted in accordance with law by the Bank shareholders, no further corporate action will be necessary on the part of Bank to make them valid and binding upon Bank.

     Section 3.4. ABSENCE OF CONFLICTS. Neither the execution, delivery or performance of this Agreement or the Agreement of Merger by Bank, nor the consummation of the transactions contemplated hereby or thereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other material contract, license or other agreement to which Bank is a party or to which any of its properties is subject or will result in a breach of Bank's Articles of Incorporation or Code of Regulations.

     Section 3.5. FINANCIAL STATEMENTS. Bank has delivered to Bancshares (a) consolidated financial statements for each of the fiscal years ended December 31, 1993, 1994, 1995 and 1996, respectively, consisting of balance sheets and the related statements of income and retained earnings and cash flows for the fiscal years ended on such date, all as certified by Crowe, Chizek and Company LLP, Bank's independent auditors, and (b) unaudited consolidated financial statements for the interim periods ended March 31, 1997 and June 30, 1997, consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of Bank as of the dates thereof and the results of operations and cash flows for the periods indicated.

     Section 3.6. TITLE TO ASSETS. Bank has good and marketable title in and to all of its assets, free and clear of any mortgage, conditional sale agreement, security interest, lease, pledge, hypothecation, lien or other encumbrance. All buildings and other structures material to Bank's business conform with all applicable ordinances, codes and regulations.

     Section 3.7. CONDITION OF ASSETS. All of the assets necessary for the conduct of the business (whether real or personal, owned or leased) of Bank have been well maintained and are in normal operating condition, free from defects other than normal wear and tear and such minor defects as do not interfere with the continued use thereof in the conduct of normal operations.

     Section 3.8. CONTRACTS. All contracts and commitments (whether written or oral) that may have a material effect on the business of Bank are disclosed on the Disclosure Schedules and copies of any such written contracts or commitments have been provided to Bancshares. All contracts and commitments for the lease or purchase of equipment or services have been entered into on an arm's length basis.

     Section 3.9. INSURANCE OF DEPOSITS. The deposits of Bank are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act ("FDIA"). Bank has paid

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all assessments and filed all reports required under the FDIA and is in compliance with all regulatory requirements imposed in connection with the insurance of its deposits.

     Section 3.10. LOANS AND INVESTMENTS. The reserves for possible loan losses on the outstanding loans of Bank, as reflected in the balance sheets of Bank as of December 31, 1996 (the "1996 Balance Sheet") and as of the Closing Date are, or will be, as the case may be, adequate to absorb all known and anticipated loan losses in the loan portfolio of Bank (net of recoveries relating to loans previously charged off). In addition, the reserves for possible loan losses on the outstanding loans of Bank, as reflected in the balance sheet of Bank as of the Closing Date, will be in amount(s) that, as a percentage of the Bank's loans, are at least equal to the reserves set forth on the 1996 Balance Sheet. Except as set forth in the Disclosure Schedule, there are no loans of Bank, the present principal balance of which is in excess of $10,000, that have been classified orally or in writing by bank examiners (regulatory or internal) as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of the last examination date (which shall include the date on which any examination prior to the Effective Time). Each loan in the principal amount of $2,500 or greater reflected as an asset of Bank in the 1996 Balance Sheet or acquired by Bank since December 31, 1996, is the legal, valid and binding obligation of the obligor and any guarantor named therein, and no such loan is subject to any defense, offset or counterclaim. Except for pledges to secure public and trust deposits, none of the investments reflected in the 1996 Balance Sheet under the heading "Investment Securities," and, except as set forth on the Disclosure Schedule, none of the investments made by Bank since December 31, 1996, is subject to any restriction, whether contractual or statutory, which impairs the ability of Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which Bank is a party, Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in the Disclosure Schedule, and except for transactions aggregating less than $1,000, Bank has not sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or any other person has the right, either conditionally or absolutely, to require Bank to repurchase or otherwise re-acquire any such assets.

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     Section 3.11. LARGE DEPOSITS. Prior to the Closing, Bank will have provided
Bancshares and Citizens with a list of all certificates of deposit or checking, savings or other deposits and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of Bank and their affiliates as of the last day of the calendar month immediately prior to the Closing. In addition, Bank shall provide Bancshares and Citizens with a list of
(i) all certificates of deposit, checking, savings or other deposits in excess of $25,000 and (ii) all customers with aggregate deposits in excess of $50,000.

     Section 3.12. INSURANCE POLICIES. The Disclosure Schedule contains a list and a brief description of all insurance policies currently in force with respect to Bank. All premiums due on such policies have been paid, and such policies will continue to remain in force through the Effective Time. The Disclosure Schedule also contains a description of all claims in excess of $1,000 currently pending under such insurance policies, together with a list of all other claims in excess of $1,000 which have been filed during the last three
(3) years and a description of the disposition thereof.

     Section 3.13. EMPLOYMENT CONTRACTS AND EMPLOYEE BENEFIT PLANS. The Disclosure Schedule contains a complete list of each employee contract, bonus, savings, profit sharing, stock bonus, consulting, pension, retirement, insurance, severance or any union or collective bargaining agreements or any contract or agreement with any labor organization and other similar, analogous or related arrangement or plan, written or oral, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (all of the foregoing hereinafter collectively referred to as the "Plans") with respect to any one or more employees of Bank. To the extent Plans have been reduced to writing, complete and accurate copies of all such Plans have been delivered to Bancshares. Each oral Plan, if any, has been accurately described in the Disclosure Schedule. A complete list (as of August 1, 1997) of all employees of Bank, their respective dates of hire, cash compensation, compensation pursuant to participation in each of the Plans and the amount of any indebtedness to Bank has been delivered to Bancshares. On or before the Closing Date, the Bank shall fully accrue for all amounts payable under any of the Plans. Bank has also delivered to Bancshares a list of all employees who are currently entitled to perquisites (including, but not limited to, automobiles and club memberships) as well as a

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brief description of each such perquisite. Since the date of such list, no employment contract or Plan has been instituted, agreed to, or changed by Bank, nor has there been any increase in the compensation payable or to become payable by Bank to any employee, whose total compensation for services rendered currently exceeds $15,000.00 annually, except with respect to certain merit increases set forth on the Disclosure Schedule which will be given by Bank on or before December 31, 1997.

     Section 3.14. COMPLIANCE OF EMPLOYEE BENEFIT PLANS WITH ERISA AND INTERNAL REVENUE CODE. Bank hereby represents and warrants that:

         (a) The Disclosure Schedule contains a complete list of all of Bank's retirement plans subject to ERISA and the Code (each such plan being referred to individually as a "Pension Plan" and collectively, as the "Pension Plans".

         (1) A complete copy of each Pension Plan (including all amendments thereto) and all related documents, including without limitation, trust agreements, annuity contracts, insurance contracts, investment management agreements, indemnification agreements, collective bargaining agreements; forms of application, other forms and notices used in the administration of the plan, and summary plan descriptions, have been delivered to Bancshares;

         (2) Each of the Pension Plans, from its inception, has been determined by the Internal Revenue Service ("IRS") to be qualified under Section 401(a) of the Code and, to the best of Bank's knowledge, has been administered in all respects in accordance with Sections 401, 402(f), 410, 411, 414, 415, 416, and 417 and the regulations and rulings issued thereunder; and, to the best of Bank's knowledge, nothing has occurred prior to the Closing that could reasonably be expected to cause the IRS to revoke such determination, or that would adversely affect the continued qualified status of such plan under Section 401(a) of the Code;

         (3) Each trust established in connection with a Pension Plan, from its inception, has been determined to be exempt from federal income tax under
     Section 501(a) of the Code and no facts or circumstances exist that could adversely affect the continuing tax-exempt status of such trust, or subject any such trust to a tax on unrelated business income under the Code;

         (4) Bank has caused to be delivered to Bancshares prior to the date hereof, with respect to each Pension Plan: (i) a true and complete copy of each determination letter and ruling issued by IRS, (ii) all applications for determination letters filed with IRS after December 31, 1987, (iii) all applications for rulings filed with IRS, and (iv) all correspondence to or from the IRS relating to such application and relating to any audit of the plan by IRS;

         (5) To the best of Bank's knowledge, each Pension Plan has been administered in accordance with its terms and in compliance with ERISA, the Code federal and state securities laws, and ADEA and the applicable regulations and rulings of the U.S. Department of Labor ("DOL"), the Internal Revenue Service ("IRS"), the Pension Benefit Guaranty Corporation ("PBGC"), the Equal Employment Opportunity Commission ("EEOC") and the Securities and Exchange Commission ("SEC"); and Bank has caused to be delivered to Bancshares prior to the date hereof, a true and complete copy of all correspondence to or from the DOL, the IRS, the EEOC, the PBGC (including,

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     without limitation, all notices of reportable events under Section 4043 of
     ERISA) and the SEC concerning each Pension Plan;

         (6) Complete Annual Reports (Form 5500 series) have been properly filed when due each year for each Pension Plan, and Bank has caused to be delivered to Bancshares prior to the date hereof, true and complete copies of such Annual Reports and of financial statements (audited and unaudited) for each Pension Plan for each of the last six (6) plan years ending prior to the Closing;

         (7) All contributions to the Pension Plans have been completely and timely made, have been fully deducted by Bank for income tax purposes, and, to the best of Bank's knowledge, have not been disallowed by any governmental entity;

         (8) All administration fees due in connection with the Pension Plans on or prior to the Closing Date have been, and will be, paid when due;

         (9) To the best of Bank's knowledge, any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to each Pension Plan have been appropriately given, other than the filing of Form 5310-A with the IRS with respect to the transfer of assets from the National City Savings and Investment Plan to the UniBank Retirement Savings and Investment Plan.

         (10) All accrued contributions for each Pension Plan for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made to each Pension Plan prior to the Closing by Bank;

         (11) No action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets of any Pension Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to any Pension Plan, fiduciary (as defined in ERISA ss.3(21)) of any Pension Plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under the Plan);

         (12) To the best of Bank's knowledge, there are no facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim;

         (13) No Pension Plan has a reportable event (as defined in ERISA ss.4043) as to which a notice would be required to be filed with the PBGC; and

         (14) To the best of Bank's knowledge, there is no pending or threatened legal action, proceeding or investigation against or involving any Pension Plan and there is no basis for any legal action, proceeding or investigation.

         (15) No defined benefit pension plan, money purchase pension plan or Employee Stock Ownership Plan constitute a Pension Plan hereunder.

         (16) There is no defined benefit pension plan, no money purchase pension plan or no employee stock ownership plan which would constitute a Pension Plan as defined in section 3.14(h)(3).

         (b) All welfare plans of Bank are listed and identified on the Disclosure Schedule (individually hereinafter referred to as a "Welfare Plan" and, collectively, as the "Welfare Plans") and:

         (1) A complete copy of each Welfare Plan (including all amendments thereto) and all related documents, including without limitation, trust agreements, contracts, insurance policies, funding

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     or rate stabilization agreements, investment management agreements, indemnification agreements, collective bargaining agreements, forms of application, other forms and notices used in the administration of the plan, and summary plan descriptions, have been delivered to Bancshares;

         (2) The Disclosure Schedule contains lists identifying separately with respect to each Welfare Plan: (i) each employer that has sponsored the plan at any time, (ii) the categories of employees, dependents and beneficiaries who are covered by the plan, (iii) each present or former employee of Bank or of any prior employer-sponsor of the Plan who is receiving or has a right to receive present or future benefits from the Plan, his dependents who are eligible for present or future benefits from the Plan and, in each case, the amount and type of such benefits, and (iv) beneficiaries of deceased participants in the Plan who are receiving or have the right to receive present or future benefits from the Plan and the amount and type of such benefits;

         (3) No Welfare Plan is funded through a voluntary employee's beneficiary association (as referred to in Section 501(c)(9) of the Code) or through a trust. No welfare benefit fund (as defined in Section 419(e) of the Code) has been established or maintained with respect to any Welfare Plan;

         (4) To the best of Bank's knowledge, each Welfare Plan has been administered in accordance with its terms and in compliance with ERISA, the Code and the ADEA and the applicable regulations and rulings of the DOL, the EEOC and the IRS, including but not limited to provisions of ERISA and the Code relating to the COBRA continuation requirements set forth in Sections 601 through 609 and Sections 701 and 702 of ERISA and Section 4980B of the Code; Bank has caused to be delivered to Bancshares prior to the date hereof, a true and complete copy of all correspondence to or from the DOL, the EEOC and the IRS concerning each Welfare Plan; and each Welfare Plan has been operated in compliance with all agreements and policies of any insurance company which is providing benefits thereunder pursuant to an agreement with Bank;

         (5) Complete Annual Reports (Form 5500 series) have been properly filed when due each year for each Welfare Plan for which such reports are required, and Bank has caused to be delivered to Bancshares prior to the date hereof, true and complete copies of such Annual Reports and of all such financial statements (audited and unaudited) for each Welfare Plan for each of the last six (6) plan years ending prior to the Closing;

         (6) Each Welfare Plan is now and has been established in writing.

         (c) Bank has not at any time contributed or had an obligation to contribute to any "multiemployer plan" (as defined in section 4001(a)(3) of ERISA). Bank has not incurred any liability for a withdrawal or partial withdrawal from a multiemployer plan.

         (d) Bank has no liability arising under Title IV of ERISA (i) attributable to the termination or partial termination on or before the Closing Date of any "single employer plan" (as defined in Section 4001(a)(15) of ERISA), or (ii) for any unpaid premiums under Section 4007 of ERISA. In addition, the PBGC has not instituted or threatened to institute a proceeding to terminate any Pension Plan pursuant to ERISA.

         (e) To the best of Bank's knowledge, neither Bank nor any administrator or fiduciary of any Employee Benefit Plan (i) has engaged in a transaction with respect to any Bank Employee Benefit Plan

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that is prohibited under Section 406 of ERISA or Section 4975 of the Code, or
(ii) participated in any breach of fiduciary duty to any Bank Employee Benefit Plan. No assets of any Pension Plan are (i) invested in any security or obligation of Bank other than 880 shares of UniBank Stock, or (ii) invested in the real or personal property used by Bank. To the best of Bank's knowledge, neither Bank nor any of its current directors, current officers, current employees or any other fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any Pension Plan.

         (f) To the best of Bank's knowledge, no tax has been imposed on Bank under Section 4980B of the Code, nor will any such tax be imposed in the future as a result of any failure of Bank to satisfy the continuing coverage requirements of 4980B(f) of the Code with respect to any "qualifying event" (as defined in such Section 4980B) that shall have occurred on or before the Closing Date.

         (g) To the best of Bank's knowledge, neither Bank nor the administrator of any Bank Employee Benefit Plan ("Administrator") has incurred any liability for taxes, fines or penalties, including joint and several liability, under any of the provisions of the Code or ERISA, listed in paragraph (1) or (2), below, or liability under Section 409 of ERISA for breach of fiduciary duty with respect to any Bank Employee Benefit Plan, nor will any such liability be imposed on Bank or any Administrator at any time under such Section of the Code or ERISA as a result of (i) facts or circumstances existing on the Closing Date; or (ii) any action or failure to act or violation of any requirements, standards, restrictions or limitation of the Code or ERISA by Bank or the Administrator on or before the Closing Date:

         (1) Code Sections 4971, 4972, 4975, 4976, 4977, 4978, 4979, 4980, 5000,
6652(d), (e), (g), (h) and (i), 6690, 6692 and 6693, and 6074.

         (2) ERISA Sections 502(c), 502(i) and 4302.

         (i)  As used in this Section 3.14:

         (1) The term "ADEA" means the federal Age Discrimination in Employment Act and any state law prohibiting discrimination on account of age.

         (2) The term "CODE" refers to both the Internal Revenue Code of 1954 and the Internal Revenue Code of 1986, as amended unless otherwise specified.

         (3) The term "BANK EMPLOYEE BENEFIT PLAN" means any present or prior (including terminated and transferred) "employee benefit plan" (as defined in Section 3(3) of ERISA) that, on or before the Closing Date, is or has been sponsored or maintained by Bank or to which Bank has contributed or have had an obligation to contribute. The term "BANK PENSION PLAN" means any present or prior (including

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terminated and transferred) "employee pension benefit plan" (as defined in
Section 3(2) of ERISA) that, on or before the Closing, is or has been sponsored or maintained by Bank or to which Bank contributed or has had an obligation to contribute (including, in addition to tax-qualified plans, all other plans of deferred compensation and all severance pay plans). The term "BANK WELFARE PLAN" means any present or prior (including terminated and transferred) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and any other fringe benefit, incentive compensation, bonus or executive compensation plan, program, agreement, method of compensation, or arrangement (other than a Pension Plan or a multiemployer plan within the meaning of Section 3(37) of ERISA) that, on or before the Closing Date, is or has been sponsored or maintained by Bank, or to which Bank has contributed or has had an obligation to contribute.

         (4) The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (5) The term "FIDUCIARY" shall mean any person defined in Section 3(21) of ERISA.

     Section 3.15. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the 1996 Balance Sheet or in the notes thereto, and except as set forth on the Disclosure Schedule, as of the date of such Balance Sheet, the Bank has no liabilities or obligations, secured or unsecured, whether accrued, absolute, contingent or otherwise, in excess of $10,000.

     Section 3.16. ABSENCE OF ADVERSE CHANGE. Since December 31, 1996, except as set forth on the Disclosure Schedule, there has been no change in or to Bank's business, operations, financial position, earnings, prospects, liabilities, or relationships with suppliers, service companies or customers, which would materially and adversely affect the financial condition, results of operations, assets, or business of Bank.

     Section 3.17. ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, Bank has not (a) paid or declared payable any distribution of cash or any other asset to any shareholder, in the nature of a dividend (except as otherwise permitted pursuant to Section 5.9 hereof), in redemption, or as the purchase price of any of its capital stock, or in discharge or cancellation, whether in part or in whole, of any indebtedness owing to any shareholder; (b) made any changes in its lending policies, except for the most recent change in rates of interest which is set forth on the Disclosure Schedule; (c) made any purchase, redemption, retirement, sale, issuance, or other acquisition of any stock, notes, or other securities other than in the ordinary course of business and consistent with past practices; provided however that after the date hereof, there shall be no acquisition of notes or securities with maturities greater than twelve (12) months or in excess of $100,000 per note or security; or (d) entered into any transaction other than in the ordinary course of business and consistent with past practices, including,

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but not necessarily limited to, any transaction relating to the (i) borrowing of money; (ii) purchase, lease (as lessor or lessee), sale or encumbering of assets or properties with a book value in excess of $2,500; (iii) cancellation, termination, amendment, or waiver of any material agreement or of any rights or claims arising thereunder or otherwise; or (iv) payment or accrual of bonuses or special compensation of any kind (including payments made pursuant to any employment or severance agreement), except for officer and employee bonuses and a holiday party payable prior to the Closing Date in an aggregate amount not to exceed $137,000, or an increase in the rate of any and all other forms of compensation payable to officers, directors, employees, agents, or independent contractors, except as listed on the Disclosure Schedules.

     Section 3.18. TAXES. Bank has (i) timely filed all tax returns, schedules, and declarations required to be filed on or before the date of this Agreement by any jurisdiction to which they are or have been subject; (ii) timely paid in full all taxes due, and all taxes claimed to be due, by each such jurisdiction, and any interest and penalties with respect thereto, subject to audit by the taxing authorities of such jurisdiction, and timely made any deposits of tax required by taxing jurisdictions; (iii) fully accrued on Bank's balance sheet all taxes for any period that are not yet due; and (iv) made timely payments of the taxes required to be deducted and withheld from the wages paid to their employees. Bank has delivered to Bancshares copies of their federal and state tax returns for their taxable years beginning in calendar years 1989 through 1996, inclusive, as well as for any other "open years." All federal, state, local, and other tax returns, schedules, and declarations filed by Bank correctly reflects in all material respects the matters required to be reported therein, including where appropriate income, expense, deductions, credits, loss carryovers, and taxes due of Bank and have not been amended. The most recent taxable year for which the statute of limitations for the assessment and collection of federal income tax has expired is the fiscal year ended December 31, 1993. Bank has not agreed to any extension that has not expired by its terms of the period or periods of limitation for which any assessment of taxes may be made by the Internal Revenue Service. Bank has no knowledge that an audit of any of their federal income tax returns is in progress and have no reason to believe that any such audit is contemplated. There are no other pending controversies, nor claims that have been asserted or that Bank has reasonable basis to anticipate will be asserted, with respect to taxes or

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assessments in the nature of taxes of Bank by any federal, state, county, local, or other governmental agency.

     Section 3.19. COMPLIANCE WITH LAWS; LICENSES. Bank is not engaged in or a party to, nor does it have any basis to anticipate, any legal action, investigation, arbitration, or other proceeding before any court, administrative agency, arbitrator or other forum. Bank has not been charged with nor is it under investigation with respect to, and Bank has no basis to anticipate any charge or investigation with respect to, any violation of any provision of federal, state, or other applicable law or administrative regulation (including, without limitation, the Bank Secrecy Act, the Community Reinvestment Act and applicable consumer protection and disclosure laws, rules and regulations) which may materially adversely affect the financial condition, results of operations, assets, or business of Bank. There is no litigation, proceeding, or governmental investigation pending or threatened (or which Bank has any basis to anticipate) which relates to any of the transactions contemplated by this Agreement or the Agreement of Merger. Bank has responded to and satisfied all exceptions, if any, arising out of any federal, state or other regulatory examination. Bank possesses all licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Bank's banking business without material interference or interruption.

     Section 3.20. NO FINDER'S FEES. Except for Danielson Associates, Inc., Bank has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

     Section 3.21. AUTHORIZATION FOR THIS AGREEMENT. Other than as contemplated in Articles VI and VII hereof, no authorization, approval, or consent of any governmental department, bureau or agency, or other public board or authority is required for the consummation by Bank of the transactions contemplated by this Agreement.

     Section 3.22. BOARD APPROVAL; SUBMISSION TO SHAREHOLDERS. The board of directors of Bank has duly approved this Agreement and the Agreement of Merger, and will direct that this Agreement and the Agreement of Merger be submitted to a vote of Bank's shareholders at a special meeting of

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shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Code of Regulations of Bank.

     Section 3.23. CERTAIN TRANSACTIONS. Except as set forth in the Disclosure Schedule, Bank has no business relationships, business transactions or indebtedness with or to any of its Related Persons, its officers or directors, or any of such officers' or directors' Related Persons. For the purposes of this
Section 3.23, "Related Person" shall mean, with respect to a particular individual, (a) each other member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual, "Related Person" shall mean (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (b) any Person that holds a Material Interest in such specified Person, (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (d) any Person in which such specified Person holds a Material Interest, (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the definition of "Related Person," (A) the "Family" of an individual includes (i) the individual,
(ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, (B) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person, and (C) "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental entity.

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     Section 3.24. NO VIOLATION OF ENVIRONMENTAL LAWS. To the best of the Bank's knowledge, the business as currently being conducted by Bank and all real property in which Bank has an interest, complies in all material respects with any applicable law or regulation relating to air, water, or noise pollution or the production, storage, treatment, labeling, transportation, or disposition of wastes or hazardous or toxic substances or waste materials.

     Section 3.25. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Bank in this Agreement or any document, statement, certificate, schedule, or exhibit furnished or to be furnished to Bancshares or Citizens by or on behalf of Bank pursuant hereto contains, or will when furnished contain, any untrue statement of a material fact, or omits, or will then omit to state, a material fact necessary to make the statements of facts contained therein not misleading.

                                   ARTICLE IV

                      COVENANTS OF BANCSHARES AND CITIZENS
                      ------------------------------------

     Bancshares and Citizens, as applicable, covenant and agree with Bank as follows:

     Section 4.1. NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of Bank, neither Bancshares nor Citizens will do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article II of this Agreement to be breached.

     Section 4.2. INFORMATION REGARDING BANCSHARES. Bancshares shall furnish to Bank all information concerning Bancshares and its subsidiaries required by applicable securities or corporation laws to be set forth in the proxy materials required to be delivered by Bank to its shareholders in connection with this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby.

     Section 4.3. CORRECTION OF INFORMATION. Bancshares shall promptly correct and supplement any information furnished under this Agreement to Bank so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     Section 4.4. CONSENTS. Bancshares and Citizens shall use their respective best efforts to obtain any required consents to the transactions contemplated by this Agreement.

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     Section 4.5. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, to the extent reasonable under the circumstances, the officers of Bancshares will confer with the representatives of Bank and will furnish to Bank either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Bank will be permitted to make copies of) and such other information as Bank may reasonably request. Bancshares will confer with representatives of Danielson Associates, Inc. ("Danielson"), will cooperate to the fullest extent reasonably possible with Danielson, and will furnish such records, documents, memoranda and all such other information as Danielson may reasonably request in order for Danielson to prepare and provide a "fairness opinion".

     Section 4.6. DIRECTOR NOMINEE. One member of Bank's Board of Directors, namely, H. Lee Kinney, shall be nominated to serve on the Board of Directors of
(i) Bancshares for a one (1) year term at the first annual meeting of shareholders which occurs after the Effective Time ("Annual Meeting"), which is anticipated to be the March/April, 1998 meeting and (ii) Citizens for a one (1) year term at the organizational meeting following the Annual Meeting. Thereafter, management of Bancshares and Citizens shall cause the Nominating Committees of Bancshares and Citizens to consider Mr. Kinney's nomination for further terms as a director, subject to applicable qualification criteria, retirement policies, etc. from time to time utilized by such committees.

     Section 4.7. ADVISORY BOARD. The members of the Board of Directors of Bank will be given the opportunity to serve on the Jefferson County Advisory Board of Citizens.

     Section 4.8. OPPORTUNITY OF EMPLOYMENT; BENEFITS AND TRAINING. Bancshares shall offer the existing full-time employees of Bank the opportunity to become employees of Citizens or one of Bancshares' other affiliates, on the Closing Date, for a minimum period of six (6) months. All such employees shall receive a salary equal in amount to that salary received by them immediately prior to the Closing Date, and all existing officers of Bank shall be offered the opportunity to become an officer of Citizens or one of Bancshares' other affiliates.

     Bancshares shall offer the existing part-time employees of Bank the opportunity to become part-time employees of Citizens or one of Bancshares' other affiliates, on the Closing Date, for a minimum period of six (6) months (such part-time employees, together with existing full-time employees of Bank offered

                                      A-21

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the opportunity to become employees of Citizens or one of Bancshares' other affiliates, collectively known as "Citizens Employees"). All such part-time employees shall earn an hourly wage equal in amount to that wage earned by the employee immediately prior to the Closing Date; provided, however, that Bancshares may determine in its sole discretion the number of hours that the part-time employee shall be scheduled to work.

     All Bank employees who become Citizens Employees shall have their years of service with Bank and its predecessors credited for eligibility and vesting purposes, but not for accrual of benefit purposes, under all Bancshares' employee pension benefit plans (as defined in Section 3(2) of ERISA), except with respect to Bancshares' ESOP plan.

     It is understood and agreed that nothing in this Section 4.8 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision.

     As soon as practicable after the Closing (and provided that the merger of the account balances in the National City Savings and Investment Plan with respect to the 16 National City Bank employees hired by Bancshares into the UniBank Retirement, Savings and Investment Trust shall have been completed), Bancshares, at its option, shall do one of the following with respect to the UniBank Retirement, Savings & Investment Plan and Trust ("Savings Plan"):

     (a) Terminate the Savings Plan;

     (b) Freeze the Savings Plan, provided that the cost of plan administration shall be borne by each plan participant on a pro rata basis; or (c) Merge the Savings Plan assets (after all of the assets have been liquidated, including the 880 shares of UniBank stock owned by the Savings Plan) into the Citizens Bancshares Profit-Sharing Trust.

     Section 4.9. ADDITIONAL COVENANTS. Except as otherwise contemplated by this Agreement, Bancshares covenants and agrees:

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         (a) to deliver to Bank all forms 10-K, 10-Q and 8-K filed for periods ending in the interim period between the date of this Agreement and the Closing Date within seven (7) days after the filing of each such report with the SEC;

         (b) to promptly advise Bank of any material adverse change occurring during the interim period between the date of this Agreement and the Closing Date in the financial conditions, assets, business or operations of Bancshares or any of its subsidiaries, or any material changes or inaccuracies in data provided to Bank pursuant to this Agreement.

     Section 4.10. SURVIVAL OF COVENANTS. The covenants made by Bancshares or Citizens, as the case may be, in Sections 4.6, 4.7 and 4.8 shall survive for a period of six (6) months from the date of consummation of the Merger.

                                    ARTICLE V

                                COVENANTS OF BANK
                                -----------------

     Bank covenants and agrees with Bancshares and Citizens as follows:

     Section 5.1. CARRY ON BUSINESS IN NORMAL MANNER. From the date of this Agreement to the Closing Date, Bank will carry on its business in substantially the same manner as heretofore and, without the written consent of Bancshares, Bank will not (a) do any of the things which its represents and warrants herein have not been done since December 31, 1996 or the date hereof, as the case may be, except as necessary to carry out this Agreement on the part of Bank; (b) engage in any transaction which would be inconsistent with any other representation or warranty of Bank set forth herein or which would cause a breach of any such representation or warranty if made at or immediately following such transaction; (c) engage in any lending activities other than in the ordinary course of business consistent with past practice; (d) make any 1-4 family unit residential real estate loans in excess of $75,000 to any borrower;
(e) make any consumer installment or construction loans in excess of $35,000 to any borrower; (f) extend any equity lines of credit in excess of $50,000 to any borrower; (g) make any commercial loans in excess of $100,000 to any borrower (taking into account existing borrowings but not including renewals); or (h) hire any new full-time employees. Bancshares shall respond to any request for Bancshares' consent with respect to any of the above-listed items within 24 hours of the request. Bank also agrees to use its best efforts to keep its business organizations intact, to keep

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available the services of its present employees, and to preserve the goodwill of its customers, suppliers, and others having business relations with them.

     Section 5.2. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, Bank will afford to the representatives of Bancshares, including its counsel and auditors, during normal business hours, full access to any and all assets of, or information with respect to, Bank to the end that Bancshares may have full opportunity to make such investigation, in advance of the Closing Date, as it shall reasonably desire in order to effectuate the purposes of this Agreement. To the extent reasonable under the circumstances, the officers of Bank will confer with the representatives of Bancshares and will furnish to Bancshares either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Bancshares will be permitted to make copies of) and such other information as Bancshares may reasonably request.

     Section 5.3. CONSENTS. Bank shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     Section 5.4. INSURANCE COVERAGE. Bank shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Closing Date.

     Section 5.5. COMPLIANCE WITH SECURITIES LAWS. Bank shall cooperate with Bancshares in doing all things necessary to comply with the state and federal securities laws applicable to the transactions contemplated by this Agreement.

     Section 5.6. SHAREHOLDERS' MEETING. As soon as the Registration Statement described in Section 7.1 hereof shall have become effective, Bank shall promptly take all actions necessary under applicable law to convene a shareholders' meeting at the earliest practicable date for the purpose of adopting and approving this Agreement and the Agreement of Merger. Bank agrees to use its best efforts to encourage the requisite favorable vote of the Bank shareholders with respect to this Agreement and the Agreement of Merger.

     Section 5.7. CORRECTION OF INFORMATION. Bank shall promptly correct and supplement any information furnished under this Agreement to Bancshares so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     Section 5.8. OTHER OFFERS. On and after the date hereof, except with the written consent of Bancshares, Bank shall not directly or indirectly solicit or encourage (nor shall Bank permit any of its officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information, any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving Bank or for the acquisition of the shares or all or substantially all of the assets or business of Bank, or discuss with or enter into conversations with any person, other than Bank shareholders or employees, concerning any such merger, consolidation, share exchange, acquisition or other transaction, other than the Share Exchange with Bancshares. Bank will promptly notify Bancshares orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details relating to any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

     In order to induce Bancshares to enter into this Agreement and incur the substantial expenses involved in effectuating the transactions contemplated herein, Bank agrees and does hereby promise to pay to Bancshares the sum of $500,000, upon Bancshares' demand therefor, in the event that the Bank shareholders fail, within 12 months of the date of this Agreement, to approve this Agreement or the Agreement of Merger as a result of the decision of the Bank's Board of Directors to entertain offers from and negotiate with a bona fide offeree other than Bancshares.

     Section 5.9. DIVIDENDS. On and after the date hereof, Bank shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock other than (i) regular quarterly cash dividends in an amount not to exceed the amount paid per share of Bank Common Share for the same quarter during 1996 and (ii) a special year-end cash dividend in the amount not to exceed the special year-end cash dividend paid in 1996. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any quarter, there shall not be a payment of both a Bancshares and Bank dividend. The parties further agree that if the Closing Date is at the end of a fiscal quarter, then they will cooperate to assure that the Bank shareholders receive the dividend, if any, declared by Bank rather than the dividend for that quarter, if any, declared by Bancshares.

     Section 5.10. PROVISION FOR POSSIBLE LOAN LOSSES. For each of the months of September through the month in which the Closing Date shall occur, Bank shall take a provision in the amount of $25,000 for loan losses on the outstanding loans of Bank and will add that same amount to the reserves for possible loan losses on the outstanding loans of Bank.

                                   ARTICLE VI

                JOINT COVENANTS OF BANK, BANCSHARES AND CITIZENS
                ------------------------------------------------

     Section 6.1. CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement described in Section 7.1 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement and the Agreements of Merger, all information (collectively, the "Information") received by each of Bank, Bancshares and Citizens pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section 6.1 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus (the"Proxy/Prospectus") to be sent to the shareholders of Bank under Section 7.1 hereafter. Bank, Bancshares and Citizens agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement and the Agreement of Merger. Bank, Bancshares, and Citizens agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Bank, Bancshares or Citizens, as the case may be, to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of Bank contained in this Section 6.1 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, Bank, Bancshares and Citizens agree to return all copies of the Information provided to the other promptly.

     Section 6.2. REGULATORY APPROVALS. As promptly as possible after the date hereof, each of Bancshares, Citizens and Bank shall use its best efforts, separately and jointly with the other parties, in good faith to take or cause to be taken all such steps as shall be necessary or advisable to obtain all consents and approvals of governmental authorities as are required by law or otherwise to effect the Share Exchange, including without limitation the approval of the Federal Reserve Board, the Superintendent of the Division of Financial Institutions and the Ohio Secretary of State and shall do any and all acts and things reasonably necessary or advisable in order to cause the Share Exchange to be completed on the terms provided in this Agreement and the Agreement of Merger as soon as reasonably practicable thereafter.

     Section 6.3. ANNOUNCEMENTS. Except as may be required by law or as otherwise contemplated herein, no party shall make any public announcements or filing or disclosure to third parties of the transaction contemplated herein or the other party's involvement therein without the prior written approval of the other party. The restrictions contained in this Section shall not apply to disclosures made by either party to its stockholders, suppliers or customers to the extent appropriate to consummate the transactions contemplated by this Agreement. Each party shall endeavor to give the other at least one (1) business day's prior notice of announcements to the public, which notice shall be accompanied by a copy of the text of the proposed disclosure.

                                   ARTICLE VII

                    REGISTRATION OF BANCSHARES COMMON SHARES
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                  --------------------------------------------

     Section 7.1. REGISTRATION STATEMENT. Bancshares and Bank acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933, as amended (the "Act") and Rule 145 thereunder. Bancshares agrees to prepare and file, as soon as practicable after the execution of this Agreement, a registration statement on Form S-4 (the "Registration Statement") under and pursuant to the provisions of the Act for the purposes of registering the Bancshares Common Shares to be issued in connection with the transactions contemplated hereby. Bank agrees to provide promptly to Bancshares, information concerning the business and financial condition and affairs of Bank as may be required or appropriate for inclusion in the Registration Statement and to cause its counsel and auditors to cooperate with Bancshares' counsel and auditors in the preparation of such Registration Statement. Bancshares agrees to use its best efforts to have such Registration Statement declared effective under the Act as soon as may be practicable, and Bank agrees to distribute the prospectus/proxy statement (to be prepared by and furnished at Bancshares' expense) contained in such Registration Statement (the "Prospectus/Proxy Statement") to Bank shareholders not less than ten (10) days prior to the scheduled meeting of Bank shareholders that will be held to consider approval of this Agreement and the Agreement of Merger. Except to the extent permitted by Rule 145(b), Bancshares and Bank agree not to publish any communication other than the Prospectus/Proxy Statement, in respect of this Agreement, the Agreement of Merger, or the transactions contemplated therein. Any communication by either party under Rule 145(b) will be made only upon the written approval of the other. Bancshares and Bank agree that, between the date the Registration Statement becomes effective and the Closing Date, they will keep each other advised on a current basis of material developments concerning their respective businesses, including any event which would cause the Prospectus/Proxy Statement to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Bancshares shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Bancshares Common Shares by Bank shareholders who may be deemed to be affiliates of Bank, as such term is defined in Rule 145 promulgated under the Act (individually, an "Affiliate" and collectively, the "Affiliates").

     Section 7.2. AFFILIATES' CERTIFICATES. Each Affiliate of Bank shall furnish to Bancshares a letter representing that such Affiliate will not sell, assign, or transfer any of the Bancshares Common Shares received by such Affiliate as a result of the transactions contemplated by this Agreement, except pursuant to
(a) registration under the Act or (b) a transaction permitted by Rule 145 under the Act, or (c) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to Bancshares, or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, the Bancshares Common Shares are not required to be registered under the Act; and in the event of sale or other disposition pursuant to Rule 145 such Affiliate will supply satisfactory evidence of compliance with such Rule to Bancshares. With respect to such representations, each Affiliate shall agree to hold harmless and indemnify Bancshares and Bancshares' officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities to which Bancshares or any officer or director of Bancshares may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations. Each Affiliate shall further agree that the certificate or certificates representing the Bancshares Common Shares issued to such Affiliate upon the consummation of the Share Exchange may bear the following restrictive legend:

         The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) current registration under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act.

     Bancshares covenants and agrees to remove the foregoing restrictive legend from the certificate or certificates representing the Bancshares Common Shares issued to an Affiliate and to cancel any stop order instructions with respect thereto upon receipt of advice from its counsel that such actions are appropriate under the then-existing circumstances.

     Section 7.3. BLUE SKY REGISTRATION. Bancshares shall, to the extent required by applicable state securities or "blue sky" laws, as promptly as practicable after the furnishing by Bank of all information regarding Bank required or desirable to be reflected therein, file with applicable state securities or blue sky administrators, and use its best efforts to cause to become effective or be approved, all registration statements or applications required to be so filed with respect to the issuance of the Bancshares Common Shares in connection with the Agreement of Merger.

     Section 7.4.  SUPPLEMENTAL ASSURANCES.

         (a) On the date the Registration Statement becomes effective and on the Closing Date, Bank shall deliver to Bancshares a certificate signed by its principal executive officer and its principal financial officer to the effect that the information contained in the Registration Statement relating to the business and financial condition and affairs of Bank, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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         (b) On the date the Registration Statement becomes effective and on the
Closing Date, Bancshares shall deliver to Bank a certificate signed by the chief executive officer and by the chief financial officer of Bancshares to the effect that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Bank) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                  ARTICLE VIII

                                   CONDITIONS
                                   ----------

     Section 8.1. CONDITIONS TO BANCSHARES' AND CITIZENS' OBLIGATIONS. The obligation of Bancshares and Citizens to consummate the transactions contemplated by this Agreement and the Agreement of Merger, respectively, shall be subject to the following conditions, except as Bancshares and/or Citizens, as applicable, may waive the same in writing:

         (a) NO MATERIAL ADVERSE CHANGE. From December 31, 1996, to the Closing Date, there shall have been no material adverse change in the financial condition, results of operations, business, or assets of Bank, and there shall have been no occurrence or circumstances (whether arising heretofore or hereafter) which might reasonably be expected to result in any such material adverse change.

         (b) CONDUCT OF BUSINESS IN ORDINARY COURSE. From December 31, 1996, to the Closing Date, Bank will have conducted business only in the ordinary and usual course except for matters expressly referred to in this Agreement or the Disclosure Schedule, matters incident to carrying out this Agreement and such further matters as may be consented to in writing by Bancshares.

         (c) OPINION OF BANK'S COUNSEL. Bank's counsel, King, Hargrave, Scurti & Jack, shall have delivered to Bancshares and Citizens its opinion, dated the Closing Date, to the effect that (i) Bank is a corporation duly organized as a state banking association under the laws of the State of Ohio and is in good standing under the laws of the State of Ohio, (ii) this Agreement and the Agreement of Merger has been duly executed by Bank, and constitutes binding obligations on the part of Bank, and (iii) the Bank Common Shares have been duly authorized, validly issued and are fully paid and nonassessable.

         (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS ON CLOSING DATE. The representations and warranties made herein by Bank shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date, and Bank shall have fully complied with all the terms and conditions hereof, and Bank shall have delivered to Bancshares a certificate to that effect, which certificate shall be signed by the President of Bank and shall be in a form reasonably satisfactory to Bancshares.

         (e) AFFILIATES' CERTIFICATES. Bancshares shall have received from each Affiliate a certificate in the form specified in Section 7.2 hereof.

         (f) OFFICERS' CERTIFICATES REGARDING REGISTRATION STATEMENT. Bancshares shall have received from Bank the officers' certificates required pursuant to
Section 7.4(a) hereof.

         (g) DISSENTERS' RIGHTS. Holders of no more than ten percent (10%) of the issued and outstanding Bank Common Shares shall have taken such actions as are required by Ohio Revised Code Section 1701.85 to assert dissenters' rights.

         (h) NO DEFAULT. There shall have occurred no event constituting a default under any material indenture, agreement, note, mortgage, guaranty or other writing which evidences or relates to any loan of money to, or indebtedness for money borrowed by Bank which materially adversely affects Bank's financial condition.

         (i) BOARD AND SHAREHOLDER APPROVAL. The Board of Directors of Bank and Bank shareholders shall have approved this Agreement and the Agreement of Merger.

         (j) ACCOUNTING TREATMENT. Bancshares shall have received from Crowe, Chizek and Company LLP, a letter dated the Closing Date, in substance reasonably acceptable to Bancshares, stating its opinion that based upon the information furnished that the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

     Section 8.2. CONDITIONS TO BANK'S OBLIGATIONS. The obligation of Bank to consummate the transactions contemplated by this Agreement and the Agreement of Merger shall be subject to the following conditions, except as Bank may waive the same in writing:

         (a) NO MATERIAL ADVERSE CHANGE. From December 31, 1996, through the Closing Date, there shall have been no material adverse change in the financial condition, results of operation, business or assets of Bancshares and Citizens and there shall have been no occurrence or circumstance (whether arising heretofore or hereafter) which might reasonably be expected to result in any such material adverse change.

         (b) OPINION OF BANCSHARES' AND CITIZENS' COUNSEL. Bancshares' and Citizens' general counsel, Rick Hull, Esq., shall have delivered to Bank an opinion dated the Closing Date to the effect that (i) Bancshares is a corporation duly organized and in good standing under the State of Ohio, (ii) Citizens is a corporation duly organized and in good standing as a state banking association under the laws of the State of Ohio, (iii) this Agreement and the Agreement of Merger have been duly executed by Bancshares and Citizens, as applicable and constitute binding obligations, (iv) all of the Bancshares Common Shares to be issued to the shareholders of Bank have been validly authorized.

         (c) ACCURACY OF REPRESENTATIVES AND WARRANTIES AND COMPLIANCE WITH COVENANTS ON CLOSING DATE. The representations and warranties made herein by Bancshares and Citizens, as the case may be, shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (provided, however, that nothing herein contained shall be construed to place any limitations upon the issuance of additional shares or other securities of Bancshares) and Bancshares and Citizens shall have fully complied with all the terms and conditions hereof, and Bancshares and Citizens shall have delivered to Bank a certificate to that effect, which certificate shall be signed by the President of each of Bancshares and Citizens and shall be in a form reasonably satisfactory to Bank.

         (d) OFFICERS' CERTIFICATES REGARDING REGISTRATION STATEMENT. Bancshares shall have furnished to Bank the officers' certificates required pursuant to
Section 7.4(b) hereof.

         (e) BOARD AND SHAREHOLDER APPROVAL. The Board of Directors of each of Bancshares and Citizens shall have approved this Agreement and the Agreement of Merger and Bancshares, as the sole stockholder of Citizens, shall have approved the Agreement of Merger.

         (f) FAIRNESS OPINION. Bank shall have received from Danielson a favorable report as to the fairness of the Share Exchange.

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         (g) TAX-FREE EXCHANGE. Bank shall have received a letter from
Bancshares' general counsel, Rick Hull, Esq., advising that based on his review of this Agreement and the Agreement of Merger, nothing has come to his attention that would lead him to believe that the Share Exchange will not be tax free with respect to Bank's stockholders.

     Section 8.3. CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES. The respective obligations of Bancshares, Citizens and Bank to consummate the transactions contemplated by this Agreement and the Agreement of Merger shall be subject to the following conditions, except as any of them may waive the same in writing:

         (a) NO ADVERSE GOVERNMENTAL ACTION. On or before the Closing Date, no action shall have been taken or threatened by any governmental entity which, in the opinion of counsel for any of the parties, would make it inadvisable for legal reasons to complete the transactions contemplated by this Agreement.

         (b) COMMON SHARE REGISTRATION. The Bancshares Common Shares into which the Bank Common Shares are to be converted pursuant to this Agreement and the Agreement of Merger shall have been registered with the Securities and Exchange Commission and no stop order shall be threatened or in effect with respect thereto.

         (c) BLUE SKY LAWS. Pursuant to Section 7.3 hereof, Bancshares shall have filed such registration statements or applications as may be required under applicable blue sky laws and such registration statements or applications shall have become effective or approved and no stop order shall be threatened or in effect with respect thereto.

         (d) SHAREHOLDER ACTION. Prior to the Closing Date, this Agreement and the Agreement of Merger shall have been approved by the affirmative vote of the holders of sixty percent (60%) of the outstanding Bank Common Shares.

         (e) REGULATORY APPROVALS. All regulatory approvals, including but not limited to the approvals of each of the Federal Reserve Board and the Ohio Division of Banks necessary for the consummation of the transactions contemplated by this Agreement and the Agreement of Merger shall have been obtained and be in force.

         (f) AGREEMENTS. H. Lee Kinney and William McElwain shall each have executed and delivered an employment agreement with Citizens substantially in the form of the draft of such agreements agreed to between the parties and dated as of September 12, 1997.

         Section 8.4. CLOSING DATE. The closing ("Closing") of the transactions contemplated by this Agreement shall occur on a date mutually agreed to by Bancshares and Bank after satisfaction of all the conditions set forth in Sections 8.l, 8.2 and 8.3 hereof and in the Agreements of Merger and the expiration of all waiting periods imposed by any and all regulatory authorities (the "Closing Date").

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT
                           ---------------------------

     Section 9.1. RIGHT TO TERMINATION. This Agreement and the Agreements of Merger may be terminated and the Share Exchange abandoned prior to the Closing Date in the following manner:

         (a) MUTUAL CONSENT. By mutual consent of Bank and Bancshares, authorized by their respective Boards of Directors; or

         (b) BY BANK. By Bank if (i) the conditions provided in Sections 8.2 and
8.3 shall not have been satisfied or waived by the appropriate party(ies), (ii) Bancshares or Citizens shall be in breach of performance of its respective obligations hereunder or under the Agreements of Merger, or (iii) the Average NMS Closing Price of Bancshares Common Shares shall be 20% or more lower than the average National Market System closing price (calculated for the same period as the Bancshares Common Shares) of those banks set forth in the list attached hereto as Exhibit 9.1 and made a part hereof; or

         (c) BY BANCSHARES. By Bancshares if (i) the conditions provided in Sections 8.1 and 8.3 shall not have been satisfied or waived by the appropriate party(ies) or (ii) if Bank shall be in breach of performance of its respective obligations hereunder or under the Agreements of Merger, (iii) the Average NMS Closing Price of Bancshares Common Shares shall be less than $46.00, or (iv) Bancshares elects to terminate pursuant to, and in accordance with, Section 1.2(a); or

         (d) BY BANCSHARES OR BANK. By either Bancshares or Bank in the event the transactions contemplated by this Agreement are not consummated on or before June 30, 1998.

     Section 9.2. EFFECT OF TERMINATION. If for any reason this Agreement and the Agreement of Merger shall be terminated and the Share Exchange abandoned as provided in Section 9.1, this Agreement shall become null and void, without any further action by the shareholders of either of the parties. In the event of any such termination, the Directors of Bancshares and Bank shall each direct their officers not to file the Agreement of Merger in the offices of the Secretary of State of the State of Ohio or the offices of the Division of Banks of the State of Ohio, notwithstanding favorable action by the shareholders of Bank. In the event of any such termination, neither party hereto nor any of its respective shareholders, directors, or officers shall have any obligation to the other in damages or for costs, expenses, or otherwise in connection with this Agreement or the transactions contemplated herein, other than the return to Bank, by Bancshares, of all such copies of Bank's records as may have been provided to Bancshares and Citizens, as the case may be, under Section 5.2 or other Sections of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

     Section 10.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and in any certificate delivered hereunder, other than those contained in Section 2.3 hereof, shall expire on the Closing Date and thereafter neither Bancshares nor Bank shall have any further liability or obligation with respect thereto.

     Section 10.2. REPRESENTATIONS TO THE KNOWLEDGE OF A PARTY. Whenever a representation or warranty is made herein as being "to the knowledge of" a party hereto or the officers or directors thereof, it is understood that an officer has made or caused to be made by personnel or representatives competent to determine the accuracy thereof (and the results thereof reported to him) an investigation which is appropriate to determine the accuracy of such representation or warranty.

     Section 10.3. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and mailed, first class postage prepaid and addressed as follows:

     (a) If to Bank:

         UniBank
         P.O. Box 640
         Steubenville, Ohio  43952-5640
         Attention:  H. Lee Kinney

         With copies to:

         Robert C. Hargrave, Esq.
         King, Hargrave, Scurti & Jack
         200 Sinclair Bldg.
         P.O. Box 249
         Steubenville, Ohio  43952

     (b) If to Bancshares or Citizens:

         Citizens Bancshares, Inc.
         10 East Main Street
         Salineville, Ohio 43945
         Attention:  Marty E. Adams

         With copies to:

         M. Patricia Oliver, Esq.
         Squire, Sanders & Dempsey L.L.P.
         4900 Key Tower
         127 Public Square
         Cleveland, Ohio  44114-1304

or at such other address or addresses as the party addressed may from time to time designate in writing. Any such notice shall be deemed given when received.

     Section 10.4. ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement and the Agreement of Merger and all exhibits and schedules attached thereto, together constitute the entire agreement among Bancshares, Citizens and Bank with respect to the subject matter hereof, and supersede any prior oral or written agreement and any other written or oral representations, including but not limited to the letters dated July 22, 1997 and August 22, 1997, and there are no agreements or commitments except as set forth herein and therein. Bank shall have the right, with the prior consent of Bancshares, from time to time prior to the Closing Date, to supplement the Disclosure Schedules with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. This Agreement and the Agreement of Merger may be amended only by instrument in writing executed by the parties hereto and thereto and authorized as provided herein or therein. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation other than the parties hereto and their respective shareholders any rights or remedies under or by reason of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     Section 10.5. EXECUTION OF COUNTERPARTS. For the convenience of the parties and to facilitate any required filing, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     Section 10.6. EXPENSES. The parties hereto each shall bear their own expenses incurred in connection with this Agreement, the Agreement of Merger and the Share Exchange herein contemplated (whether or not such Share Exchange shall be consummated), including, without limitation, all fees of their respective legal counsel, investment advisers and accountants.

     Section 10.7. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

     Section 10.8. EXCHANGE AGENT. Citizens Bancshares, Inc., 10 East Main Street, Salineville, Ohio, as transfer agent for the Bancshares Common Shares shall act as Exchange Agent in respect of the conversion of Bank Common Shares into Bancshares Common Shares.

     Section 10.9 SUCCESSORS AND ASSIGNS. This Agreement is binding on the successors and assigns of Bancshares.






                      [THIS SPACE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunder duly authorized, all as of the date first above written.


                                                              CITIZENS BANCSHARES, INC.
Attest:

By: /s/  Tracey L. Reeder                                     By: /s/  Marty E. Adams
    ---------------------------------------------                 ---------------------------------------------
      Tracey L. Reeder, Assistant Secretary                          Marty E. Adams, President


                                                              THE CITIZENS BANKING COMPANY
Attest:

By: /s/  Tracey L. Reeder                                     By: /s/  Marty E. Adams
    ---------------------------------------------                 ---------------------------------------------
      Tracey L. Reeder, Assistant Secretary                          Marty E. Adams, President


                                                              UNIBANK
Attest:

By:   /s/  William McElwain                                   By:  /s/  H. Lee Kinney
    ---------------------------------------------                 ---------------------------------------------
      William McElwain, Secretary                                    H. Lee Kinney, Chairman & Chief
                                                                     Executive Officer

                                                                       EXHIBIT A

                               AGREEMENT OF MERGER
                               -------------------

              AGREEMENT OF MERGER ("Merger Agreement") dated as of ____________, 199_, by and between THE CITIZENS BANKING COMPANY, an Ohio bank having its principal office at 50 East Main Street, Salineville, Ohio 43945 ("Citizens"), and UNIBANK, an Ohio bank having its principal office at P.O. Box 640, Steubenville, Ohio 43592-5640 ("UniBank") and joined in by Citizens Bancshares, Inc., an Ohio corporation and registered bank holding company having its principal office at 10 East Main Street, Salineville, Ohio 43945 ("Bancshares"), which is the sole shareholder of Citizens. Citizens and UniBank are hereinafter sometimes referred to as the "Constituent Banks."

              The respective Boards of Directors of Citizens and Bancshares have determined that it is advisable and in the best interests of each of the respective Constituent Banks that UniBank merge with and into Citizens upon the terms and subject to the conditions herein provided and the Board of Directors of UniBank has determined that such action is fair to, and in the best interests of, the UniBank shareholders.

              The respective Boards of Directors of Citizens and UniBank have, by resolutions duly adopted, (i) authorized this Merger Agreement as part of the plan of affiliation and merger set forth in an Affiliation Agreement dated as of the date hereof (the "Affiliation Agreement") (collectively, the "Plan"), and
(ii) authorized that it be executed by the undersigned officers.

              The transactions contemplated by the Plan and this Merger Agreement have been submitted to, and adopted and approved by, the shareholders of UniBank.

              In consideration of the mutual agreements herein contained, the parties agree that UniBank shall be merged with and into Citizens and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the common shares of the Constituent Banks and certain other provisions relating thereto shall be as hereinafter set forth.

                                    ARTICLE I

                                   THE MERGER
                                   ----------

              1.01 RESULTING BANK. Subject to the terms and provisions of this Merger Agreement, and in accordance with Chapters 1101, 1121 and 1701 of the Ohio Revised Code, at the Effective Time (as defined in Section 1.07 hereof) UniBank shall be merged with and into Citizens (the "Merger"). The Citizens Banking Company shall be the resulting bank (hereinafter called the "Resulting Bank") of the Merger and shall continue its existence as a bank under the laws of the State of Ohio under the name "The Citizens Banking Company". At the Effective Time, the separate existence of UniBank shall cease. The principal place of business of the Resulting Bank shall be Salineville, Columbiana County, Ohio.

              1.02 EFFECT OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for herein and in Sections 1121.06 and 1701.82 of the Ohio Revised Code.

              1.03 ARTICLES OF INCORPORATION. As of the Effective Time, the Articles of Incorporation of Citizens, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation of the Resulting Bank until thereafter duly altered, amended, or repealed in accordance with the provisions thereof and applicable law.

              1.04 CODE OF REGULATIONS. As of the Effective Time, the Code of Regulations of Citizens, as in effect immediately prior to the Effective Time, shall become the Code of Regulations of the Resulting Bank until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Articles of Incorporation of the Resulting Bank and applicable law.

              1.05 DIRECTORS OF THE RESULTING BANK. At the Effective Time, each person who is a director of Citizens immediately prior to the Effective Time shall remain a director of the Resulting Bank and each such person shall serve as a director of the Resulting Bank for the balance of the term for which such person was elected a director of Citizens and until his successor is duly elected and qualified in the manner provided in the Code of Regulations of the Resulting Bank or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the Code of Regulations of the Resulting Bank or as otherwise provided by law. The names and addresses of the directors of the Resulting Bank are as follows:

Mr. Marty E. Adams                    Mr. Lee A. Smith                   Mr. James C. McBane
14Q435 State Route 164                401 East Chestnut Street           School Street - Box 340
Salineville, OH  43945                Lisbon, Ohio  44432                Bergholz, OH  43908

Mr. Fred H. Johnson                   Dr. Keith D. Burgett               Mr. Willard L. Davis
Box 61                                1225 Canton Road, NW               R.D. #1 - Box 28
Summitville, OH  43962                Carrollton, OH  44615              Richmond, OH  43944

Mr. Gerard P. Mastroianni             Mr. Fred H. Johnson III            Mr. Jonathan A. Levy
1800 West State Street                Box 5                              40 Redfern Drive
Alliance, OH  44601                   Summitville, OH  43962             Youngstown, OH  44505

Mr. Kenneth E. McConnell              Mr. Elden L. Surbey
R.D. #1 - Box 514                     614 Brinker, SW
Richmond, Ohio  43944                 Navarre, Ohio  44622




              1.06 OFFICERS OF THE RESULTING BANK. At the Effective Time, each person who is an officer of Citizens immediately prior to the Effective Time shall remain an officer of the Resulting Bank and hold the same office as he or she held immediately prior to the Effective Time. At the Effective Time, each person who is an officer of UniBank immediately prior to the Effective Time shall be offered employment as an officer of the Resulting Bank or of one of its affiliates.

              1.07 EFFECTIVE TIME. The Merger shall become effective in accordance with the provisions of Section 1121.06 of the Ohio Revised Code, upon the filing of a certified copy of the Merger Agreement together with a certificate of approval from the Superintendent of the Division of Financial Institutions, with the Secretary of State of the State of Ohio. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

              1.08 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Resulting Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Merger Agreement, UniBank and its proper officers and directors shall be deemed to have granted hereby to the Resulting Bank an irrevocable power of attorney to execute and deliver any and all assignments and assurances in law and to do all acts necessary or proper to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Resulting Bank are hereby fully authorized in the name of UniBank or otherwise to take any and all such action.

                                   ARTICLE II

                CONVERSION AND EXCHANGE OF UNIBANK COMMON SHARES;
                -------------------------------------------------
                           FRACTIONAL SHARE INTERESTS
                           --------------------------

              2.01  CONVERSION AND EXCHANGE.  At the Effective Time:

                    (a) Each common share of Citizens, without par value, issued and outstanding immediately prior to the Effective Time shall continue to be one common share of the Resulting Bank after the Merger.

                    (b) Other than UniBank common shares as to which dissenters' rights have been exercised, all common shares of UniBank that shall be issued and outstanding at the Effective Time (the "UniBank Common Shares") shall thereupon and without further action be converted into and become 13.25 Bancshares common shares having the same rights and privileges as all other Bancshares Common Shares (individually hereinafter referred to as a "Bancshares Common Share" and collectively, as the "Bancshares Common Shares").

              Notwithstanding the foregoing, in no event shall the holders of Bank Common Shares receive, in the aggregate, in Bancshares Common Shares with a Total Value (as hereinafter defined) plus cash in lieu of fractional shares that is less than 2.7 times the book value of Bank Common Shares on December 31, 1997. In such event, the parties shall adjust the number of Bancshares Common Shares into which each Bank Common Share shall be converted; provided, however, solely for purposes of this Section 1.2(a), in the event the book value of Bank Common Shares shall exceed Two Hundred and Fifty Dollars ($250.00) per shares, Bancshares may elect to terminate this Agreement.

              It is understood and agreed that following the conversion of the UniBank Common Shares into Bancshares Common Shares, the UniBank Common Shares will be canceled.

                    (c) The term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Total Value" shall mean the arithmetic mean of the NMS Closing Prices for the twenty (20) trading days immediately preceding the tenth trading day, inclusive, immediately preceding the Effective Time.

                    (d) Other than as provided for in Section 2.01(b) hereof, at the Effective Time, all authorized but unissued shares of UniBank Common Shares shall be canceled and no stock, cash or other property shall be delivered in exchange therefor.

                    (e) No fractional Bancshares Common Share or certificate or scrip therefor shall be issued as a result of the conversion of UniBank Common Shares into Bancshares Common Shares. To the extent an outstanding UniBank Common Share would otherwise have become a fractional Bancshares Common Share, the holder thereof shall receive, in lieu thereof, an amount of cash (rounded to the nearest whole-cent) equal to the product of such fraction multiplied by the Average NMS Closing Price of Bancshares Common Shares. Such purchases of fractional interests are merely intended as a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration in connection with the transactions contemplated by the Plan and by this Merger Agreement.

                    (f) At the Effective Time, the share transfer books of UniBank shall be closed and no transfer of UniBank Common Shares shall thereafter be made or recognized. Notwithstanding any other provision of this Merger Agreement, neither Bancshares or its agent nor any party hereto shall be liable to a holder of UniBank Common Shares for any amount properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    (g) No conversion under subsection (b) of this Section 2.01 shall be made in respect of any UniBank Common Share as to which a UniBank shareholder has elected to exercise dissenters' rights under applicable Ohio law, if any, until such time as such rights have been lost or extinguished.

                                   ARTICLE III

                                  MISCELLANEOUS
                                  -------------

              3.01 AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified, or supplemented by written agreement of the Constituent Banks and Bancshares at any time prior to the Effective Time.

              3.02 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

              IN WITNESS WHEREOF, Citizens, UniBank and Bancshares have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                                              THE CITIZENS BANKING COMPANY,
                                                              an Ohio bank
Attest:


By_____________________________________                       By_____________________________________
   Tracey L. Reeder,                                             Marty E. Adams, President
   Assistant Secretary

                                                              UNIBANK,
                                                              an Ohio bank
Attest:


By_____________________________________                       By_____________________________________
   William McElwain, Secretary                                   H. Lee Kinney, Chairman and
                                                                       Chief Executive Officer


                                                              CITIZENS BANCSHARES, INC.,
                                                              an Ohio corporation
Attest:


By_____________________________________                       By_____________________________________
   Tracey L. Reeder,                                             Marty E. Adams, President
   Assistant Secretary


                                                    EXHIBIT 9.1
                                                    -----------

Short Name                                                                                                 Location

American Bancorp............................................................................Wheeling, West Virginia
BCB Financial Services Corp...................................................................Reading, Pennsylvania
BancFirst Ohio Corp................................................................................Zanesville, Ohio
Belmont Bancorp....................................................................................Bridgeport, Ohio
City Holding..............................................................................Charleston, West Virginia
Comm Bancorp Inc..........................................................................Forest City, Pennsylvania
Commercial National Financial.................................................................Latrobe, Pennsylvania
CoBancorp Inc..........................................................................................Elyria, Ohio
Codorus Valley Bancorp Inc..................................................................Glen Rock, Pennsylvania
Commercial Bancshares Inc................................................................Parkersburg, West Virginia
Century Financial Corp......................................................................Rochester, Pennsylvania
First Financial......................................................................................Hamilton, Ohio
Horizon Bancorp Inc..........................................................................Beckley, West Virginia
Matewan BancShares Inc....................................................................Williamson, West Virginia
Mid Am..........................................................................................Bowling Green, Ohio
NSD Bancorp Inc............................................................................Pittsburgh, Pennsylvania
Oak Hill Financial Inc................................................................................Jackson, Ohio
Ohio Valley Banc Corp..............................................................................Gallipolis, Ohio
Park...................................................................................................Newark, Ohio
Peoples Bancorp Inc..................................................................................Marietta, Ohio
Second Bancorp Inc.....................................................................................Warren, Ohio
Southwest National Corp....................................................................Greensburg, Pennsylvania
United Bancorp Inc..............................................................................Martins Ferry, Ohio
Wayne Bancorp.........................................................................................Wooster, Ohio

                               DISCLOSURE SCHEDULE
                               -------------------


                             [Intentionally Omitted]

                                   APPENDIX B

 DISSENTERS' RIGHTS UNDER SECTIONS 1115.19 AND 1701.85 OF THE OHIO REVISED CODE

 DISSENTERS' RIGHTS UNDER SECTIONS 1115.19 AND 1701.85 OF THE OHIO REVISED CODE

1115.19        PAYMENT OF FAIR CASH VALUE OF SHARES TO DISSENTING SHAREHOLDERS

               Unless the articles of incorporation of the state bank otherwise provide, any shareholder of a state bank that has been consolidated or merged with, or whose assets have been transferred to, another state or a national bank, savings bank, or savings association pursuant to provision of this chapter other than section 1115.15 of the Revised Code, who did not vote in favor of the consolidation, merger, or transfer, shall be paid the fair cash value, as of the day before the vote was taken authorizing the action, of the shares held, excluding from the fair cash value any appreciation or depreciation in consequence of the consolidation, merger, or transfer which entitled the shareholder to this relief. Section 1701.85 of the Revised Code shall govern with respect to the shareholder's rights and any limitations on those rights. Any shareholder who does not object and demand in writing the payment of the fair cash value of the shares in the manner and at the time provided in section 1701.85 of the Revised Code, shall be bound by the vote of the board of directors or the assenting shareholders of the state bank.

1701.85        DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES

               (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

               (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

               (3) The dissenting shareholder entitled to relief under division
(C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

               (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

               (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

               (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of The certificates representing the shares for which the payment is made.

               (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

               (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

               (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

               (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

               (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

               (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

               (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

               (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX C

                 FAIRNESS OPINION OF DANIELSON ASSOCIATES, INC.

                                     UNIBANK
                               STEUBENVILLE, OHIO
                                FAIRNESS OPINION
                            AS OF SEPTEMBER 12, 1997
                            ------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----

Introduction....................................................................................................C-3

Description.....................................................................................................C-4

Financial Performance...........................................................................................C-5

Acquisition Pricing............................................................................................C-11

Market Value Adjustments.......................................................................................C-16

Citizens.......................................................................................................C-17

Valuation......................................................................................................C-25

                                                    APPENDICES
                                                    ----------
                                                                                                                Tab
                                                                                                                ---

UniBank Corporate Report 1993 to 1996.............................................................................I

UniBank Consolidated Financial Statement June 30, 1997...........................................................II

Citizens Bancshares 1996 Annual Report..........................................................................III

Citizens Bancshares Consolidated Financial Statement June 30, 1997...............................................IV

                                     UNIBANK
                               STEUBENVILLE, OHIO
                                FAIRNESS OPINION
                            AS OF SEPTEMBER 12, 1997
                            ------------------------

         Set forth herein is Danielson Associates Inc.'s ("Danielson Associates") independent opinion as to the "fairness" of the offer by Citizens Bancshares, Inc. ("Citizens") of Salineville, Ohio to acquire all of the outstanding common stock of UniBank (also the "Bank") of Steubenville, Ohio through an exchange of stock with a value at the time of the offer of about $52.7 million. The "fair" sale value is defined as the price at which all of the shares of UniBank's common stock would change hands between a willing seller and a willing buyer, each having reasonable knowledge of the relevant facts. In opining to the "fairness" of the offer, it also had to be determined if the Citizens common stock to be exchanged for UniBank common stock was "fairly" valued.

         In preparing the opinion, the markets served by UniBank have been analyzed; its business and prospects have been reviewed; its financial performance has been compared with banks in the region; and the acquisition prices of comparable banks have been analyzed. In addition, any unique characteristics have been considered.

         This opinion is based on data supplied by UniBank, and relies on some public information, all of which is believed to be reliable, but the accuracy or the completeness of such information cannot be guaranteed. The opinion assumes that there are no significant loan problems beyond what is stated in recent reports to regulatory agencies.

         In determining the "fair" sale value of UniBank, the emphasis has been on prices paid for banks and bank holding companies with similar financial, structural and market characteristics. These sale prices were then related to earnings, assets and equity capital, also referred to as "book."

         In determining the "fairness" of the offer, we compared the common stock to be exchanged by Citizens for UniBank common stock with the common stock of other, similar bank holding companies. In so doing, we also compared Citizens' financial performance with these comparable financial institutions.

         Based on the foregoing, we are of the opinion on the date hereof that the offer made by Citizens to acquire all of the common stock of UniBank pursuant to the merger agreement is "fair" from a financial point of view to UniBank and its shareholders.

                                                 Respectfully submitted,

                                                 Arnold G. Danielson
                                                 Chairman
                                                 Danielson Associates Inc.

                                   DESCRIPTION
                                   -----------

General
-------


         UniBank is a state-chartered bank that commenced operation in Jefferson County, Ohio in 1985 in conjunction with the purchase of the Ameritrust Corporation ("Ameritrust") banking offices in that county. It has ten banking offices, including the three branches recently acquired from National City Corporation ("National City"). The Bank is regulated by the Ohio State Banking Department, and its deposits are insured by the Federal Deposit Insurance Company ("FDIC").

         The Bank conducts a normal banking business. This includes making commercial, consumer and real estate loans; providing checking accounts, savings deposits, and certificates of deposit ("CDs"); and offering safe deposit services.

Market
------

         UniBank's primary market is Jefferson County, which includes the city of Steubenville. It had seven branches in the county including two in Steubenville and Toronto and one each in Amsterdam, Winterville and Mingo Junction prior to acquiring the three National City branches. The three branches purchased from National City encompass two in Jefferson County, including a second Mingo Junction office and an office in Tiltonsville. The third National City branch is in East Liverpool in Columbiana County.

         Jefferson and Columbiana counties, and particularly Jefferson, have seen better days. In the last census period, 1980 to 1990, Jefferson lost population at the rate of 1.3% per annum, and its median household income in 1995 of $25,001 was more than $3,500 below the national average.

         The demographics are little better in Columbiana County whose population of 108,276 in 1990 was about 28,000 more than in Jefferson. Columbiana had a population outflow in the eighties of .5% per annum and a median household income of $26,289 in 1995.

                                       Selected Demographics on Home Market
                                       ------------------------------------

                                                       Population
                                                       ----------
                                                                   Annual             Median
                                               1990                Growth            Household
                                              Amount                Rate*            Income**
                                              ------                -----            --------
                     County
                     ------
                       Columbiana               108,276            (.5)%              $26,289
                       Jefferson***              80,298           (1.3)                25,001

                     Ohio                    10,847,115              .1%              $28,706

  *   1980 to 1990
 **   1995
***   Accounts for 97% of UniBank's business.

Source: SOURCEBOOK AMERICA, CACI, Arlington, Virginia and 1990 Census of Population and Housing, Bureau of the Census, Washington, D.C.

         UniBank was the second largest bank in Jefferson County with $190 million in deposits and a 20.8% deposit share as of June 30, 1996, including the acquired National City branches. National City, excluding the subsequently sold branches, was the market leader with $230 million in deposits and a 25.1% market share.

         Three other banking organizations - Banc One Corporation ("Banc One"), Citizens and Trumbull Savings and Loan Association ("Trumbull S&L") - also have significant positions in Jefferson County. Each had between $120 and $140 million in county deposits in mid-1996 and deposit shares between 13% and 16%.

         Jefferson County has three other banks - Peoples National Bank of Mount Pleasant ("Peoples"), Steel Valley Bank, N.A. ("Steel Valley") and American Bancorporation ("American") - that are minor factors. American is a mid-sized bank headquartered in Wheeling. Peoples and Steel Valley are locally-based.

                        Deposit Share In Jefferson County
                        ---------------------------------

                                               Market Share
                              ----------------------------------------
                                                 June 30,
                   Deposits   ----------------------------------------
                     1996     1996     1995     1994    1992      1990
                     ----     ----     ----     ----    ----      ----
                  (In mill.)

MARKET LEADERS
     NATIONAL CITY   $230     25.1%    29.0%    29.2%    --       --
     UNIBANK          190*    20.8*    16.3     16.8     14.1%    13.9%
     BANC ONE         139     15.2     15.8     15.8     15.1     16.6
     CITIZENS         128     13.9     13.6     13.4     12.7     12.1
     TRUMBULL S&L     122     13.4     14.0     13.7     --       --
                     ----    -----    -----    -----    -----    -----
        SUBTOTAL     $809     88.4%    88.7%    88.9%    41.9%    42.6%

SECOND TIER
     PEOPLES         $ 35      3.8%     3.7%     3.8%     3.6%     3.2%
     STEEL VALLEY      25      2.8      2.6      2.3     --       --
     AMERICAN          16      1.7      1.8     --       --       --
                     ----    -----    -----    -----    -----    -----
        SUBTOTAL     $ 76      8.3%     8.1%     6.1%     3.6%     3.2%

OTHER COMM. BANKS     --      --        2.0%      .3%     6.3%     4.9%
OTHER THRIFTS         --      --       --        1.6     45.3     46.7
CREDIT UNIONS        $ 30      3.3%     1.2      3.4      2.9      2.6
                     ----    -----    -----    -----    -----    -----
        TOTAL        $915    100.0%   100.0%   100.0%   100.0%   100.0%


*Includes branches acquired from National City.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         Credit unions have a small but growing presence in the county. In mid-1996, four small credit unions had a combined $30 million in deposits and a 3.3% deposit share.


                              FINANCIAL PERFORMANCE
                              ---------------------

         UniBank commenced operating in 1985, and in so doing, took over the Jefferson County branches of Ameritrust. This gave it a running start with assets of $99 million, and it had capital of approximately $8 million as of December 31, 1985.

                           UniBank's Financial History
                           ---------------------------

                                                                       Percent Of Assets
                                                                   ------------------------          Return
                                Tangible            Net            Tangible            Net           on Avg.
                Assets           Capital          Income            Capital          Income          Equity
                ------           -------          ------            -------          ------          ------
                              (In millions)

1997*            $226**          $15.9             $2,270             7.05%            1.15%          13.15
1996              183             16.8              2,118***          9.17             1.16           13.07
1995              174             15.5              1,963             8.94             1.16           13.58
1994              167             13.2              1,763             7.88             1.05           13.29
1993              155             13.0                300             8.38              .19            2.29
1992              147             13.0              1,523             8.84             1.02           12.05
1991              146             11.8              1,036             8.08              .74            8.74
1990              133             11.0                894             8.30              .66            7.92
1989              137             10.2              1,113             7.50              .88           10.51
1988              116              9.6              1,168             8.23             1.00           11.97
1987              119              8.4              1,064             7.09              .94           11.93
1986              108              8.5                763             7.84              .74            9.42
1985****           99              7.8                236             7.85              .31            3.13

      *   June 30, 1997 or six months annualized.
     **   Includes the three branches acquired from National City.
    *** Includes a one-time gain of about $450,000, but this was offset by a similar amount of "unusual" expenses.
   **** First year of operating after acquiring Ameritrust's Jefferson County branches.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         In its first full year of operating, 1986, UniBank earned $763,000, which was a return of .74% and 9.42% on average assets and equity, respectively. At the end of that year, assets had grown to $108 million.

         Since 1986, UniBank's growth has been slow, but it still almost doubled its asset base in the ten years prior to its 1997 acquisition of the National City branches. Its assets passed $150 million in 1993, and by the end of 1996, it had assets of about $183 million, and with the branch acquisitions, UniBank's assets should be about $230 million at year-end 1997.

         Except for 1993 when UniBank made a large contribution to reserves, it has been a good, if not spectacular, earner. It earned $1 million for the first time in 1987, and by 1995, earnings were approaching $2 million. In 1996, it surpassed $2 million, and through the first six months of 1997, UniBank's annualized net income was about $2.3 million, which was 1.15% of average assets and 13.15% of average equity.

         Until 1995, though, earnings were not at a level that increased capital as a percent of assets, despite the moderate asset growth. Capital was 7.85% of assets in 1985, and at year-end 1994, it was 7.88%. The strong earnings in 1995 and 1996, however, pushed capital above 9% of assets, and absent the cash purchase of the National City branches, capital would be approaching 10% of assets by year-end 1997.

         UniBank's earnings have been constrained by narrow margins resulting from a low loan-to-assets relationship without an accompanying below average net overhead that would be expected from its asset mix. Its net interest income usually has been only marginally above 4% of average assets, and in the first quarter of 1997, it dipped to 3.88%. Net overhead, even after the virtual elimination of deposit insurance payments in 1996, has been in the vicinity of 2.25% to 2.30% of average assets.

         With its margin-expense relationship, UniBank would be hardpressed to produce earnings much in excess of 1% of average assets if it made a normal contribution to reserves. Its contribution in 1996 was .02% of average assets, and it made no contribution in the first half of 1997.

                       UniBank's Income and Expense Change
                       -----------------------------------

                                                  Percent of Average Assets
                        ----------------------------------------------------------------------------
                        Net Int.        Net Oper.         Net Oper.        Contr. to           Net
                        Income          Expense*           Income           Reserves          Income
                        ------          --------           ------           --------          ------
1997
   2nd Qtr.              4.05%            2.31%             1.74%               -              1.19%
   1st Qtr.              3.88             2.27              1.61                -              1.09

1996                     4.00%            2.28%             1.72%             .02%             1.16%
1995                     4.41             2.49              1.92              .14              1.16
1994                     4.09             2.51              1.58              .15              1.05
1993                     4.16             3.44               .72              .72               .19**
1992                     4.32             2.94              1.38              .16              1.02
1991                     4.15             2.67              1.48              .26               .74
1990                     4.04             2.66              1.38              .27               .66

   *  Operating expense less noninterest income.
  **  Includes securities gains equal to .24% of average assets.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         When viewed in the context of eight comparable banks, UniBank had a 44 basis point advantage in its cost of funds in 1997's first quarter, which, when combined with net overhead that was only seven basis points higher than the comparable banks, created a favorable variance of 37 basis points in total expense. This cost advantage, however, was lost in a 79 basis point negative variance in interest income that was less than 7% of average assets. The end result was net operating income of 1.65% of average assets that was 42 basis points below the comparable banks.

         The Bank had a similar interest expense advantage and interest income disadvantage vis-a-vis Ohio's big banks in the first quarter, and it compounded the negative variance in net operating income with a net overhead that was 70 basis points higher. This resulted in UniBank's net operating income being almost a full percentage point lower than the large banks.

                          Income and Expense Comparison
                       Twelve Months Ending March 31, 1997
                       -----------------------------------

                                                        Percent of Average Assets
                           ---------------------------------------------------------------------------
                           Interest          Net Oper.            Total        Interest      Net Oper.
                            Expense           Expense            Expense        Income        Income
                            -------           -------            -------        ------        ------

UniBank*                     3.03%             2.31%              5.34%          6.99%         1.65%

Comparable Banks**           3.47%             2.24%              5.71%          7.78%         2.07%
Large Banks***               3.50              1.61               5.12           7.76          2.64

Citizens                     3.88%             2.16%              6.04%          8.91%         2.87%

  *   Twelve months ending June 30, 1997.
 ** Andover Bancorp, Belmont Savings Bank, CSB Bancorp, FNB Financial, Killbuck Bancshares, Mechanics Financial, National Bancshares and United Bancorp in this and subsequent tables.
*** Banc One, Fifth Third Bancorp, Huntington Bankshares Incorporated, KeyCorp, National City and Star Banc Corporation in this and subsequent tables.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         Citizens also is included in the comparisons, and it had interest expense that was much higher than UniBank and comparative bank averages and net operating expense that was only slightly less than UniBank and its comparable banks. It, though, had better net operating income than even the large banks because of interest income as a percent of average assets that was 192 basis points higher than UniBank and 123 and 125 basis points, respectively, above the comparable and large banks.

         The reasons for the income and expense variances between UniBank, the comparable and large banks and Citizens can be seen in some of the key margin determinants. They reflect some very different banking patterns.

         UniBank's low yields are partially a result of having only 52% of its assets committed to loans as of March 31, 1997. The comparable banks are 60% loaned-out and the large banks 71%. The Bank's average yield on loans in the first quarter of 1997 was similar to the big banks, but it was 47 basis points less than the comparable banks.

                     Selected Margin Determinant Comparisons
            March 31, 1997 or Twelve Months Ending on March 31, 1997
            --------------------------------------------------------

                               Percent of Assets                  Yield or Rate Paid
                            -------------------------          ------------------------
                            Total            Trans.                          Int.-Bearing
                            Loans           Deposits*          Loans           Deposits
                            -----           ---------          -----           --------

UniBank                       52%              55%             8.94%             3.68%

Comparable Banks              60%              43%             9.41%             4.23%
Large Banks                   71               42              8.98              4.27

Citizens                      60%              38%            10.50%             4.51%

*Includes regular savings.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         On the deposit side, UniBank had an advantage over the comparable and large banks with transaction deposits and regular savings equalling 55% of its assets. The comparable banks had these deposits equal to 43% of assets and the large banks 42%. This contributed to UniBank's low average rate paid on interest-bearing deposits of 3.68% of average assets, which was 55 basis points less than the comparable banks and 59 less than the big banks.

         When the loans and deposits are segregated into their major categories, these differences are accentuated. On both sides of the balance sheet, though, the difference between UniBank and the others is primarily in a single loan or deposit type.

         On the loan side, UniBank is roughly equivalent with the comparable and large bank averages in assets committed to home mortgages, commercial and industrial loans and consumer loans. Loans secured by commercial real estate, though, were only 1% of assets as of March 31, 1997 compared to 11% and 12%, respectively, for the comparable and large banks. This was the primary difference in the total amount of assets committed to loans between UniBank and the others, and since they are normally higher yielding loans than most other types, their lack created a negative variance in loan yield.

                                          Loan and Deposit Mix Comparison
                                                   March 31, 1997
                                          -------------------------------

                                                    Percent of Assets
                             ----------------------------------------------------------------
                                                          Loans
                             ----------------------------------------------------------------
                             Res.           Comm.                         Con-
                             Mtge.           R.e.           Comm.         Sumer         Total
                             -----           ----           -----         -----         -----

UniBank                       19%             1%            15%            17%           52%

Comparable Banks              25%            11%            14%            10%           60%
Large Banks                   13             12             30             17            71

Citizens                      26%            12%            17%             5%           60%

                                                        Deposits
                             ----------------------------------------------------------------
                                             Other         Cons.          Jumbo
                            Demand          Trans.*         Cds            Cds         Total
                            ------          -------         ---            ---         -----

UniBank                        8%            47%            29%             5%           89%

Comparable Banks               8%            35%            33%             7%           84%
Large Banks                   13             29             23              5            70

Citizens                       6%            32%            27%             6%           71%

*Includes regular savings.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         On the deposit side, UniBank's major difference from others is a greater commitment to interest-bearing checking accounts and regular savings. It had 47% of its assets supported by this type of deposit compared to 35% for the comparable banks and 29% for the large banks as of March 31, 1997. This meant less bought money and a lower cost of funds.

         Citizens is generally similar to the comparable banks in loan and deposit mix. Its major difference is fewer transaction deposits and greater dependence on borrowed funds.

         UniBank's asset quality is now exemplary after having struggled in the mid-nineties. On June 30, 1997, .17% of its assets were not performing. This was low even by Ohio standards as the percent of assets not performing was .37% and
 .63%, respectively, for the comparable and large banks. As recently as 1994, though, UniBank had nonperforming assets ("NPAs") in excess of 2% of total assets.

                                       Capital and Asset Quality Comparison
                                                  March 31, 1997*
                                       ------------------------------------

                                                  Percent Of Assets                                   NPAs/
                                   ---------------------------------------
                                   Tangible                                         Reserves/        Primary
                                    Capital           Reserves         NPAs           Npls           Capital
                                    -------           --------         ----           ----           -------
   UniBank
   -------
    1997**                           7.05%             .41%            .17%             247%             2%
    1996***                          9.17              .57             .93              347             10
    1995                             8.94              .55            1.12              387             12
    1994                             7.88             1.25            2.07               61             23
    1993                             8.38             1.17            1.43               82             15
    1992                             8.84              .58             .14              417             15
    1991                             8.08              .46             .23              250              3
    1990                             8.30              .53             .44              135              5

Comparable Banks                    10.16%             .82%            .37%             658%             3%
Large Banks                          6.80             1.16             .63              213              8

Citizens                             8.82%            1.13%            .35%             406%             4%

    *  Unless otherwise stated.
   **  June 30, 1997.
  ***  December 31st in this and preceding years.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         Even with such good asset quality UniBank is marginally reserved. As of June 30, 1997, reserves were .41% of assets and .79% of loans. They also were 247% of nonperforming loans ("NPL"), and are not a cause for real concern, but UniBank cannot continue to bolster earnings by foregoing contribution to reserves.

         Until recently, the level of reserves also was mitigated by a highly-capitalized position. As of December 31, 1996, the Bank's capital was 9.17% of assets and headed toward excess. This was ample protection from a safety and soundness perspective that could justify a below-average reserve position, but with the addition of the National City branches, tangible capital fell to 7.05% of assets as of June 30, 1997. This was still adequate capitalization, but it was not capital that would justify marginal reserves.

         What do all of these numbers mean? They depict a solid, but slightly underperforming, small-town Midwest bank. It has never reached the earnings level of similar Midwest banks despite a very good deposit base, and in the most recent years, UniBank's net income has looked a little better than it really was because of minimal, if any, contributions to reserves. The problems are too few loans and an above-average net overhead. Also complicating future earnings gains is that increasing loans as a percent of assets would require large increases to reserves and put upward pressure on overhead.

         From an acquisition perspective, though, these problems are not likely to be major concerns. A buyer will view the cheap deposits as a big plus and is likely to assume that it can improve the loan relationship, and hence margins, without increasing overhead. The biggest buyer negative would be the need to bring reserves to a level consistent with its own.


                               ACQUISITION PRICING
                               -------------------

         The "fair" sale value of UniBank, or any banking organization, is usually determined by the marketplace through the prices being paid for similar banks or bank holding companies. Since no two banks are exactly the same, though, there are always comparability problems. Valuations also can be complicated by either a sudden change in economic or market conditions or by limited acquisition activity.

         The sharp decline in stock prices in late 1987 and deterioration of asset quality in the early nineties are examples of events that radically changed bank acquisition pricing. In each case, the stock prices of large acquirers were adversely impacted, and their ability to pay up to the sellers' expectations was constrained.

         Another method of valuation, and an important form of measurement when there are few applicable comparisons, is to calculate the value based on discounted future earnings or dividends. This best indicates what a buyer can afford when paying cash rather than exchanging a stock that has a value well in excess of book, but it is a benchmark for stock transactions as well. Like all statistical projections, though, discounting future earnings or dividends is only as accurate as the assumptions used, and they can result in prices significantly different than the realities of the marketplace.

Regional Bank Pricing
---------------------

         Bank acquisition pricing in Ohio and neighboring states has been very cyclical and has followed the market relative to the pricing of bank stocks. When bank stocks traded at high multiples of earnings and book, then the prices paid for banks also were high.

         Thus, when bank stocks were at record levels in 1987, acquisition prices peaked in UniBank's extended region - Kentucky, Maryland, Ohio, West Virginia and Pennsylvania - with a median price of 252% of book and 15.9 times earnings for banks with assets in excess of $100 million. When bank stocks went out of favor after 1987, acquisition pricing drifted down to median offers of 154% of book and 12 times earnings by 1991.


                                            UniBank's Extended Region*
                                         Bank Merger Activity and Pricing
                                         --------------------------------

                                                                                  Median Price
                                                                   ------------------------------------------
                                                   Deal              Times                   Percent Of
                                 Number            Value           Earnings           Book             Assets
                                 ------            -----           --------           ----             ------
                                                (In mill.)

1997**                              7              $1,922            22.6X              297%            27.7%
1996                               11               1,610            20.0               201             20.2
1995                               11               5,573            18.0               199             16.2
1994                               12                 908            17.0               213             18.8
1993                               20               8,432            17.2               196             17.1
1992                               13               1,725            15.0               178             14.2
1991                               12               2,177            12.0               154             11.6
1990                                6                 187            13.9               147             11.7
1989***                            11               2,188            13.2               204             18.3
1988                                7                 226            15.4               200             13.5
1987                               12               2,576            15.9               252             17.5
1986                               12               1,398            14.9               199             17.1
1985                               13               1,419            14.3               163              9.9
1984                               15                 477             9.1               146             10.7
1983                               15                 560            13.3               146             10.4

    *  Acquiree assets over $100 million in Kentucky, Maryland, Ohio, Pennsylvania and West Virginia.
   **  Through September 11, 1997.
  ***  Excludes Kentucky prior to 1990.

Source: SNL Securities L.P., Charlottesville, Virginia and Danielson Associates' compilations.

         Since that low point, bank acquisition prices have moved up steadily, and the median went above 190% of book and 17 times earnings in 1993. Pricing was fairly steady relative to book from 1993 through 1996, but the multiples of earnings paid climbed, albeit erratically, to 20 times earnings in 1996. In 1997, pricing continued to rise with the median value being almost 23 times earnings and 297% of book.

         The median price times earnings of bank sales nationwide for acquirees with assets between $100 million and $5 billion in 1997, except California, which has its own dynamics because of its late emergence from the recession, has increased in every month. The increases between late spring and July were particularly large relative to both earnings and book.


                                      Summary Of 1997 Mid-sized Bank Pricing*

                                                                 Median Price
                                                 ------------------------------------------
                                                                         As a Percent of
                                 No.  of           Times             ----------------------             Stock
                                  Deals          Earnings            Book            Assets             Pe**
                                  -----          --------            ----            ------             ----

August                              9              20.7X            268%              20.6%              16.6X
July                                7              21.9             265               21.5               17.0
June                                7              21.0             247               24.3               16.2
May                                 7              17.8             222               21.9               15.2
April                               1              15.8             175               15.3               14.6
March                               6              15.7             217               18.7               14.8
February                           10              14.8             222               19.6               15.3
January                             3              14.0             226               19.9               14.6

    *  Acquiree assets between $100 million and $5 billion nationwide excluding California.
   **  National median for bank stock prices.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         After modest gains from January through April when the median price times earnings was below 1996 levels, the median price rose to 17.8 times earnings in May, in June it was 21 times earnings, and by July, it was 21.9 times earnings. Corresponding percentages of book in those three months were 222%, 247% and 265%. In August, the median prices paid for a bank of this size were 20.7 times earnings and 268% of book.

         Changes in acquisition pricing usually reflect the stock prices of the acquirers, and this relationship can be seen in 1997. From January through April, the median bank stock price as a multiple of earnings was generally between 14 and 15 times earnings. In May, the national median bank stock was selling at 15.2 times earnings. In June, it was 16.2 times earnings, and by July, the median had reached 17 times earnings before dipping slightly in August.

         The most applicable recent transactions to the sale value of UniBank were Fulton Financial Corporation ("Fulton") buying Keystone Heritage Group, Inc. ("Keystone Heritage"); Area Bancshares Corporation's ("Area") purchase of Cardinal Bancshares, Inc. ("Cardinal") in 1997; and a 1996 West Virginia transaction, Horizon Bancorp, Inc. ("Horizon") buying Twentieth Bancorp, Inc. ("Twentieth"). Two of these acquirees received more than 20 times earnings, and Keystone Heritage was paid over 300% of book. Not every bank gets that high a price, though, as Cardinal was paid only 16.9 times earnings and 188% of book.

                                        Most Applicable Recent Transactions

                                                                              Price
                                                          ------------------------------------------
                                                                                    Percent of
                                          Offer             Times             ----------------------
                                          Price           Earnings            Book            Assets
                                          -----           --------            ----            ------
                                       (In mill.)

Fulton-Keystone Heritage                   $212             20.8X              319%            33.1%
Area-Cardinal                               105             16.9               188             16.6
Horizon-Twentieth*                           78             22.6               247             24.7

*1996 transaction.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         These and other deals would suggest the present sale value of quality banks of UniBank's size is at least 20 to 22 times earnings and 230% to 270% of book. Applying the mid-points to UniBank results in an unadjusted sale value of $45.7 million, or $610 per share, based on earnings and $44.4 million, or $593 per share, using book value.

                                        Recent Pricing Applied to UniBank*

                                                            Price
                                        -------------------------------------------
                                                                   Percent of
                                         Times              -----------------------
                                        Earnings            Book             Assets
                                        --------            ----             ------

                  High                   22X                270%                25%
                  Mid-Point               21                250                 23
                  Low                     20                230                 21

                                                     Applied to UniBank*
                                        -------------------------------------------
                                                        (in millions)

                  High                   $47.9              $48.0              $56.5
                    - Per share          638.88             640.04             753.76

                  Mid-Point              $45.7              $44.4              $52.0
                    - Per share          609.84             592.63             693.45

                  Low $43.6              $40.9              $46.7
                    - Per share          580.80             545.22             622.09

*     June 30, 1997 or twelve months ending June 30, 1997.
**    Net income of $2,178,000 and assumes 75,000 shares outstanding.

         It is earnings, though, and not book that will determine the price. Thus, the most meaningful comparison for UniBank is the $45.7 million, or $610 per share, which is 257% of book.

Investment Valuation
--------------------

         Since acquisitions based on comparable sale prices include a number of variables such as the acquirer's stock price, capital of the acquiree, asset quality and the condition of the equity markets, they may not reflect the true long-term value to the acquirer. Thus, sale valuations also should consider the value based on the expected return on the investment absent the benefit of a stock with a high multiple. Two of the most widely used methods for doing this are discounted future earnings and dividends.

         In applying discounted future earnings to UniBank, several variables were used relative to growth, earnings and acceptable returns on investments. Annual asset growth was calculated at 6%; the return on average assets at 1.20%, 1.10% and 1.00%; and the discount rates utilized were 11%, 13% and 15%.

         The discount rate is an approximate equivalent to the return desired on the initial investment. In other words, a discount rate of 13% is about a 13% return on the initial investment.

         UniBank has had modest growth recently, and earnings have been in the vicinity of 1.15% of average assets range. A 6% asset growth should be sustainable, but the need to make more normal contributions to reserve could push earnings in the next couple of years into the 1% to 1.10% range unless there are significant positive changes elsewhere.


                                             UniBank's Value Based on
                                            Discounted Future Earnings
                                            --------------------------

                                                                     Value
                                                    --------------------------------------
                                                                Discount Rate*
                                                    --------------------------------------
                                                    11%               13%              15%
                                                    ---               ---              ---
                                                                 (In millions)
           6% Asset Growth
           ---------------
             Return on Average Assets
             ------------------------
                  1.20                            $43.1              $35.0            $29.2
                  1.10                             39.5               32.1             26.7
                  1.00                             34.9               28.4             23.6

*The rate of return of a cash investment calculated over a 30 year period.

         Using a 6% rate of asset growth and a 1.10% return on average assets, which approximates expectations with a normal contribution to reserves, the investment value at a discount rate of 13% is $32.1 million. At an 11% discount rate, the investment value would be $39.5 million. These values translate into 187% and 230% of book, respectively. In our analysis, we have determined these are the appropriate discount rates in this environment for large bank acquisitions. This projection, however, determines value based on a stand-alone basis and has not factored in the cost savings of a merger.

         Similar in approach to discounted future earnings is discounted dividend analysis, which discounts dividends to shareholders based on the theoretical approach that it is cash put into the hands of shareholders that really counts. This approach assumes that all excess earnings are returned to the shareholders as dividends for a set period of time and then the shares are sold at market value.

                            UniBank's Discounted Dividend Value Including Cost Savings
                            ----------------------------------------------------------

                                                                     Value
                                                    --------------------------------------
                                                                Discount Rate*
                                                    --------------------------------------
                                                    11%               13%              15%
                                                    ---               ---              ---
                                                                 (In millions)
                  Terminal Value
                  --------------
                     12 times earnings            $41.3             $38.2            $35.4
                     14 times earnings             46.2              42.7             39.6

                                                                   Per Share
                                                    --------------------------------------
                  Terminal Value
                  --------------
                     12 times earnings           $550.06           $509.05          $472.00
                     14 times earnings            616.57            569.88           527.73

* Assumes 6% stand alone annual growth rate and 1.00% ROA with equity in excess of 7.00% of assets dividended out, 15% cost savings phased in over two years and 7% operating expense growth.

         The key difference between this approach and discounted future earnings is that retained earnings are not valued until the termination of the models forecast, which means investments that do not produce sufficient returns as measured by the discount rate are penalized even further than by discounted future earnings.

         Using the discounted dividend analysis and assuming a 6% stand alone growth rate, which is the recent history of UniBank, equity in excess of 7% of assets dividended out annually, a smaller 1% return on average assets to adjust for the lower capitalization, a 7% operating expense growth with a 15% cost savings phased in over a two year period, 12 times earnings terminal value at the end of five years and a 13% discount rate produced a sale value for UniBank of $38.2 million. At an 11% discount rate and 14 times earnings terminal value, UniBank's value is approximately $46.2 million.

Summary
-------

         Recent acquisition pricing suggests the "fair" value for normal banks in Ohio is at least 20 to 22 times earnings, which is higher than the value produced by investment calculations. How this translates into book value is determined by the return on equity of the acquired institutions, but the most recent offers have been above 250% of book.


                            MARKET VALUE ADJUSTMENTS
                            ------------------------

         To determine the "fair" sale value of UniBank, it is necessary to consider how it differs from other banks and bank holding companies that were sold recently, and then make adjustments based on the differences, if any. Some areas that should be considered are profitability, capital, growth, size, market, asset mix, asset quality, deposit mix and management. Also, if there are any unique circumstances, they also should be considered.

Profitability
-------------

         Earnings are the primary determinant of sale value and have been used to determine UniBank's "fair" value, but relationships based on earnings also have to consider their sustainability. Assuming UniBank can get some improvement in either loans as a percent of assets or net overhead to offset it again making more normal contributions to reserves, which should be doable, it is likely that the present level of earnings as a percent of assets could be maintained. Since net income was used to determine UniBank's "fair" sale value and is a fair representation of future earning power, no change in value is needed based on profitability.

Capitalization
--------------

         UniBank is adequately-capitalized, even after the branch acquisitions, and is not being close to "excess," as is the case with so many small and mid-size banks, which is a plus. Normal capital, though, does not effect an earnings-derived value, and, as a result, no adjustment is merited based on capital.

Growth Momentum
---------------

         In recent years, UniBank's assets have been growing at about 5% to 6% per annum, which is good, but not spectacular, and this growth reflects the markets being served. This modest growth is typical of small Midwest banks, in general, and, as a result, the growth on its own is not a cause for a value adjustment.

Size
----

         The comparable bank acquisitions take into account UniBank's size. As a result, size is not a reason for a value adjustment.

Market
------

         The market served, which is primarily Jefferson County, is a low growth area, but it also offers minimal asset quality risk. This, however, is the case with most markets in the east central part of the country and is not a cause for a downward value adjustment.

Asset Mix And Quality
---------------------

         UniBank is underloaned for a bank its size, but it has good asset quality. The lower than normal loan-to-asset ratio, though, is a major determinant of profitability and is included in a profit-derived price. The asset quality, albeit excellent, also is no longer a major differentiating factor between banks. Thus, there is no reason for value adjustments relative to asset quality or mix.

Deposit Mix
-----------

         UniBank's strong point is its deposit mix, but deposits also are a major ingredient in profitability and, as such, are already impacting a value that is earnings-driven. As a result, deposits do not merit a value adjustment.

Management
----------

         Since UniBank is a fair performer, and has been so for a long time, its management is adequate. Management, though, would not be a major concern to a buyer as large as Citizens, and, thus, management does not merit a value adjustment on its own.

Unique Considerations
---------------------

         UniBank is a fairly typical small-town Midwest bank, and it has no unique characteristics.

Conclusion
----------

         When the various components of UniBank's sale value are considered, it is generally similar to other banks of its size. If there is a difference, it is in earnings, and earnings are reflected in valuation. Thus, there is no cause for adjusting the "fair" value of UniBank relative to a normal profit-driven value.


                                    CITIZENS
                                    --------

The Offer
---------

         Citizens has offered to acquire UniBank by exchanging 13.25 shares of Citizens common stock for each share of UniBank's common stock outstanding. This offer had a monetary value of $52.7 million as of September 12, 1997.

Description Of Acquirer
-----------------------

         Citizens is a multi-bank holding company headquartered in Salineville, Ohio. It has two bank subsidiaries, The Citizens Banking Company ("Citizens Banking"), which includes all of its Ohio banking offices, and First National Bank of Chester ("First Chester") in West Virginia. Its other subsidiaries are Freedom Financial Insurance Company and Freedom Express, Inc.

         The primary banking affiliate is Citizens Banking, which has 27 of its 28 banking offices, and it began operating in 1902. It is regulated by the Ohio State Bank Department, and its deposits are insured by the FDIC.

         Citizens moved into West Virginia on January 1, 1990 by acquiring First Chester in an exchange of stock valued at $2.7 million. This was about 139% of First Chester's book value.

         In its largest acquisition to date, Citizens in September 1990 acquired from the Resolution Trust Company ("RTC") certain assets and assumed certain deposits and liabilities of the failed Midland

Buckeye Federal Savings and Loan ("Midland Buckeye") of Alliance, Ohio. The deposits acquired were about $145 million. Citizens subsequently sold two of the Midland Buckeye branches with combined deposits of $16 million.

         In October 1990, Citizens consummated a second transaction with the RTC whereby it purchased certain assets and assumed the deposits of a branch of Union Federal Savings Bank ("Union Federal"). At the time of acquisition, the branch had deposits of $20 million. It was located in Leetonia, Ohio.

                                         Citizens' Recent Merger History*
                                         --------------------------------

                                                                                              Price
                                                                                    --------------------------
                                                                 Offer                Times            Percent
                                  Year*          Assets          Price              Earnings           of Book
                                  -----          ------          -----              --------           -------
                                                      (In millions)                        (In millions)
Citizens
--------
    Navarre Deposit              1996              $76            $16                   21.9X            220%
    Western Reserve              1995               63             11                   16.1             232
    Unity                        1994               71              5                     -              107
    Firestone Bank               1993               72              7                     -              169
    Midland-Buckeye S&L          1990              151                             RTC Purchase

  *   Whole banks and thrifts.
 **   Year announced.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         In 1994, Citizens acquired two small banks. The first was the Firestone Bank ("Firestone") in Lisbon, Ohio that merged with Citizens in an exchange of stock valued at $6.9 million, which was 169% of book. The second was Unity Bancorp ("Unity") and its affiliate, New Waterford Bank ("New Waterford"), of New Waterford, Ohio that was acquired in an exchange of stock valued at $5 million, which was 107% of book. Each was merged into Citizens Banking.

         In 1996, Citizens acquired Western Reserve Bank ("Western Reserve") of Lowellville, Ohio and the Navarre Deposit Bank Company ("Navarre Deposit") of Navarre, Ohio. The Western Reserve acquisition was an exchange of stock valued at $10.8 million, or 222% of book. The Navarre Deposit acquisition was accomplished through an exchange of stock valued at $15.6 million, or 221% of book.

         On June 10, 1997, Citizens announced the purchase of three Belmont County, Ohio branches of F.N.B. Corp. ("F.N.B."). These branches had deposits of about $66 million at the time of the announcement.

         The branches acquired as well as those of Firestone, New Waterford, Western Reserve and Navarre Deposit are being operated as offices of Citizens. First Chester has operated independently because of the interstate banking regulations, but this will change in the future.

Market
------

         Citizens' principal subsidiary, Citizens Banking, is headquartered in Salineville, Ohio, which is in Columbiana County, but it is also very close to the Jefferson County line. More than 50% of Citizens' deposits are in these two counties. The large deposit share in Columbiana County is due in part to the purchase of failed thrift deposits.


                                        Citizens' Market Position by County
                                        -----------------------------------

                                                                 Market Share
                                                            ----------------------
                                        Deposits            1996              1988             Rank*
                                        --------            ----              ----             -----
                                       (In mill.)
                  Ohio
                  ----
                    Columbiana             $277             25.5%             13.4%             1st
                    Stark                   139              3.4               -                6th
                    Jefferson               128             14.0              15.2              4th
                    Mahoning                 88              2.7               -                9th
                    Belmont                  70              7.2               -                6th
                    Carroll                  33             33.0              20.6              1st

                  West Virginia
                  -------------
                    Hancock                 $21              3.3%              3.5%             5th

* Among banks only.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         Citizens is a marginal factor in Stark and Mahoning counties, two large counties to the north. It does not have branches in these counties' major business centers, Canton and Youngstown.

         In Carroll County, Citizens has a single branch located in the largest city, Carrollton, that holds 30% of the county deposits. Carroll, however, is a small, rural county with a limited deposit base.

         It recently entered Belmont County via the branch purchases from F.N.B. The $70 million in deposits these branches held in mid-1996 represented about a 7.2% share.

         First Chester has a single branch in Hancock County. This ranks it fourth in size, but it is still a marginal factor with less than 4% of the county's deposits.

         The overall market has been economically stagnant for years, and two counties from which Citizens derives over 50% of its business have the lowest per household incomes in the immediate region. Of the six Ohio and one West Virginia counties in which Citizens is present, only Carroll gained population during the eighties. Columbiana, Stark and Jefferson counties had population declines of .5%, .3% and 1.3% per annum, respectively.

Financial Performance
---------------------

         Citizens has been an exceptional financial performer. In less than ten years, it has increased assets more than four-fold to a little over $1 billion, and it has had a return on average equity in excess of 16% in each of those years. Only in 1991 did its return on average assets fall below 1.22% of average assets, and then it was still a respectable 1.00%; and in that year, it was absorbing a major thrift acquisition.

         Its performance in the last three years has been particularly impressive. Through 1995, 1996 and the first half of 1997, Citizens had average returns on average assets and equity of 1.64% and 18.46%, respectively. In the first six months of 1997, the return on average assets was 1.72% and the return on average equity was 18.40%.


                                          Citizens' Financial Performance
                                          -------------------------------

                                                                        Percent of Assets              Return
                                Tangible            Net               Net           Tangible           on Avg.
               Assets            Capital          Income            Income           Capital           Equity
               ------            -------          ------            ------           -------           ------
                              (In millions)

1997*           $1,046           $93.4            $16.9              1.72%            8.94%            18.40%
1996               945            88.2             14.7              1.64             9.32             17.65
1995               814            71.5             11.9              1.61             8.78             19.30
1994               728            54.1              9.1              1.27             7.44             16.95
1993               572            39.8              7.4              1.39             6.98             19.44
1992               512            31.6              6.0              1.23             6.20             18.84
1991               464            25.9              4.6              1.00             5.62             16.87
1990               461            20.7              4.2              1.22             4.54             17.63
1989               265            20.1              3.9              1.48             7.71             19.94
1988               244            18.1              3.6              1.48             7.44             21.12

*June 30, 1997 or first six months annualized.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         Citizens' rapid growth and the Midland-Buckeye cash purchase had kept the strong earnings from creating excess capitalization. After buying Midland-Buckeye from the RTC, its capital was reduced below 5% of assets, and even though growing rapidly as a percent of assets after that, capital did not go above 7% of assets until 1994. By the end of 1995, though, capital was nearing 9% of assets, and it went above 9% in 1996. Capital fell somewhat in the first half of 1997 as Citizens leveraged its asset base, but tangible capital was still almost 9% of assets.

         Citizens' good earnings were historically a product of wide margins that were primarily yield-driven. Net interest income has been above 4.50% of average assets since 1990, and had increased every year after 1990 until it reached 5.00% in 1995. In 1996, it dipped slightly to 4.87% of average assets, but this still was a very wide margin.

                                        Citizens' Income and Expense Change
                                        -----------------------------------

                                                  Percent of Average Assets
                       ----------------------------------------------------------------------------
                       Net Int.         Net Oper.         Net Oper.         Contr. to           Net
                        Income           Expense           Income           Reserves          Income
                        ------           -------           ------           --------          ------

1997*                    4.32%**          1.59%**           2.73%            .17%              1.72%
1996                     4.87             2.03              2.84             .18               1.73
1995                     5.00             2.35              2.65             .26               1.61
1994                     4.93             2.53              2.40             .34               1.37
1993                     4.68             2.19              2.49             .53               1.39
1992                     4.78             2.44              2.34             .62               1.23
1991                     4.52             2.54              1.98             .58                .99
1990                     4.50             2.42              2.08             .47               1.21

*  Six months annualized.
** Assets leveraged by an approximate $80 million increase in securities and borrowed funds.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         These margins were enough to cover net operating expense that was generally in the 2.40% to 2.60% of average assets range in the early nineties and still produce good earnings. It was when net overhead, helped by the industry-wide reduction in deposit insurance costs, fell to 2.35% of average assets in 1995 and then 2.03% in 1996 that its return on average assets was able to climb to very high levels.

         Citizens' leveraging in 1997 was reflected in sharp declines in both net interest income and net operating expense. In the first half of the year, net operating expense fell to 4.32% of average assets, or 55 basis points below 1996. Meanwhile net overhead declined to 1.59% of average assets, which was 44 basis points below 1996. The net result, though, was virtually no change in net income as a percent of average assets.

Stock Performance
-----------------

         Citizens' strong financial performance has been reflected in a stock price that as of September 12, 1997 was trading at a price of $53 per share. This was a very high 20.1 times earnings and 330% of book.

                                            Citizens' Stock Performance
                                            ---------------------------

                                                                             Price
                                        Per Share                  ------------------------
                Stock           -------------------------           Times            Percent           Dividend
                Price           Earnings          Capital          Earnings          of Book            Yield
                -----           --------          -------          --------          -------            -----

1997*          $53.00           $2.92             $16.06             20.1X             330%             2.00%
1996**          33.25            2.49              15.21             13.4              219              2.55
1995            29.50            2.13              13.58             13.8              217              1.79
1994            24.00            1.78              11.19             13.5              214              1.20
1993            20.67            1.55              10.29             13.3              201                .74
1992            11.92            1.34               7.87              8.9              151              1.20
1991             8.33            1.01               6.69              8.2              125              1.56
1990             8.41             .93               5.81              9.0              145              1.35

*    September 12, 1997.
**   December 31st in this and preceding years.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         Since 1990, the pricing of Citizens stock has gone through three distinct phases. From 1990 to 1992, it was an unlisted stock that was selling between 8 and 9 times earnings and usually below 150% of book. During this period, the price rose from a little over $8 per share to almost $12. Then from 1993 through 1996, with the stock listed on a national exchange, its price was usually in the 13 to 14 times earnings and 200% to 220% of book range. During this period the stock rose from that almost $12 per share at the end of 1992 to a little over $33 at the end of 1996. The third period is 1997 with the $53 price and very high multiples of earnings and book.

         Citizens has had low dividend yields during the nineties as it concentrated on growth and rewarding shareholders through tangible capital per share and stock price appreciation. Prior to 1996, the dividend yield was less than 2% even though the stock price was quite low during some of these years. In 1996, the dividend was increased substantially, and the yield based on the year-end stock price was 2.55%. The almost 60% increase in the stock price since then has lowered the yield to about 2%.

                Financial Performance and Stock Price Comparison
                ------------------------------------------------

         To determine the "fair" value of the Citizens common stock to be exchanged for the common stock of UniBank, Citizens has been compared to eleven publicly-traded bank holding companies ("comparable banks" or the "comparative group"). These comparable banks have assets in the $500 million to $3 billion range and have no extraordinary characteristics.

                   Summary and Description of Comparable Banks
                   -------------------------------------------

                                         Assets*                 Headquarters
                                         -------                 ------------
                                       (In mill.)

Citizens                                  $1,736              Salineville, Ohio

Comparable Banks**
------------------
    BancFirst                             $1,099              Zanesville, Ohio
    City Holding                           1,148              Charleston, W.Va.
    CoBancorp                                654              Elyria, Ohio
    First Financial                        2,394              Hamilton, Ohio
    Horizon                                  955              Beckley, W.Va.
    Matewan                                  639              Matewan, W.Va.
    Mid Am                                 2,192              Bowling Green, Ohio
    Park National                          2,266              Newark, Ohio
    Second                                   904              Warren, Ohio
    United                                 2,373              Parkersburg, W.Va.
    WesBanco                               1,686              Wheeling, W.Va.

*    June 30, 1997.
**   Publicly-traded with assets between $500 million and $3 billion in Ohio and West Virginia.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         The comparable banks are all in Ohio and West Virginia. The Ohio members of the comparative group include BancFirst Ohio Corp. ("BancFirst"); CoBancorp, Inc. ("CoBancorp"); First Financial Bancorp ("First Financial"); Mid Am Inc. ("Mid Am"); Park National Corporation ("Park National"); and Second Bancorp, Incorporated ("Second"). From West Virginia comes City Holding Company ("City Holding"), Horizon Bancorp, Inc. ("Horizon"), Matewan Bancshares, Inc. ("Matewan"), United Bankshares, Inc. ("United") and WesBanco, Inc. ("WesBanco").

                                           Income and Expense Comparison
                                June 30, 1997 or Twelve Months Ending June 30, 1997
                                ---------------------------------------------------

                                                     Percent Of Assets*
                                 ---------------------------------------------------------             Return
                                   Net           Net Oper.         Tangible                            On Avg.
                                 Income           Income            Capital           NPAs             Equity
                                 ------           ------            -------           ----             ------

Citizens                         1.70%             2.73%             8.94%            .41%              18.18%

COMPARABLE BANKS
    BancFirst                     .96%             1.53%             6.18%            .35%              12.90%
    City Holding                 1.00              1.74              7.18             .58               13.83
    CoBancorp                    1.15              1.14              7.77             .40               13.36
    First Financial              1.68              2.64             11.08             .35               14.56
    Horizon                      1.33              2.36             11.65             .80               11.53
    Matewan                      1.06              2.07              8.65            1.03               10.10
    Mid Am                       1.16              1.99              7.56             .61               13.37
    Park National                1.73              2.90              8.84             .19               18.77
    Second                       1.04              1.83              7.67            1.02               13.10
    United                       1.84              2.70             10.69             .59               16.48
    WesBanco                     1.31              2.07             13.16             .99                9.69
                                 ----              ----             -----            ----               -----
      Average                    1.33%             2.09%             9.13%            .63%              13.43%
      Median                     1.18              2.07              8.65             .59               13.36

*Or average assets.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         When Citizens' financial performance is compared with these banks as of June 30, 1997, or the twelve months ending that date, it is superior in every criteria, and in most cases, far superior. Its returns on average assets and equity of 1.70% and 18.18%, respectively, are more than one-third higher than the comparative group medians, and only one of the comparable banks, Park National, had a higher return on equity. These high returns were solidly-based with net operating income at 2.73% of average assets, which was substantially higher than comparable bank median of 2.07%.

         The only area in which Citizens was not far superior to the comparative group median was tangible capital as a percent of assets. With capital at 8.94% of assets in mid-1997, it was marginally higher and trending toward excess capitalization, but with an 18.18% return on equity, its capital is being well utilized.

         Asset quality also was a strong point for Citizens. With only .41% of its assets not performing, it was significantly below the comparable bank median of .59%.

         Citizens' strong financial performance is reflected in its stock price. As of September 12, 1997, its stock was trading at 20.1 times earnings and 330% of book. These were both above the comparative group medians, although the multiple of earnings, which normally is the primary determinant of value, was only slightly higher.

         When a bank has a high return on equity, a modest favorable variance in the multiple of earnings will result in a large advantage in the price as a percent of book. In Citizens' case, a 20.1 earnings multiple translated into a price of 330% of book. This was substantially higher than the 244% comparative group median.

         Citizens does not pay as much of its earnings out in dividends as these other banks - i.e., a 37% payout ratio compared to a 47% median - and this is reflected in a lower dividend yield. Its dividend as of September 12, 1997 was 2.00% compared to a 2.57% comparative group median. A lower dividend yield, though, often reflects a higher growth situation, which is true of Citizens. When its dividend is added to its annual increase in tangible capital per share, it has delivered a gain of more than 18% annually to its shareholders since 1990.

                                            Stock Performance Comparison
                                                 September 12, 1997
                                            ----------------------------

                                                   Price
                                           -----------------------
                           Stock             Times         Percent       Dividend         Payout
                           Price           Earnings*       Of Book         Yield          Ratio**   Liquidity***
                           -----           ---------       -------         -----          -------   ------------

Citizens                  $53.00             20.1X           330%          2.00%            37%       .58%

Comparable Banks
----------------
     BancFirst            $37.00             18.8X           183%          2.81%            52%       .24%
     City Holding          43.25             22.6            300           1.71             36        .11
     CoBancorp             28.50             13.6            173           2.50             32        .52
     First Financial       46.25             20.7            296           2.57             48        .28
     Horizon               33.75             25.0            281           2.16             49        .17
     Matewan               24.50             17.9            186           1.96             35        .09
     Mid Am                18.50             16.1            259           3.11             50        .45
     Park National         76.13             19.7            340           2.03             41        .14
     Second                22.75             17.9            212           2.14             36        .16
     United                43.31             15.9            244           3.09             47        .67
     WesBanco              28.00             20.4            186           2.77             55        .30
                           -----             ----            ---           ----             --        ---
        Average             -                19.0X           242%          2.45%            44%       .27%
        Median              -                18.8            244           2.57             47        .24

  *  Adjusted for nonrecurring income and expense.
 **  Twelve months ending June 30, 1997.
***  Average weekly shares traded in the last three months as a percent of total shares outstanding.

Source:  SNL Securities L.P., Charlottesville, Virginia.

         Its stock also has a relatively high degree of liquidity. The average shares traded weekly over the last three months was .58% of total shares outstanding. Only one of the comparable banks, United, did better, and the comparative group median was .24%.

         From an overall perspective, Citizens' financial performance merits a premium over the comparable bank median stock price, and the only "pull" in the other direction is a low dividend, which is to be expected considering the rapid rate of growth. How much of a premium it deserves, though, is a moot point relative to the "fairness" of its stock price since it is trading within the normal range of the comparative group, albeit on the high end. Thus, Citizens' stock is "fairly" priced.

Dilution Impact
---------------

         Since Citizens is paying a higher multiple of earnings for UniBank than the stock being exchanged is selling at relative to its own earnings, it will be absorbing some earnings dilution as part of this acquisition. It is almost always a plus for a seller to get the highest price, but there is a point at which a high price can have such a negative impact relative to earnings per share ("EPS") dilution for the buyer that the stock the seller receives could be devalued.


                                        Pro Forma Dilution Analysis Summary
                                        -----------------------------------

                                 Shares          Earnings             EPS           Dilution           Percent
                                 ------          --------             ---           --------           -------
                                                (In thous.)

Citizens                           5,898*           $15,535           $2.63                 -               -
UniBank                              994              2,178               -                 -               -
                                    ----            -------            ----              ----          ------
   Total                           6,892            $17,713           $2.57             $ .06            2.4%


                                 Shares          Earnings             CPS           Dilution           Percent
                                 ------          --------             ---           --------           -------
                                                (In thous.)

Citizens                           5,898*           $93,363          $15.83                 -               -
UniBank                              994             15,940               -                 -               -
                                    ----            -------            ----                --           -----
   Total                           6,892           $109,303          $15.86            $(.03)           (.2)%

*Average fully diluted shares for year ended June 30, 1997.

         The EPS dilution in this case is not large, and should not negatively impact Citizens' stock price. Based on data for the twelve months ending June 30, 1997, Citizens' earnings per share will decline by $.06, or 2.4% as a result of acquiring UniBank. This is below the 5% to 6% that is often considered the upper limit for a substantial acquisition, and UniBank is a substantial acquisition. This dilution also should be recoverable through cost savings within a year making the acquisition accretive to Citizens' EPS in 1999.

         The dilution in Citizens' capital per share ("CPS") is accretive. Based on June 30, 1997 capital, the CPS accretion was $.03, or .2%.


                                    VALUATION
                                    ---------

         There are numerous methodologies for determining the "fair" sale value of a bank or bank holding company. These include a) the "sale" prices of similar institutions, b) return on investment calculations with specific growth and earnings assumptions, c) premiums over a "fair" stock price and d) the liquidation value.

         The recent sale prices of similar institutions is the most commonly used methodology when there are sufficient comparisons as it, in effect, lets the market determine the "fair" sale value. This approach normally assumes an exchange of stock, and when acquirer stock prices are high, the reported sale prices may exceed "fair" investment value calculations.

         Using the "sale" prices of other banks is the preferred method in this instance. It is dictated by the current acquisition environment, which has been dominated by transactions involving an exchange of stock.

         The best measurement tool is earnings if they are normal or can be normalized, and they are the primary determinant of "fair" sale value. Since UniBank's earnings have been consistent in recent years, earnings clearly are the best determinant of its "fair" sale value. Book and asset value are only used as a value determinant when earnings are not meaningful. Values quoted as a percent of book are the result of the book relationship to earnings.

         In determining the "fair" sale value of UniBank, the key factor is the acquisition prices in 1997 for banks in its region with assets in excess of $100 million. There were seven such acquisitions, with a median price of 22.6 times earnings and 297% of book.

         Also playing a major role in determining the "fair" value are the three most applicable acquisitions. One of them, Horizon buying Twentieth was in 1996, but was in a similar Ohio Valley market and was priced at 22.6 times earnings and 247% of book. The other two, Fulton acquiring Keystone Heritage and Area buying Cardinal, were outside of the Ohio Valley, but were in 1997 and within UniBank's extended region. These mergers reflect the most recent acquisition dynamics and were priced at 16.9 and 20.8 times earnings.

                                               Valuation Of UniBank
                                               --------------------

                                                                          Median Price
                                                          ------------------------------------------
                                                                                   As Percent of
                                                            Times             ----------------------
                                                          Earnings            Book            Assets
                                                          --------            ----            ------
Mid-Size Banks-1997*
     UniBank's Extended Region                              22.6X              297%            27.7%

Most Applicable
     Fulton-Keystone Heritage                               20.8X              319%            33.9%
     Area-Cardinal                                          16.9               188             16.6
     Horizon-Twentieth Bancorp                              22.6               247             24.7

Discounted Future Earnings
     13% Discount Rate                                      14.7X              187%            14.2%

Discounted Dividends
     13% Discount Rate                                      17.5X              215%            16.9%

                                                                    Application to UniBank**
                                                                    ------------------------
                                                            21.0X             250%              23%
                                                            -----             ----              ---
                                                                          (In millions)

Dollar Value                                               $45.7               $44.4          $52.0
Per Share***                                               609.84              592.63         693.45

      *   Assets between $100 million and $5 billion.
     ** Based on June 30, 1997 or trailing four quarters, book value of $17,779,000, assets of $226,127,000 and net income of $2,178,000.
    ***   75,000 shares outstanding.

         Using investment calculations, discounted future earnings and dividends, to determine UniBank's sale value, we feel the proper discount rate is 13%, which creates values ranging from 14.7 to 17.5 times earnings. This translated into 187% to 215% of book.

         Based on the comparable transactions primarily, but also the investment calculations, the "fair" sale value for UniBank, absent adjustments, is 20 to 22 times earnings, or $43.6 to $47.9 million. This is $581 to $639 per share and equates to 245% to 269% of book. The mid-point is a $45.7 million or $610 per share.

         The offer by Citizens of $52.7 million, or $703 per share, is a) well above the unadjusted "fair" value, b) should result in accretion to Citizens' earnings as early as 1999, and c) the Citizens' stock to be exchanged is "fairly" valued. Thus, the Citizens offer is "fair" from a financial point of view to UniBank and its shareholders.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section;

                  (b) If the quorum described in division (E)(4)(a) of this
         section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c) By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Section 33 of the Regulations of Citizens Bancshares, Inc. states as follows:

         Section 33. INDEMNIFICATION. The Corporation shall indemnify any director or officer and any former director or officer of the Corporation and any such director or officer who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

         In addition, Bancshares has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Bancshares' Regulations are further changed. Pursuant to the agreements, indemnitees receive the highest available of the following: (i) the benefits provided by Bancshares' Regulations as of the date of the agreement; (ii) the benefits provided by Bancshares' Regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Bancshares exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Bancshares; (vi) the benefits which would have been available to the indemnitee under a Bancshares insurance policy which was in effect prior to and expired on May 8, 1986; or
(vii) such other benefits are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Bancshares.

               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are being filed as part of this Registration
Statement:

Exhibit No.       Exhibit
-----------       -------

(2)               Affiliation Agreement, dated September 12, 1997, by and among Citizens Bancshares,
                  Inc., The Citizens Banking Company and UniBank, together with Form of Agreement of
                  Merger (included as APPENDIX A to the Prospectus).

(3)               Articles of Incorporation and By-Laws

                  (3.1)    Registrant's Fourth Amended Articles of Incorporation (incorporated by reference in Exhibit 3(1) to the Form 10-K of Registrant for the year ended December 31, 1996.)

                  (3.2)    Registrant's Code of Regulations, as amended (incorporated by reference in
                           Exhibit 3(2) to the Form S-4 Registration Statement No. 0-18209 of
                           Registrant).

(5)               Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality.

(10)              Material Contracts (Exhibits 10(1)-(14) of Registrant's
                  Quarterly Report on Form 10-Q for the Quarter Ended September
                  30, 1997 are incorporated herein by reference).

(13)              Annual Report to Security Holders, Form 10-Q or Quarterly Report to Security Holders.

                  (13.1)   Registrant's Annual Report to Shareholders for the Fiscal Year Ended
                           December 31, 1996 (incorporated by reference in Exhibit 13 to Registrant's
                           Form 10-K for the Fiscal Year ended December 31, 1996).

                  (13.2)   Registrant's Form 10-Q for the Quarter Ended March 31, 1997 filed with the
                           Commission on May 15, 1997.

                  (13.3)   Registrant's Form 10-Q for the Quarter Ended June 30, 1997 filed with the
                           Commission on July 24, 1997.

                  (13.4)   Registrant's Form 10-Q for the Quarter Ended September 30, 1997 filed with the Commission on October 27, 1997.

(21)              Subsidiaries of the Registrant.

(23)              Consents of Experts and Counsel

                  (23.1)   Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit (5.1)).

                  (23.2)   Consent of Danielson Associates Inc.

                  (23.3)   Consent of Independent Public Accountants.

                  (23.4)   Consent of Independent Public Accountants.

                  (23.5)   Consent of Independent Auditors.

(27)              Financial Data Schedule (EDGAR filing).

(99)              Additional Exhibits

                  (99.1)   Form of Proxy

                  (99.2) Letter of Transmittal to accompany Certificates for UniBank Shares.

                  (99.3) Fairness opinion dated September 12, 1997 delivered by Danielson Associates, Inc. (included as Appendix C to the Prospectus).


                              ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

         The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the 1933 Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salineville, Ohio on December 22, 1997.

                                            CITIZENS BANCSHARES, INC.



                                            By: /s/ Marty E. Adams
                                                -------------------------------------------------
                                            Marty E. Adams,
                                            President and Chief Executive Officer


         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Marty E. Adams                                                     December 22, 1997
-----------------------------------------------------                  ---------------------------------
Marty E. Adams, President,                                             Date
Chief Executive Officer and
Director



/s/ William L. White                                                   December 22, 1997
-----------------------------------------------------                  ---------------------------------
William L. White, III                                                  Date
Chief Financial Officer and
Principal Accounting Officer



/s/ James C. Mcbane                                                    December 22, 1997
-----------------------------------------------------                  ---------------------------------
James C. McBane, Director                                              Date



/s/ Fred H. Johnson, III                                               December 22, 1997
-----------------------------------------------------                  ---------------------------------
Fred H. Johnson, III, Director                                         Date



/s/ Keith D. Burgett                                                   December 22, 1997
-----------------------------------------------------                  ---------------------------------
Keith D. Burgett, Director                                             Date



/s/ Willard L. Davis                                                   December 22, 1997
-----------------------------------------------------                  ---------------------------------
Willard L. Davis, Director                                             Date

/s/ Fred H. Johnson                                                    December 22, 1997
-----------------------------------------------------                  ---------------------------------
Fred H. Johnson,                                                       Date
Director



/s/ Kenneth E. Mcconnell                                               December 22, 1997
-----------------------------------------------------                  ---------------------------------
Kenneth E. McConnell,                                                  Date
Director



/s/ Glenn F. Thorne                                                    December 22, 1997
-----------------------------------------------------                  ---------------------------------
Glenn F. Thorne,                                                       Date
Director



/s/ Gerard P. Mastroianni                                              December 22, 1997
-----------------------------------------------------                  ---------------------------------
Gerard P. Mastroianni,                                                 Date
Director



/s/ Lee A. Smith                                                       December 22, 1997
-----------------------------------------------------                  ---------------------------------
Lee A. Smith, Director                                                 Date
of The Citizens Banking Company



/s/ Jonathan A. Levy                                                   December 22, 1997
-----------------------------------------------------                  ---------------------------------
Jonathan A. Levy, Director                                             Date
of The Citizens Banking Company



/s/ Elden L. Surbey                                                    December 22, 1997
-----------------------------------------------------                  ---------------------------------
Elden L. Surbey, Director                                              Date
of The Citizens Banking Company


                                  EXHIBIT INDEX

Exhibit No.       Exhibit
-----------       -------

(2)               Affiliation Agreement, dated September 12, 1997, by and among Citizens Bancshares,
                  Inc., The Citizens Banking Company and UniBank, together with Form of Agreement of
                  Merger (included as Appendix A to the Prospectus).

(3)               Articles of Incorporation and By-Laws

                  (3.1)    Registrant's Fourth Amended Articles of Incorporation (incorporated by reference in Exhibit 3(1) to the Form 10-K of Registrant for the year ended December 31, 1996.)

                  (3.2)    Registrant's Code of Regulations, as amended (incorporated by reference in
                           Exhibit 3(2) to the Form S-4 Registration Statement No. 0-18209 of
                           Registrant).

(5)               Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality.

(10)              Material Contracts (Exhibits 10(1)-(14) of Registrant's Quarterly Report on Form
                  10-Q for the Quarter Ended September 30, 1997 are incorporated herein by reference).

(13)              Annual Report to Security Holders, Form 10-Q or Quarterly Report to Security Holders.

                  (13.1)   Registrant's Annual Report to Shareholders for the Fiscal Year Ended
                           December 31, 1996 (incorporated by reference in Exhibit 13 to Registrant's
                           Form 10-K for the Fiscal Year ended December 31, 1996).

                  (13.2)   Registrant's Form 10-Q for the Quarter Ended March 31, 1997 filed with the
                           Commission on May 15, 1997.

                  (13.3)   Registrant's Form 10-Q for the Quarter Ended June 30, 1997 filed with the
                           Commission on July 24, 1997.

                  (13.4)   Registrant's Form 10-Q for the Quarter Ended September 30, 1997 filed with the Commission on October 27, 1997.

(21)              Subsidiaries of the Registrant.

(23)              Consents of Experts and Counsel

                  (23.1)   Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit (5.1)).

                  (23.2)   Consent of Danielson Associates Inc.

                  (23.3)   Consent of Independent Public Accountants.

                  (23.4)   Consent of Independent Public Accountants.

                  (23.5)   Consent of Independent Auditors.

(27)              Financial Data Schedule (Exhibit 27 of Registrant's Quarterly
                  Report in Form 10-Q for the Quarter Ended September 30, 1997 is incorporated herein by reference).

(99)              Additional Exhibits

                  (99.1)   Form of Proxy

                  (99.2)   Letter of Transmittal to accompany Certificates for UniBank Shares.

                  (99.3)   Fairness opinion dated September 12, 1997 delivered by Danielson
                           Associates, Inc. (included as Appendix C to the Prospectus).

                                       E-1